                                                                    EXHIBIT 10.6

                               CREDIT AGREEMENT

                                     among

                                 SURFIN LTD.,

                        certain DESIGNATED SUBSIDIARIES

                                      and

                            THE BANKS NAMED HEREIN

            BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION,
                             as Syndication Agent

            DEUTSCHE BANK AG, NEW YORK AND CAYMAN ISLANDS BRANCHES,
                            as Documentation Agent

                           THE CHASE MANHATTAN BANK

                      THE FIRST NATIONAL BANK OF CHICAGO

                   MORGAN GUARANTY TRUST COMPANY OF NEW YORK

                                      and

                     WESTDEUTSCHE LANDESBANK GIROZENTRALE,
                     NEW YORK AND CAYMAN ISLANDS BRANCHES,

                           as Senior Managing Agents

                                      and

                              CITICORP USA, INC.
                            as Administrative Agent

                           Dated as of June  3, 1999

                                  Arranged By

                           SALOMON SMITH BARNEY INC.

                               TABLE OF CONTENTS
                               -----------------

                                                                              Page
                                                                              ----
SECTION 1..................................................................     1
DEFINITIONS................................................................     1
1.1   Definitions..........................................................     1
SECTION 2..................................................................    11
THE CREDIT.................................................................    11
2.1   The Commitments......................................................    11
2.2   Loans made to the Borrower and the Designated Subsidiaries...........    12
2.3   Requests for Reference Rate and Eurodollar Loans.....................    12
2.4   Guaranty.............................................................    12
2.5   Interest and Principal on Reference Rate Loans.......................    12
2.6   Interest and Principal on Eurodollar Loans...........................    13
2.7   Loan Accounts........................................................    13
2.8   Conversion of Loans Between Eurodollar Loans and Reference Rate
      Loans and Conversion of Interest Periods of Eurodollar Loans.........    13
2.9   Disbursements and Payments...........................................    14
2.10  Facility Fee.........................................................    15
2.11  Issuance of Letters of Credit and Banks' Purchase of
      Participations in Participated Letters of Credit.....................    16
2.12  Letter of Credit Fees................................................    19
2.13  Drawings and Reimbursement of Amounts Paid Under Letters of Credit...    20
2.14  Obligations Absolute.................................................    23
2.15  Indemnification; Nature of Issuing Banks' Duties.....................    24
2.16  Increased Costs and Taxes Relating to Letters of Credit..............    26
2.17  Survival of Certain Provisions Relating to Letters of Credit.........    27
SECTION 3..................................................................    27
PAYMENT OF COSTS AND REDUCTION.............................................    27
3.1   Indemnification Upon Failure to Pay Eurodollar Loan..................    27
3.2   Increased Costs......................................................    27
3.3   Taxes................................................................    29
3.4   Prepayment...........................................................    29
3.5   Pro Rata Reduction of Commitments by Borrower........................    29

3.6   Reduction of One Bank's Commitment by Borrower.......................    30
3.7   Notice of Reductions.................................................    30
3.8   Designation of Replacement Bank......................................    30
3.9   Effect of Reduction of Commitment....................................    30
3.10  Accrued Fees.........................................................    31
3.11  Survival.............................................................    31
SECTION 4..................................................................    31
CHANGE IN CIRCUMSTANCES AFFECTING LOANS....................................    31
4.1   Inability to Determine Eurodollar Rate...............................    31
4.2   Illegality...........................................................    31
SECTION 5..................................................................    32
CONDITIONS PRECEDENT.......................................................    32
5.1   Initial Conditions Precedent.........................................    32
5.2   Conditions Precedent to Loans........................................    34
5.3   Conditions to Letter of Credit.......................................    35
SECTION 6..................................................................    35
REPRESENTATIONS AND WARRANTIES.............................................    35
6.1   Authority of Borrower................................................    35
6.2   Binding Obligations..................................................    36
6.3   Incorporation of Subsidiaries........................................    36
6.4   No Contravention.....................................................    36
6.5   Notices..............................................................    36
6.6   Financial Statements.................................................    36
6.7   ERISA................................................................    36
6.8   Use of Proceeds; Margin Regulations; Investment Act..................    36
6.9   Taxes................................................................    37
6.10  Insurance............................................................    37
6.11  Liens................................................................    37
6.12  Absence of Litigation; Litigation Description........................    37
6.13  Authorizations and Approvals.........................................    37
6.14  Taxes................................................................    37
6.15  Enforcement..........................................................    38
6.16  Authority of Designated Subsidiaries.................................    38

6.17  Year 2000 Compliance................................................    38
SECTION 7.................................................................    39
AFFIRMATIVE COVENANTS OF BORROWER.........................................    39
7.1   Use of Proceeds of Loans............................................    39
7.2   Management of Business..............................................    39
7.3   Notice of Certain Events............................................    39
7.4   Records.............................................................    39
7.5   Information Furnished...............................................    40
7.6   Execution of Other Documents........................................    40
7.7   Administrative Agent's and Arranger's Fees..........................    40
7.8   Compliance with Law.................................................    40
7.9   Maintenance of Properties, Etc......................................    41
SECTION 8.................................................................    41
NEGATIVE COVENANTS OF BORROWER............................................    41
8.1   Liens...............................................................    41
8.2   Mergers, Liquidations and Sales of Assets...........................    42
8.3   Compliance with Margin Regulations..................................    43
8.4   Compliance with Law, etc............................................    43
8.5   Change in Business..................................................    43
8.6   Ownership of Designated Subsidiaries................................    43
8.7   ERISA...............................................................    43
SECTION 9.................................................................    43
EVENTS OF DEFAULT.........................................................    43
9.1   Events of Default...................................................    43
9.2   Recovery of Amounts Due.............................................    47
9.3   Rights Cumulative....................................................   47
9.4   Letters of Credit and Accepted Time Drafts..........................    47
SECTION 10................................................................    48
THE BANKS.................................................................    48
10.1  Administration of Loan..............................................    48
10.2  Representations By Banks............................................    48
SECTION 11................................................................    49
MISCELLANEOUS PROVISIONS..................................................    49

 11.1  Amendments and Waivers.............................................    49
 11.2  Notices............................................................    49
 11.3  Waiver.............................................................    50
 11.4  New York Law.......................................................    50
 11.5  Headings...........................................................    50
 11.6  Accounting Terms...................................................    50
 11.7  Counterparts.......................................................    50
 11.8  Written Disclosure.................................................    50
 11.9  Singular; Plural...................................................    50
11.10  Illegality.........................................................    50
11.11  Assignments and Participations.....................................    51
11.12  Obligations Several................................................    54
11.13  Fees and Expenses..................................................    54
11.14  Indemnity..........................................................    54
11.15  Confidentiality....................................................    55
11.16  Right of Set-off...................................................    55
11.17  Judgment...........................................................    55
11.18  No Immunity........................................................    56
11.19  Proceedings, Etc...................................................    56
11.20  Jury Trial Waiver..................................................    56


SCHEDULES

1    Banks and Commitments

EXHIBITS

A    Form of Loan Request
B    Relations Among the Banks and Administrative Agent
C    Addresses and Lending Offices of Banks
D    Form of Hughes Guaranty
E    Form of Guaranty of Darlene
F-1  Form of Opinion of Bahamas Counsel to Borrower
F-2  Form of Opinion of Netherlands Counsel for White Holding
G    Form of Opinion of New York Counsel to Borrower
H-1  Form of Opinion of Assistant General Counsel to Hughes
H-2  Form of Opinion of Counsel to Other Guarantor

I    Form of Opinion of Special Counsel to Administrative Agent
J    Form of Assignment and Acceptance
K    Form of L/C Request

                                CREDIT AGREEMENT

          THIS CREDIT AGREEMENT is entered into as of June 3, 1999, (this Credit Agreement as it may be amended, supplemented or modified from time to time being referred to herein as this "Agreement") among SurFin Ltd., an international business company organized and existing under the laws of the Bahamas ("Borrower"), the Designated Subsidiaries (as defined below), the Banks (as defined below), Bank of America National Trust and Savings Association, as syndication agent ("Syndication Agent"), Deutsche Bank, AG, New York and Cayman Islands Branches, as documentation agent ("Documentation Agent"), and The Chase Manhattan Bank, The First National Bank of Chicago, Morgan Guaranty Trust Company of New York and Westdeutsche Landesbank Girozentrale-New York and Cayman Islands Branches, as senior managing agents ("Senior Managing Agents"), and Citicorp USA, Inc., as administrative agent for Banks (in such capacity "Administrative Agent").

                                   SECTION 1
                                   ---------
                                  DEFINITIONS
                                  -----------

1.1  Definitions.
     -----------

          "Accepted Time Draft" means a draft presented under a Usance Letter of Credit which has been accepted by the Issuing Bank of such Usance Letter of Credit.

          "Adjusted Exposure" means, with respect to any Bank, as at any date of determination, the sum (without duplication) of (i) the aggregate principal amount of all outstanding Loans made by such Bank (other than Loans made for the purpose of reimbursing the applicable Issuing Bank for any amount drawn under any Participated Letter of Credit but not yet so applied) plus (ii) such Bank's
                                                          ----
share based on its Percentage of the maximum aggregate amount which is or at any time thereafter may become available for drawing under all Participated Letters of Credit then outstanding plus (iii) such Bank's share based on its Percentage
                           ----
of the aggregate amount of all payments in respect of drawing under Participated Letters of Credit honored by Issuing Banks and payments of Accepted Time Drafts and not theretofore reimbursed by the Obligors (including any such reimbursements out of the proceeds of Loans pursuant to Section 2.13(b)) plus
                                                                         ----
(iv) the maximum aggregate amount which is or at any time thereafter may become available for drawing under all Non-Participated Letters of Credit issued by such Bank or its Designated Issuer then outstanding plus (v) the aggregate
                                                    ----
amount of all payments in respect of drawings under all Non-Participated Letters of Credit honored by such Bank or its Designated Issuer and payments of Accepted Time Drafts created under such Non-Participated Letters of Credit issued by such Bank or its Designated Issuer and not theretofore reimbursed by the Obligors.

          "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by, or is under common control with, such Person.

          "Applicable Margin" shall mean with respect to any day in relation to any Eurodollar Loan, the percentages set forth below correlating to the Total Utilization of the Commitments and the Level applicable to Long-term Debt on such day:

                               Applicable Margin
                               (in basis points)
   Total Utilization of the Commitments as a Percentage of Total Commitment

                                                  Greater than or
                                                  equal to 35% but      Greater than or
                Level         Less than 35%        less than 65%          equal to 65%
             -----------    -----------------    ------------------   -----------------
               Level 1             27.50                 40.00                52.50
               Level 2             47.50                 60.00                72.50
               Level 3             57.50                 70.00                82.50
               Level 4             62.50                 75.00                87.50

          The Applicable Margin shall be adjusted daily to reflect changes in the Total Utilization of the Commitments and the Level applicable to Long-term Debt.

          The applicable Level shall be determined by the Administrative Agent on the basis of timely information furnished to it by Borrower, Hughes, Moody's or S&P with respect to the rating on Long-term Debt; any change in the Level shall be effective on the earlier of the date on which such rating change is publicly announced or on the date written confirmation of a change in the rating on Long-term Debt is sent to Borrower or Hughes, by Moody's or S&P.

          "Approved Bank Affiliate" means a Person that is a subsidiary of a Bank or of a Person of which a Bank is a subsidiary, and which is either engaged primarily in the business of lending or, if not so engaged, which has been approved by Borrower and Administrative Agent; provided that Borrower's approval
                                               --------
shall not be unreasonably withheld.

          "Arranger" means Salomon Smith Barney Inc.

          "Assignment and Acceptance" means an Assignment and Acceptance Agreement substantially in the form of Exhibit J.

          "Availability Period" means the period commencing on the Effective Date and ending on the Termination Date.

          "Bank" means each financial institution listed on the signature pages hereof, each Person which becomes a Bank pursuant to Section 3.8 or 11.11 and their respective successors, provided that for purposes of any determination made with respect to CUSA under Sections 3.1, 3.2, 3.3, or 4.2, "Bank" shall be deemed to include Citibank.

          "Borrowing Date" means a date on which funds are advanced to an Obligor by one or more Banks pursuant to a Loan Request.

          "Business Day" means a day other than a Saturday or Sunday on which banks are open for business in both Los Angeles, California and New York, New York.

          "Citibank" means Citibank, N.A.

          "Commercial Letter of Credit" means any letter of credit issued for the purpose of providing the primary payment mechanism, through the presentation of documentation such as drafts and bills of lading, in connection with the purchase of materials, goods or services by Borrower or any of its Subsidiaries in the ordinary course of business of Borrower or such Subsidiary.

          "Commitment" of each Bank means the dollar amount set forth opposite such Bank's name on Schedule 1 hereto as such amount may be reduced or changed pursuant to Sections 3.5, 3.6 and 11.11. "Total Commitment" means the aggregate amount of the Commitments.

          "CUSA" means Citicorp USA, Inc. in its capacity as a Bank.

          "Designated Issuer" means a financial institution which has been designated by a Bank as such Bank's "Designated Issuer" for purposes of issuing Letters of Credit and (i) in the case of a Bank which is a party to this Agreement on the Effective Date, which has executed this Agreement, and (ii) in each other case shall have executed this Agreement and shall have been consented to by Borrower, which consent shall not be unreasonably withheld.

          "Designated Subsidiary" means each of Dish Placement Services, Ltd., an international business company organized and existing under the laws of the Bahamas, and White Holding, each of which is a wholly-owned Subsidiary of Borrower, and "Designated Subsidiaries" means both of such entities collectively.

          "Dish Placement" means Dish Placement Services, Ltd., an international business company organized and existing under the laws of the Bahamas.

          "Dollars", "dollars" and "$" each mean lawful money of the United States.

          "Effective Date" means the date this Agreement shall have been executed and delivered by the parties hereto and the conditions precedent set forth in Section 5.1 shall have been satisfied.

          "Eligible Assignee" means (i) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (ii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; or (iii) any Person engaged in the business of lending.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as in effect from time to time.

          "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with Borrower or any Subsidiary of Borrower within the meaning of Section 414(b), 414(c) or 414(m) of Internal Revenue Code of 1986, as amended.

          "Eurodollar Banking Day" means a day on which banks are open for business in Los Angeles, California, New York, New York and the applicable offshore dollar interbank market and are dealing in U.S. Dollar deposits.

          "Eurodollar Loan" means a Loan at the rate of interest calculated pursuant to Section 2.6.

          "Eurodollar Rate" means for each Interest Period of a Eurodollar Loan the arithmetic mean of the rates of interest rounded to the nearest 1/100 of one percent as notified to the Administrative Agent by the Reference Banks at which U.S. Dollar deposits for such Interest Period and in an amount comparable to the Principal Amount of such Eurodollar Loan would be offered by such Reference Banks to major banks in the offshore dollar interbank market upon request of such banks at approximately 11:00 a.m. London time two (2) Eurodollar Banking Days prior to the first day of such Interest Period.

          "Event of Default" means any event specified in Section 9.1.

          "Existing Citibank Agreement" means the Credit Agreement dated as of September 18, 1996, as amended, among Borrower, the Designated Subsidiaries, the banks party thereto, and Citicorp USA, Inc. as agent for such banks.

          "Facility Fee" has the meaning assigned to such term in Section 2.10.

          "Federal Funds Rate" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, "H.15(519)") for such day opposite the caption "Federal Funds (Effective)." If on any relevant day such rate is not yet published in H.15(519), the rate for such day will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, the "Composite 3:30 p.m. Quotation") for such day under the caption "Federal Funds Effective Rate." If on any relevant day the appropriate rate for such previous day is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, the rate for such day will be the arithmetic mean of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by Administrative Agent.

          "Federal Reserve Board" means the Board of Governors of the Federal Reserve System, or any successor thereto.

          "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such other entity as may be in general use by significant segments of the U.S. accounting profession, which are applicable to the circumstances as of the date of determination.

          "GLA" means Galaxy Latin America LLC, a limited liability company organized in Delaware and domiciled in Costa Rica.

          "Good Faith" has the meaning assigned to such term in Section 1-201 of the New York Uniform Commercial Code.

          "Guarantor" means each of Hughes, Darlene Investments LLC and any "Successor Guarantor" (as defined in the Guaranties), and "Guarantors" means such entities collectively.

          "Guarantor Notice Agent" means GLA, as notice agent under the Guaranties (other than the Hughes Guaranty).

          "Guaranty" means any Guaranty in the form of Exhibit D or Exhibit E hereto, as the case may be, dated as of the date hereof, executed and delivered by a Guarantor, as it may be amended from time to time, and "Guaranties" means, collectively, all such Guaranties.

          "Hedging Obligations", as applied to any Person, means any and all indebtedness, liabilities and other monetary obligations of such Person under any interest rate swap, "cap", "collar" or other hedging agreements.

          "Hughes" means Hughes Electronics Corporation, a Delaware corporation.

          "Hughes Credit Agreement" means the Revolving Credit Agreement dated as of December 5, 1997, among Hughes Electronics Corporation, the banks named therein and Bank of America National Trust and Savings Association, as Administrative Agent, as amended from time to time; provided that if such
                                                    --------
Revolving Credit Agreement is terminated and replaced by another credit agreement or credit agreements, "Hughes Credit Agreement" shall mean such replacement credit agreement (or if there is more than one replacement credit agreement, the replacement credit agreement having the greatest aggregate lenders' commitments), as amended from time to time, and references herein to certain provisions of such Revolving Credit Agreement shall be deemed to refer to equivalent provisions, if any, in such replacement credit agreement; provided
                                                                        --------
further that if the Hughes Credit Agreement is terminated and is not replaced by
-------
another credit agreement or credit agreements (including, without limitation, in connection with the assumption of the Hughes Guaranty pursuant to Section 8(a) of the Hughes Guaranty by a Successor Guarantor), "Hughes Credit Agreement" shall mean the Hughes Credit Agreement as in effect immediately prior to such termination and such Successor Guarantor shall be deemed to be a "Borrower" thereunder.

          "Hughes Guaranty" means the Guaranty in the form of Exhibit D hereto, dated as of the date hereof, executed and delivered by Hughes as the Guarantor, as it may be amended from time to time.

          "Indebtedness", as applied to any Person, means (i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to capital leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money,
(iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA), which purchase price is (a) due more than six months from the date of incurrence of the obligations in respect thereof or (b) evidenced by a note or similar written instrument, (v) any direct or indirect liability, contingent or otherwise, of that Person (the "obligor") with respect to the obligor's reimbursement obligations to any other Person who has provided assurance to the obligee of obligor's primary obligation that such primary obligation will be paid or discharged, and (vi) all indebtedness described in clauses (i) through
(v) above secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person.

          "Interest Payment Date" means, with respect to each Eurodollar Loan, the last day of each Interest Period; provided, however, that if any Interest
                                      --------  -------
Period exceeds three (3) months, "Interest Payment Date" shall mean the day that is three months after the beginning of the relevant Interest Period, as well as the last day of the relevant Interest Period; and, with respect to each Reference Rate Loan, means the last day of each March, June, September and December, and the Termination Date. If any day specified herein is not a Business Day or, in the case of a Eurodollar Loan, a Eurodollar Banking Day, then the relevant Interest Payment Date shall be the next succeeding Business Day or Eurodollar Banking Day, as applicable, except as otherwise provided in the definition of Interest Period.

          "Interest Period" means with respect to each Eurodollar Loan, a period of one (1), two (2), three (3) or six (6) months as selected by the applicable Obligor by a Loan Request delivered to Administrative Agent in accordance with
Section 2.3, subject to the following:

          (a) The first Interest Period for each Loan shall commence on the date such Loan is disbursed and each succeeding Interest Period for such Loan shall commence on the last day of the preceding Interest Period for such Loan;

          (b) If the last day of an Interest Period falls on a day that is not a Eurodollar Banking Day, the Interest Period involved shall be extended to the next following Eurodollar Banking Day unless as a result thereof it would fall into the next calendar month, in which case the end of the Eurodollar Interest Period shall be the preceding Eurodollar Banking Day, and in either case the next succeeding Eurodollar Interest Period shall be measured from the last day of the Interest Period as so adjusted;

          (c) If an Interest Period for a Eurodollar Loan commences on the last Eurodollar Banking Day of a calendar month, it shall end on the last Eurodollar Banking Day of a calendar month;

          (d) No Interest Period shall end on a day later than the Termination Date; and

          (e) No more than ten (10) Interest Periods shall be outstanding at any one time.

          "Issuing Bank" means, with respect to any Letter of Credit, the Bank or Designated Issuer which agrees or is otherwise obligated to issue such Letter of Credit, determined as provided in Section 2.11(b)(ii).

          "L/C Request" means a notice substantially in the form of Exhibit K
                                                                    ---------
hereto delivered by an Obligor to Administrative Agent or the Issuing Bank, as the case may be, pursuant to Section 2.11(b)(i) with respect to the proposed issuance of a Letter of Credit.

          "Lending Office" means with respect to any Bank as the context shall require, the branch office of such Bank designated as the Lending Office of such Bank in Exhibit C attached hereto and incorporated herein by reference; or any other branch office or affiliate of such Bank hereafter selected and notified to Borrower and Administrative Agent from time to time by such Bank; provided that any Bank may from time to time by notice to Borrower and Administrative Agent designate separate Lending Offices for its Eurodollar Loans and/or its Reference Rate Loans; and in such case any reference to the Lending Office of such Bank shall be deemed to refer to any or all of such offices, branches or affiliates as the context may require.

          "Letter Agreement" means that letter agreement among Arranger, Administrative Agent and Borrower dated May 18, 1999 specifying Arranger's and Administrative Agent's compensation for services hereunder as such letter agreement may from time to time be amended, restated, reissued or otherwise modified.

          "Letter of Credit" or "Letters of Credit" means Participated Letters of Credit and Non-Participated Letters of Credit, in each case which are either Commercial Letters of Credit or Standby Letters of Credit.

          "Letter of Credit Collateral" has the meaning assigned to such term in
Section 9.4(b).

          "Letter of Credit Collateral Account" has the meaning assigned to such term in Section 9.4(a).

          "Letter of Credit Obligations" has the meaning assigned to such term in Section 9.4(a).

          "Letter of Credit Usage" means, as at any date of determination, the sum (without duplication) of (i) the maximum aggregate amount which is or at any time thereafter may become available for drawing under all Letters of Credit then outstanding plus (ii) the aggregate amount of all outstanding Accepted Time
                 ----
Drafts plus (iii) the aggregate amount of all payments in respect of drawings
       ----
under Letters of Credit honored by Issuing Banks and payments of Accepted Time Drafts and not theretofore reimbursed by the Obligors (including any such reimbursement out of the proceeds of Loans pursuant to Section 2.13(b)).

          "Level" means Level 1, Level 2, Level 3 or Level 4, as applicable.

          "Level 1" shall mean that Long-term Debt carries one or both of the following ratings:

          "A-" or higher by S& P
          "A3" or higher by Moody's

          "Level 2" shall mean that the criteria of Level 1 are not satisfied and Long-term Debt carries one or both of the following ratings:

          "BBB+" or higher by S&P
          "Baa1" or higher by Moody's

          "Level 3" shall mean that the criteria of neither Level 1 nor Level 2 are satisfied and Long-term Debt carries one or both of the following ratings:

          "BBB" or higher by S&P
          "Baa2" or higher by Moody's

          "Level 4" shall mean that none of the criteria of Level 1, Level 2 or Level 3 are satisfied.

          "Lien" means any trust deed, mortgage, pledge, hypothecation, assignment, security interest, lien, charge or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the lien of an attachment, judgment or execution, or any conditional sale or other title retention agreement, any capitalized lease, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction, but excluding financing statements filed to give notice of leases in the ordinary course of business).

          "Loan" or "Loans" means the loans described in Section 2, any of which may be at any time Reference Rate Loans or Eurodollar Loans.

          "Loan Documents" means this Agreement, the Notes, the Letters of Credit (and any applications for, or reimbursement agreements or other documents or certificates executed by the Obligors in favor of an Issuing Bank relating to, the Letters of Credit), the Accepted Time Drafts, the Guaranties and all other agreements and documents executed in connection therewith.

          "Loan Request" means a notice given by an Obligor pursuant to Section
2.3 hereof.

          "LOC" means a company organized and operating in Mexico, the Caribbean or a country located in Central America or South America which operates a direct-to-home satellite television system in such country, and "LOC's" means all such operating companies, collectively.

          "Long-term Debt" shall mean senior, unsecured, non-credit-enhanced public long-term debt securities of Hughes or any Successor Guarantor.

          "Majority Banks" means, upon the occurrence and during the continuance of an Event of Default pursuant to subsection 9.1(a), those Banks whose aggregate Adjusted Exposure constitutes at least sixty percent (60%) of the Total Utilization of Commitments at such time; otherwise, those Banks whose Commitments constitute at least sixty percent (60%) of the Total Commitment as such Total Commitment may be adjusted from time to time pursuant to the terms of this Agreement.

          "Material Change" means any adverse change which could reasonably be expected to materially impair the Obligors' ability to timely and fully perform their obligations under this Agreement or the ability of Hughes or Successor Guarantor to timely and fully perform its obligations under the Hughes Guaranty.

          "Moody's" means Moody's Investors Service, Inc.

          "Non-Participated Letter of Credit" has the meaning assigned to such term in subsection 2.11(a).

          "Note" means any promissory note delivered pursuant to Section 2.7 (collectively, the "Notes").

          "Obligor" means the Borrower and each of the Designated Subsidiaries.

          "Participated Letter of Credit" has the meaning assigned to such term in subsection 2.11(a).

          "Percentage" means, with respect to each Bank, the percentage under the heading "Percentage" set forth opposite such Bank's name on Schedule 1 hereto, as such Percentage may be adjusted in accordance with the provisions of
Section 3.6 or 11.11.

          "Person" means any individual, firm, company, corporation, joint venture, joint-stock company, limited liability company, trust, unincorporated organization, governmental or state entity, or any association or partnership (whether or not having separate legal personality) of two or more of the foregoing.

          "Plan" means any employee benefit pension plan which is subject to the provisions of Title IV of ERISA and which is maintained for employees of Borrower or any ERISA Affiliate.

          "Principal Amount" means, when used with reference to any Loan, the amount requested in the Loan Request relating thereto and made available to an Obligor by the Banks hereunder.

          "Principal Repayment Date" means, with respect to each Reference Rate Loan, the Termination Date, and with respect to each Eurodollar Loan, the last day of the Interest Period for such Loan.

          "Reference Banks" means Citibank, Bank of America National Trust and Savings Association and Deutsche Bank AG New York and/or Cayman Islands Branches.

          "Reference Rate" means, for any period, a fluctuating interest rate per annum as shall be in effect from time to time which rate per annum shall at all times be equal to the highest of:

          (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank's base rate (which is a rate set by Citibank based upon various factors including Citibank's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate);

          (b)  the sum of (A) 1/2 of one percent per annum, plus (B) the rate
                                                            ----
          obtained by dividing (x) the latest three-week moving average of
                      --------
          secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks (such three-week moving average being determined weekly by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank, in either case adjusted to the nearest 1/4 of one percent or, if there is no nearest 1/4 of one percent, to the next higher 1/4 of one percent), by
                                                                              --
          (y) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement (including, but not limited to, any marginal reserve requirements for Citibank in respect of liabilities consisting of or including (among other liabilities) three-month nonpersonal time deposits of at least $100,000), plus (C) the average during such
                                          ----
          three-week period of the daily net annual assessment rates estimated by Citibank for determining the current annual assessment payable by Citibank to the Federal Deposit Insurance Corporation for insuring three-month deposits in the United States; or

          (c)  1/2 of one percent per annum above the Federal Funds Rate.

          "Reference Rate Loan" means a Loan at a rate of interest calculated pursuant to Section 2.5.

          "Register" is defined in Section 11.11(c).

          "Reimbursement Date" has the meaning assigned to that term in Section 2.13(b).

          "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc.

          "Standby Letter of Credit" means any letter of credit other than a Commercial Letter of Credit issued for the purpose of supporting performance, payment, deposit or surety obligations of GLA, any LOC, Borrower or any of its Subsidiaries.

          "Subsidiaries" (individually a "Subsidiary") means those corporations or entities of which Borrower owns more than fifty percent (50%) of the voting securities. If Borrower (i) acquires similar ownership of or control over any other corporation or entity, such corporation or entity shall thereupon be deemed a Subsidiary for all purposes hereof, or (ii) subject to the terms hereof, permits its ownership to fall to fifty percent (50%) or below of outstanding voting shares or otherwise disposes of control of any Subsidiary, such Subsidiary shall thereupon cease to be a Subsidiary for all purposes hereof.

          "Successor Guarantor" has the meaning assigned to such term in Section 8(a) of the Hughes Guaranty.

          "Tax" and "Taxes" mean (i) all taxes, levies, imposts, duties, fees or other charges of whatsoever nature however imposed by any country or any subdivision or authority of or in that country in any way connected with this Agreement or any instrument or agreement required hereunder, and all interest, penalties or similar liabilities with respect thereto, except such taxes as are imposed on or measured by any Bank's net income or capital and franchise taxes, by the country or any subdivision or authority of or in that country in which such Bank's principal office or actual Lending Office is located and (ii) any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement.

          "Termination Date" means June 3, 2002 or if such day is not a Business Day, the next preceding Business Day.

          "Total Utilization of Commitments" means, as at any date of determination, the sum of (i) the aggregate principal amount of all outstanding Loans (other than Loans made for the purpose of reimbursing the applicable Issuing Bank for any amount drawn under any Letter of Credit but not yet so applied) plus (ii) the Letter of Credit Usage, plus (iii) the aggregate
         ----                                  ----
principal amount of all outstanding loans to any Obligor under any overdraft facility provided by Citibank to the Obligors.

          "Unmatured Event of Default" means an event or condition which with the passage of time or the giving of notice, or both, would become an Event of Default.

          "Usance Letter of Credit" means a Commercial Letter of Credit pursuant to which a time draft, payable by its terms not more than 90 days from the date thereof, is to be presented to the Issuing Bank for acceptance by such Issuing Bank.

          "White Holding" means White Holding B.V., a limited liability company organized and existing under the laws of The Netherlands.

                                   SECTION 2
                                   ---------
                                  THE CREDIT
                                  ----------

          2.1  The Commitments.  (a) From time to time, during the Availability
               ---------------
Period, each Bank severally agrees to make Loans to each of the Obligors in U.S. Dollars in the aggregate principal amount for all Loans to all Obligors not to exceed the amount of such Bank's

Commitment; provided, however, that Loans shall not be made to White Holding
            --------  -------
after June 3, 2000.

          (b) Each Bank shall make available to the Obligors Reference Rate Loans and Eurodollar Loans up to the amount of such Bank's Commitment; provided,
                                                                       --------
however, that Loans shall not be made to White Holding after June 3, 2000.  In
-------
no event shall the Total Utilization of Commitments at any time exceed the Total Commitment then in effect.

          2.2  Loans made to the Borrower and the Designated Subsidiaries.  Each
               ----------------------------------------------------------
Loan made to a Borrower or Designated Subsidiary shall be a Reference Rate Loan or a Eurodollar Loan and shall be in U.S. Dollars. Other than Loans made pursuant to Section 2.13(b) for the purpose of reimbursing any Issuing Bank for the amount of a drawing under a Letter of Credit issued by it, each Loan made to a Borrower or Designated Subsidiary shall be in the minimum amount of One Million Dollars ($1,000,000) with any additional amounts in integral multiples of One Hundred Thousand Dollars ($100,000). This is a revolving credit and the Obligors and the Designated Subsidiaries may, during the Availability Period, re-borrow amounts repaid or prepaid; provided, however, that the Banks shall not
                                     --------  -------
be obligated to make Loans to White Holding after June 3, 2000. No Loan nor any part of any Loan shall be prepaid except at the times and in the manner expressly provided herein.

          2.3  Requests for Reference Rate and Eurodollar Loans.  Each Reference
               ------------------------------------------------
Rate Loan and Eurodollar Loan shall be made upon irrevocable written or telephonic notice, confirmed promptly in writing, substantially in the form of Exhibit A hereto, by an Obligor to Administrative Agent received by Administrative Agent not later than 11:00 a.m. New York time not less than three
(3) Eurodollar Banking Days prior to the Borrowing Date (which must be a Eurodollar Banking Day) of a Eurodollar Loan and not later than 11:00 a.m. New York time on the proposed Borrowing Date (which must be a Business Day) of a Reference Rate Loan. Upon receipt of a request for a Reference Rate Loan and Eurodollar Loan, Administrative Agent shall promptly notify the Banks of (i) the name of the entity (Borrower or a Designated Subsidiary) to which such Loan is to be made; (ii) the amount of such Loan, (iii) the Interest Period(s), if applicable, and (iv) the Borrowing Date requested.

          2.4  Guaranty.  The Loans and all other obligations of each Obligor
               --------
hereunder shall be irrevocably and unconditionally guaranteed, jointly and severally, by the Guarantors pursuant to the Guaranties.

          2.5  Interest and Principal on Reference Rate Loans.  The outstanding
               ----------------------------------------------
Principal Amount of each Reference Rate Loan shall bear interest until payment is due in full (computed daily on the basis of a three hundred sixty five or three hundred sixty six, as the case may be, day year and actual days elapsed) at the rate per annum equal to the Reference Rate. The Obligor to which such Loan was made shall pay on each Interest Payment Date all accrued and unpaid interest to such date on each Reference Rate Loan. Upon the occurrence and during the continuance of any Event of Default described in Section 9.1(a), such interest rate shall be increased by 2.0% per annum. The Obligor to which such Loan was made shall repay in full the Principal Amount of each Reference Rate Loan on the Termination Date or as provided in Section 2.8(c).

          2.6  Interest and Principal on Eurodollar Loans.  (a) The outstanding
               ------------------------------------------
Principal Amount of each Eurodollar Loan shall bear interest until payment is due in full (computed daily on the basis of a three hundred sixty (360) day year and actual days elapsed) at a rate per annum equal to the Eurodollar Rate plus the Applicable Margin. The Obligor to which such Loan was made shall pay interest on each Eurodollar Loan on each Interest Payment Date for such Eurodollar Loan. Upon the occurrence and during the continuance of any Event of Default described in Section 9.1(a), such interest rate shall be increased by 2.0% per annum. The Obligor to which such Loan was made shall repay in full the Principal Amount of each Eurodollar Loan on the last day of the Interest Period for such Eurodollar Loan or as provided in Section 2.8(c).

          (b) If any Reference Bank's Commitment (or, in the case of Citibank, CUSA's Commitment) shall terminate (otherwise than on termination of all the Commitments), or for any reason whatsoever the Reference Bank shall cease to be a Bank hereunder, that Reference Bank shall thereupon cease to be a Reference Bank, and the Eurodollar Rate shall be determined on the basis of the rates as notified by the remaining Reference Banks. Each Reference Bank shall use its best efforts to furnish quotations of rates to the Administrative Agent as contemplated hereby. If any of the Reference Banks shall be unable or otherwise fails to supply such rates to the Administrative Agent upon its request, the rate of interest shall be determined on the basis of the quotations of the remaining Reference Banks or Reference Bank.

          2.7  Loan Accounts.  Each Bank shall open and maintain on its books
               -------------
one or more loan accounts in the name of each Obligor; provided that the failure to open and maintain such loan accounts shall not affect the obligations of any Obligor hereunder. Each loan account shall show (without duplication) as debits thereto each Bank's portion of each Reference Rate Loan and/or Eurodollar Loan and as credits thereto all Reference Rate Loan and/or Eurodollar Loan payments received by such Bank for the account of such Bank and applied to principal so that the balance of the loan account(s) at all times reflects the principal amount due each Bank from each Obligor as Reference Rate Loans and Eurodollar Loans. All entries in said books shall be presumptive evidence of the making of each Reference Rate Loan and Eurodollar Loan, the obligation of each Obligor to repay each Reference Rate Loan and Eurodollar Loan, and all payments received and disbursed by such Bank. Each Obligor agrees that if, in the opinion of any Bank, a promissory note or other evidence of debt is required or appropriate to reflect or enforce any Loans outstanding to or to be made by such Bank, then such Obligor shall promptly execute and deliver to such Bank one or more promissory notes payable to such Bank to evidence the Loans outstanding to such Bank under this Agreement from time to time, together with such documents as such Bank may reasonably request to evidence the due authorization, execution, delivery and enforceability of such notes. If any notes are issued hereunder, Administrative Agent and the Obligors may treat the payee of that note as the owner of such note for all purposes.

          2.8  Conversion of Loans Between Eurodollar Loans and Reference Rate
               ---------------------------------------------------------------
Loans and Conversion of Interest Periods of Eurodollar Loans.  (a) On any
------------------------------------------------------------
Eurodollar Banking Day, the Obligor to which a Loan was made may convert on a pro rata basis among the Banks any outstanding Reference Rate Loans or Eurodollar Loans into any other type of Loan available to such Obligor hereunder, or the Obligor to which a Loan was made may change the Interest

Period of any Eurodollar Loan to another Interest Period available under this Agreement, subject to the following limitations:

          (i) No conversion of any Eurodollar Loan into any other Loan and no conversion of the Interest Period of any Eurodollar Loan may be made except on the last day of an Interest Period with respect thereto; and

          (ii) Any conversion shall be preceded by an irrevocable written or telephonic notice from the Obligor to which a Loan was made that it elects such conversion, which notice shall be received by Administrative Agent at least three (3) Eurodollar Banking Days prior to the date requested for such conversion from or into a Eurodollar Loan or conversion of the Interest Period of a Eurodollar Loan.

          (b) Banks shall not be obligated to make or continue any Eurodollar Loan when any Event of Default has occurred and is continuing, but such Loan shall be automatically converted to a Reference Rate Loan on the last day of the then current Interest Period, and, unless Section 2.9(f) is applicable, the Obligor to which such Loan was made shall be obligated to pay interest at the Reference Rate from the date any Loan is so converted until such Loan is repaid in full regardless of the date when Administrative Agent obtains knowledge of such Event of Default. Administrative Agent shall provide written notice of such conversion to such Obligor.

          (c) Each conversion of a Loan into a Reference Rate Loan or a Eurodollar Loan, as the case may be, shall be effected by each Bank, on behalf of the applicable Obligor, by making a simultaneous payment of the relevant Eurodollar Loan, or Reference Rate Loan, as the case may be, from the proceeds of the new Loans, procedures with respect thereto to be governed by the provisions of Section 2.3 hereof, except that disbursement shall be made by means of such payment rather than directly to such Obligor to the extent applicable with respect to each Bank.

          (d) If upon the expiration of any Interest Period applicable to Eurodollar Loans, the Obligor to which such Loan was made has failed to select a new Interest Period to be applicable thereto, or if any Event of Default or Unmatured Event of Default shall then exist, the Obligor to which such Loan was made shall be deemed to have elected to convert such Eurodollar Loans into Reference Rate Loans effective as of the expiration date of such current Interest Period.

          2.9  Disbursements and Payments.  (a) Each Reference Rate Loan and
               --------------------------
Eurodollar Loan shall be made on a pro rata basis by Banks, and each Bank's portion of each Loan shall be determined by application of its Percentage. Each Bank's interest in each Loan and each payment to such Bank under this Agreement shall be for the account of such Bank's applicable Lending Office.

          (b) Each Loan and each payment of principal, interest and other sums under this Agreement shall be made in immediately available funds (or such other funds as Administrative Agent may require) at Administrative Agent's Loan Syndications Operations Center at One Court Square, 7th Floor Zone 1, Long Island City, New York 11120, Acct No.

36852248, Ref: SurFin Ltd., Attn: Kim Coley or such other office designated by Administrative Agent from time to time.

          (c) Each Bank agrees it will make the funds which it is to advance hereunder available to Administrative Agent at its address set forth in Section 2.9(b) or such other office designated by Administrative Agent from time to time not later than 2:00 p.m. New York time on the Borrowing date, and except as provided in Section 2.13(b) with respect to Loans used to reimburse any Issuing Bank for the amount of a drawing under a Letter of Credit issued by it, Administrative Agent will thereupon promptly advance to the applicable Obligor the amount so received from Banks.

          (d) Payment of all sums under this Agreement shall be made by the Obligors to Administrative Agent, and the latter shall promptly distribute to each Bank its share of such payments. Each payment by the Obligors shall be made without set-off or counterclaim and not later than 11:00 a.m. New York time, in the case of Reference Rate Loans, and 2:00 p.m. New York time, in the case of Eurodollar Loans, in each case on the day such payment is due. All sums received after such time shall be deemed received on the next Business Day.

          (e) If Administrative Agent makes available to an Obligor an amount due from any Bank which such Bank fails to make available to Administrative Agent, or if Administrative Agent makes available to any Bank an amount due from an Obligor which such Obligor fails to make available to Administrative Agent, such Obligor or such Bank, as the case may be, shall, on demand, refund such amount to Administrative Agent, together with interest thereon for the period during which such amount was available to such Obligor or such Bank, as the case may be, at the Federal Funds Rate.

          (f) Any sum of interest payable by an Obligor hereunder if not paid when due shall bear interest (payable on demand) from its due date until payment in full (computed daily on the basis of a three hundred sixty-five or three hundred sixty-six, as the case may be, day year and actual days elapsed) at a rate per annum equal to the Reference Rate plus two (2) percentage points.

          2.10  Facility Fee.  Borrower shall pay Administrative Agent for the
                ------------
account of the Banks, a facility fee (the "Facility Fee") on the Total Commitment (without regard to the amount of Loans outstanding or Letter of Credit Usage at any time hereunder) during the Availability Period at the rate of (a) with respect to each day that Level 1 is applicable, 0.125% per annum,
(b) with respect to each day that Level 2 is applicable, 0.150% per annum, (c) with respect to each day that Level 3 is applicable, 0.175% per annum, and (d) with respect to each day that Level 4 is applicable, 0.250% per annum; provided,
                                                                       --------
however, following any reduction in the Total Commitment pursuant to Section 3.5
-------
or 3.6 hereof the computation of the Facility Fee shall be based upon such reduced Total Commitment as of the effective date of such reduction. The Facility Fee shall be computed on a calendar quarter basis. The Facility Fee shall be calculated on the basis of a three hundred sixty day year and actual days elapsed, which results in a higher fee than if a 365/366-day year were used, and shall be payable on the last day of each March, June, September and December (for the Facility Fee accrued and unpaid to such date), on the Termination Date and on the date of the cancellation of any portion of the Commitments in accordance with Section 3.10. The applicable Level shall be determined by the Administrative

Agent on the basis of timely information furnished to it by Borrower, Hughes, Moody's or S&P with respect to the rating on Long-term Debt; any change in the Facility Fee shall be effective on the earlier of the date on which such rating change is publicly announced or on the date written confirmation of a change in the rating on Long-term Debt is sent to Borrower or Hughes by Moody's or S&P.

          2.11  Issuance of Letters of Credit and Banks' Purchase of
                ----------------------------------------------------
Participations in Participated Letters of Credit.
------------------------------------------------

          (a)   Letters of Credit.  In addition to each Obligor's ability to
                -----------------
request that Banks make Loans pursuant to subsection 2.1(a), each Obligor may request, in accordance with the provisions of this subsection 2.11, from time to time during the period from the Effective Date until the date which is 30 days prior to the Termination Date, that one or more Issuing Banks issue Letters of Credit for the account of such Obligor for the purposes specified in the definitions of Commercial Letters of Credit and Standby Letters of Credit. Each Obligor may, in its sole discretion, determine whether or not each Letter of Credit so requested will be subject to participation by all the Banks pursuant to subsection 2.11(c) (each Letter of Credit subject to participation being a "Participated Letter of Credit" and collectively, the "Participated Letters of Credit", and such Letter of Credit not subject to participation by all the Banks pursuant to subsection 2.11(d) being a "Non-Participated Letter of Credit" and collectively the "Non-Participated Letters of Credit"). Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Obligors herein set forth, any one or more Banks may, but shall not be obligated to, issue such Letters of Credit in accordance with the provisions of this subsection 2.11 and in accordance with such Bank's standard form of application for issuance of letters of credit; provided that no Obligor
                                                       --------
shall request that any Issuing Bank issue (and no Issuing Bank shall issue):

          (i) any Letter of Credit if, after giving effect to such issuance, the Total Utilization of Commitments would exceed the Total Commitment then in effect;

          (ii) any Standby Letter of Credit having an expiration date later than the earlier of (1) the date which is 30 days prior to the Termination Date and (2) the date which is one year from the date of issuance of such Standby Letter of Credit; provided that the immediately preceding clause (2) shall not
                  --------
prevent any Issuing Bank from agreeing that a Standby Letter of Credit will automatically be extended for one or more successive periods not to exceed one year each (it being understood that such Standby Letter of Credit shall not be automatically extended to a date later than 30 days prior to the Termination
Date) unless such Issuing Bank elects not to extend for any such additional period; and provided, further that such Issuing Bank shall elect not to extend
            --------  -------
such Standby Letter of Credit if it has received written notice from Administrative Agent that an Event of Default has occurred and is continuing (and has not been waived in accordance with subsection 11.3) at the time such Issuing Bank must elect whether or not to allow such extension;

          (iii) any Commercial Letter of Credit (other than a Usance Letter of Credit) having an expiration date (1) later than the earlier of (x) the date which is 30 days prior to the Termination Date and (y) the date which is 180 days from the date of issuance of such

Commercial Letter of Credit or (2) that is otherwise unacceptable to the applicable Issuing Bank in its reasonable discretion;

          (iv) any Usance Letter of Credit (1) having an expiration date later than (x) the date which is 100 days prior to the Termination Date, or (y) 180 days from the date of issuance of such Usance Letter of Credit or (2) that is otherwise unacceptable to the applicable Issuing Bank in its reasonable discretion;

          (v) any Letter of Credit denominated in a currency other than Dollars; or

          (vi) any Letter of Credit not governed by the Uniform Customs and Practice for Documentary Credits (1993 Revision) International Chamber of Commerce Brochure No. 500, and any subsequent revisions thereto as agreed between the Obligor for whose account such Letter of Credit is issued and the applicable Issuing Bank.

          In case of any conflict between (i) an Issuing Bank's standard form of application for issuance of letters of credit and (ii) the terms of this Agreement, the terms of this Agreement shall govern. Notwithstanding anything to the contrary contained in an Issuing Bank's standard form of application for issuance of letters of credit, no lien shall be granted to such Issuing Bank on any property of Borrower or its Subsidiaries to secure the obligation of an Obligor with respect to a Letter of Credit, except as otherwise provided in
Section 9.4.

     (b)  Mechanics of Issuance.

          (i)  Notice of Issuance.  Whenever an Obligor desires the issuance of
               ------------------
a Letter of Credit, it shall deliver, in case of a Participated Letter of Credit, to Administrative Agent, or in case of a Non-Participated Letter of Credit, to the Issuing Bank (with a copy to Administrative Agent), an L/C Request substantially in the form of Exhibit K hereto, accompanied by an
                                     ---------
executed application for issuance of such Letter of Credit in the standard form then utilized by the Issuing Bank, no later than 11:00 A.M. (New York City time) at least two Business Days or such shorter period as may be agreed to by the Issuing Bank in any particular instance, in advance of the proposed date of issuance. The L/C Request shall specify (a) the proposed date of issuance (which shall be a Business Day), (b) whether the Letter of Credit is to be a Standby Letter of Credit or a Commercial Letter of Credit (and, if a Commercial Letter of Credit, whether such Commercial Letter of Credit is to be a Usance Letter of Credit), (c) the face amount of the Letter of Credit, which shall be a minimum of One Million Dollars ($1,000,000) in case of a Participated Letter of Credit which is a Commercial Letter of Credit, (d) the expiration date of the Letter of Credit, (e) whether the Letter of Credit is to be a Participated Letter of Credit or a Non-Participated Letter of Credit, (f) either the verbatim text of the proposed Letter of Credit or the proposed terms and conditions thereof, including a precise description of any documents to be presented by the beneficiary which, if presented by the beneficiary prior to the expiration date of the Letter of Credit, would require the Issuing Bank to make payment (including pursuant to an Accepted Time Draft) under the Letter of Credit and
(g) the purpose of the proposed Letter of Credit; provided that the Issuing
                                                  --------
Bank, in its reasonable discretion, may require, subject to the consent by the Obligor that requested such Letter of Credit, changes in the text of the proposed Letter of Credit or any such documents, and the date of issuance of such Letter of Credit shall be extended until such changes have been agreed to by such Obligor (it being understood that the

Issuing Bank shall not be obligated to issue any Letter of Credit if such changes are not agreed to by such Obligor); and provided, further that no Letter
                                                --------  -------
of Credit shall require payment against (or, in the case of a Usance Letter of Credit, acceptance of) a conforming draft on the same business day (under the laws of the jurisdiction in which the office of the Issuing Bank to which such draft is required to be presented is located) that such draft is presented.

          The Obligor requesting any Letter of Credit shall notify the applicable Issuing Bank (and Administrative Agent, if Citibank is not such Issuing Bank) prior to the issuance of such Letter of Credit in the event that any of the matters to which such Obligor is required to certify in the applicable L/C Request is no longer true and correct as of the proposed date of issuance of such Letter of Credit, and upon the issuance of any Letter of Credit such Obligor shall be deemed to have re-certified, as of the date of such issuance, as to the matters to which such Obligor is required to certify in the applicable L/C Request.

     (ii) Determination of Issuing Bank.
          -----------------------------

     (A) Upon receipt by Administrative Agent of an L/C Request pursuant to subsection 2.11(b)(i) requesting the issuance of a Participated Letter of Credit, in the event Citibank elects to issue such Participated Letter of Credit, Administrative Agent shall promptly so notify the Obligor requesting such Letter of Credit, and Citibank shall be the Issuing Bank with respect thereto. In the event that Citibank in its sole discretion, elects not to issue such Participated Letter of Credit, Administrative Agent shall promptly so notify the Obligor requesting such Letter of Credit, whereupon such Obligor may request any other Bank to issue such Participated Letter of Credit by delivering to such Bank a copy of the applicable L/C Request. Any Bank so requested to issue such Participated Letter of Credit shall promptly notify such Obligor and Administrative Agent whether or not, in its sole discretion, it has elected to issue such Participated Letter of Credit, and any such Bank which so elects to issue such Participated Letter of Credit shall be the Issuing Bank with respect thereto.

     (B) In the event an Obligor desires to request the issuance of a Non-Participated Letter of Credit, it shall, prior to its delivery of an L/C Request pursuant to subsection 2.11(b)(i), request any Bank to issue such Non-Participated Letter of Credit for such fees or other compensation as may be agreed upon solely between such Obligor and such Bank. Any Bank may, but shall not be obligated to, issue such Non-Participated Letters of Credit in accordance with the provisions of this subsection 2.11. Any such Bank which so elects to issue such Non-Participated Letter of Credit shall be the Issuing Bank with respect thereto, and such Obligor shall provide an L/C Request with respect to such Non-Participated Letter of Credit in accordance with the provisions of subsection 2.11(b)(i), which L/C Request shall specify that the Letter of Credit requested shall be a Non-Participated Letter of Credit.

          (iii)  Issuance of Letter of Credit.  Upon satisfaction or waiver (in
                 ----------------------------
accordance with subsection 11.3) of the conditions set forth in Section 5.3, the Issuing Bank shall issue the requested Letter of Credit in accordance with the Issuing Bank's standard operating procedures.

           (iv) Notification to Administrative Agent.  Upon the issuance of any
                ------------------------------------
Letter of Credit the applicable Issuing Bank shall promptly notify Administrative Agent of such issuance, which notice shall specify whether such Letter of Credit is a Participated Letter of Credit or a Non-Participated Letter of Credit and shall be accompanied by a copy of such Letter of Credit. Upon (x) each payment under a Letter of Credit, (y) each acceptance of a draft under a Usance Letter of Credit, and (z) any amendment of a Letter of Credit changing the amount or expiry date thereof, the Issuing Bank of such Letter of Credit shall promptly notify Administrative Agent of such event.

           (v)  Monthly Report.  Within 15 days after the end of each month, so
                --------------
long as any Letter of Credit or Accepted Time Draft shall have been outstanding during such month, the Administrative Agent shall deliver to each Bank a report setting forth for such month the daily aggregate amount available to be drawn under Standby Letters of Credit and Commercial Letters of Credit, the daily aggregate amount of outstanding Accepted Time Drafts, and the amount such Bank's participation interest, if any, in each of the foregoing aggregate amounts.

           (c)  Banks' Purchase of Participations in Participated Letters of
                ------------------------------------------------------------
Credit and Accepted Time Drafts.  Immediately upon the issuance of each
-------------------------------
Participated Letter of Credit, each Bank shall be deemed to, and hereby agrees to, have irrevocably purchased from the Issuing Bank a participation in such Participated Letter of Credit and any drawings honored thereunder and any Accepted Time Drafts created thereunder in an amount equal to such Bank's share based on its Percentage of the maximum amount which is or at any time may become available to be drawn (including by way of presentation of time drafts) thereunder.

           (d)  Non-Participated Letters of Credit and Accepted Time Drafts.  No
                -----------------------------------------------------------
Bank shall be deemed to have purchased from any Issuing Bank a participation in any Non-Participated Letter of Credit issued by such Issuing Bank and any drawings honored thereunder and any Accepted Time Drafts created thereunder.

     2.12     Letter of Credit Fees.
              ---------------------

           (a) Each Obligor agrees to pay the following amounts with respect to Participated Letters of Credit issued for its account hereunder:

           (i) with respect to each Standby Letter of Credit which is a Participated Letter of Credit, (1) a fronting fee, payable directly to the applicable Issuing Bank for its own account, as may be agreed between such Obligor and the applicable Issuing Bank in a separate fee letter, it being understood that all payment obligations of such Obligor to any Issuing Bank pursuant to such fee letter shall be deemed to be obligations of such Obligor under this Agreement, and (2) a letter of credit fee, payable to Administrative Agent for the account of Banks, equal to the Applicable Margin per annum of the daily amount available to be drawn under such Standby Letter of Credit, each such fronting fee or letter of credit fee to be payable in arrears on and to the last day of March, June, September and December of each year and on the Termination Date, and computed on the basis of a 360-day year for the actual number of days elapsed;

           (ii) with respect to each Commercial Letter of Credit which is a Participated Letter of Credit, such fees (which may include issuance, amendment, payment and acceptance fees), payable directly to the applicable Issuing Bank for its own account, as may be agreed between such Obligor and the applicable Issuing Bank in a separate fee letter, it being understood that all payment obligations of such Obligor to any Issuing Bank pursuant to such fee letter shall be deemed to be obligations of such Obligor under this Agreement;

           (iii) with respect to each Accepted Time Draft created under a Participated Letter of Credit, an Accepted Time Draft fee, payable to Administrative Agent for the account of Banks, equal to 0.75% per annum of the daily outstanding amount of such Accepted Time Draft, payable in arrears on and to the last day of March, June, September and December of each year and on the Termination Date, and computed on the basis of a 360-day year for the actual number of days elapsed; and

           (iv) with respect to each Participated Letter of Credit and each payment of a drawing made thereunder (without duplication of the fees payable under clauses (i) and (ii) above), documentary and processing charges (unless the applicable Participated Letter of Credit requires the beneficiary thereof to pay such documentary and processing charges) payable directly to the applicable Issuing Bank for its own account in accordance with such Issuing Bank's standard schedule for such charges as disclosed to such Obligor on or prior to the issuance of such Participated Letter of Credit.

           For purposes of calculating any fees payable under clauses (i) and
(ii) of this subsection 2.12(a), the daily amount available to be drawn under any Letter of Credit shall be determined as of the close of business on any date of determination. Promptly upon receipt by Administrative Agent of any amount described in clause (i)(2) or (iii) of this subsection 2.12(a), Administrative Agent shall distribute to each Bank such Bank's share of such amount based on such Bank's Percentage.

           (b) Each Obligor for whose account a Letter of Credit is issued hereunder agrees to pay such issuance fee, letter of credit fee, Accepted Time Draft fee, or such other fees (which may include issuance, drawing, amendment, payment and acceptance fees) and charges (which may include documentary and processing charges (unless the applicable Non-Participated Letter of Credit requires the beneficiary thereof to pay such documentary and processing charges)) with respect to Non-Participated Letters of Credit issued hereunder, payable directly to the applicable Issuing Bank for its own account, as may be agreed between such Obligor and the applicable Issuing Bank in a separate fee letter, it being understood that all payment obligations of such Obligor to any Issuing Bank pursuant to such fee letter shall be deemed to be obligations of such Obligor under this Agreement, each such issuance fee, letter of credit fee or Accepted Time Draft fee to be payable in arrears on and to the last day of March, June, September and December of each year and on the Termination Date or such other times as may be agreed between such Obligor and the applicable Issuing Bank.

     2.13     Drawings and Reimbursement of Amounts Paid Under Letters of
              -----------------------------------------------------------
Credit.
------

           (a)    Responsibility of Issuing Bank With Respect to Drawings.  In
                  -------------------------------------------------------
determining whether to honor any drawing under any Letter of Credit by the beneficiary thereof, the Issuing Bank shall be responsible only to examine the documents delivered under such Letter of Credit with reasonable care so as to ascertain whether they appear on their face to be in accordance with the terms and conditions of such Letter of Credit.

          (b)  Reimbursement by Obligors of Amounts Paid Under Letters of
               ----------------------------------------------------------
Credit. In the event an Issuing Bank has determined to honor a drawing under a
------
Letter of Credit issued by it (including by way of accepting an Accepted Time Draft under a Usance Letter of Credit), such Issuing Bank shall immediately notify Administrative Agent and the Obligor for whose account such Letter of Credit was issued, and such Obligor shall reimburse such Issuing Bank on or before the Business Day on which such drawing is honored by payment (or, if the drawing is honored by accepting an Accepted Time Draft, on or before the Business Day on which such Accepted Time Draft is payable) (any such date being the "Reimbursement Date") in an amount in dollars and in same day funds equal to the amount of such honored drawing or Accepted Time Draft, as the case may be; provided that anything contained in this Agreement to the contrary
--------
notwithstanding, (i) unless such Obligor shall have notified Administrative Agent and such Issuing Bank prior to 10:00 A.M. (New York City time) on the date such drawing is honored by payment or Accepted Time Draft is payable that such Obligor intends to reimburse such Issuing Bank for the amount of such honored drawing or Accepted Time Draft, as the case may be, with funds other than the proceeds of Loans (it being understood that White Holding must reimburse such Issuing Bank with funds other than proceeds of Loans after June 3, 2000), such Obligor shall be deemed to have given a timely Loan Request to Administrative Agent requesting Banks to make Loans that are Reference Rate Loans on the Reimbursement Date in an amount in dollars equal to the amount of such honored drawing or Accepted Time Draft, as the case may be, and (ii) subject to satisfaction or waiver of the conditions specified in Section 5.2, Banks shall, on the Reimbursement Date, make Loans that are Reference Rate Loans in the amount of such honored drawing or Accepted Time Draft, as the case may be, the proceeds of which shall be applied directly by Administrative Agent to reimburse such Issuing Bank for the amount of such honored drawing or Accepted Time Draft, as the case may be; and provided, further that if for any reason proceeds of
                        --------  -------
Loans are not received by such Issuing Bank on the Reimbursement Date in an amount equal to the amount of such honored drawing or Accepted Time Draft, as the case may be, such Obligor shall reimburse such Issuing Bank, on demand, in an amount in same day funds equal to the excess of the amount of such honored drawing or Accepted Time Draft, as the case may be, over the aggregate amount of such Loans, if any, which are so received. Nothing in this Section 2.13(b) shall be deemed to relieve any Bank from its obligation to make Loans on the terms and conditions set forth in this Agreement, and each Obligor shall retain any and all rights it may have against any Bank resulting from the failure of such Bank to make such Loans under this Section 2.13(b).

     (c)  Payment by Banks of Unreimbursed Amounts Paid Under Participated
          ----------------------------------------------------------------
Letters of Credit.
-----------------

          (i)  Payment by Banks in case of Participated Letters of Credit.  In
               ----------------------------------------------------------
the event that any Obligor shall fail for any reason to reimburse any Issuing Bank as provided in Section 2.13(b) in an amount equal to the amount of any drawing honored by such Issuing Bank under a Participated Letter of Credit issued by it or the amount of an Accepted Time Draft accepted by it, such Issuing Bank shall promptly notify each other Bank of the unreimbursed amount of such honored drawing or Accepted Time Draft, as the case may be, and of such other Bank's respective participation therein based on such other Bank's Percentage. Each Bank shall make available to such Issuing Bank an amount equal to its respective participation, in dollars and in same day funds, at the office of such Issuing Bank specified in such notice, not later than 2:00 P.M. (New York City time) on the first business day (under the laws of the jurisdiction in which such office of such Issuing Bank is located) after the date notified by such Issuing Bank. In the event that any Bank fails to make available to such Issuing Bank on such business day the amount of such Bank's participation in such Participated Letter of Credit or Accepted Time Draft, as the case may be, as provided in this
Section 2.13(c), such Issuing Bank shall be entitled to recover such amount on demand from such Bank together with interest thereon at the rate customarily used by such Issuing Bank for the correction of errors among banks for three Business Days and thereafter at the Reference Rate. Nothing in this Section 2.13(c) shall be deemed to prejudice the right of any Bank to recover from any Issuing Bank any amounts made available by such Bank to such Issuing Bank pursuant to this Section 2.13(c), plus interest thereon at the Reference Rate, in the event that it is determined by the final judgment of a court of competent jurisdiction that the payment or acceptance of an Accepted Time Draft with respect to a Participated Letter of Credit by such Issuing Bank in respect of which payment or acceptance of an Accepted Time Draft was made by such Bank constituted gross negligence or willful misconduct on the part of such Issuing Bank.

          (ii) Distribution to Banks of Reimbursements Received From Obligors
               --------------------------------------------------------------
with respect to Participated Letters of Credit.  In the event any Issuing Bank
----------------------------------------------
shall have been reimbursed by other Banks pursuant to Section 2.13(c)(i) for all or any portion of any drawing honored or Accepted Time Draft accepted by such Issuing Bank under a Participated Letter of Credit issued by it, such Issuing Bank shall distribute to each other Bank which has paid all amounts payable by it under Section 2.13(c)(i) with respect to such honored drawing or Accepted Time Draft such other Bank's share based on such other Bank's Percentage of all payments subsequently received by such Issuing Bank from an Obligor in reimbursement of such honored drawing or Accepted Time Draft when such payments are received. Any such distribution shall be made to a Bank at its primary address set forth in Exhibit C or at such other address as such Bank may request.

     (d)  Interest on Amounts Paid Under Letters of Credit.
          ------------------------------------------------

          (i)  Payment of Interest by Obligors.  Each Obligor agrees to pay to
               -------------------------------
each Issuing Bank, with respect to drawings honored under any Letters of Credit issued by such Issuing Bank for such Obligor's account, interest on the amount paid by such Issuing Bank in respect of each such honored drawing from the date such drawing is honored (or in the case of drawings honored by accepting an Accepted Time Draft, the date such Accepted Time Draft is paid) to but excluding the date such amount is reimbursed by an Obligor (including any such reimbursement out of the proceeds of Loans pursuant to Section 2.13(b), if applicable) at a rate equal to (1) for the period from the date such drawing is honored to but excluding the date that is two Business Days following the date such drawing is honored, the rate then in effect under this Agreement with respect to Loans that are Reference Rate Loans and (2) thereafter, a rate which is 2% per annum in excess of the rate of interest otherwise payable under this Agreement with respect to Loans that are Reference Rate Loans. Interest payable pursuant to this subsection 2.13(d)(i) shall be computed on the basis of a 360-day year for the actual number of days elapsed in the period during which it accrues and shall be payable on demand or, if no demand is made, on the date on which the related drawing under a Letter of Credit is reimbursed in full.

           (ii) Distribution of Interest Payments by Issuing Bank with respect
                --------------------------------------------------------------
to Participated Letters of Credit. Promptly upon receipt by any Issuing Bank of
---------------------------------
any payment of interest pursuant to subsection 2.13(d)(i) with respect to a drawing honored under a Participated Letter of Credit issued by it, (1) such Issuing Bank shall distribute to each other Bank, out of the interest received by such Issuing Bank in respect of the period from the date such drawing is honored (or in the case of drawings honored by accepting an Accepted Time Draft, the date such Accepted Time Draft is paid) to but excluding the date on which such Issuing Bank is reimbursed for the amount of such drawing (including any such reimbursement out of the proceeds of Loans pursuant to subsection 2.13(b)), the amount that such other Bank would have been entitled to receive in respect of the letter of credit fee that would have been payable in respect of such Participated Letter of Credit for such period pursuant to Section 2.12 if no drawing had been honored under such Participated Letter of Credit, and (2) in the event such Issuing Bank shall have been reimbursed by other Banks pursuant to subsection 2.13(c)(i) for all or any portion of such honored drawing, such Issuing Bank shall distribute to each other Bank which has paid all amounts payable by it under subsection 2.13(c)(i) with respect to such honored drawing such other Bank's share of any interest based on such other Bank's Percentage received by such Issuing Bank in respect of that portion of such honored drawing so reimbursed by other Banks for the period from the date on which such Issuing Bank was so reimbursed by other Banks to but excluding the date on which such portion of such honored drawing is reimbursed by the Obligors. Any such distribution shall be made to a Bank at its primary address set forth in Exhibit C or at such other address as such Bank may request.

           (e) White Holding hereby acknowledges and agrees that it shall not request or receive Letters of Credit issued for its account pursuant to this Agreement until such time as (a) White Holding certifies, in form and substance satisfactory to Administrative Agent, that it has either obtained or does not require an authorization from the Netherlands government with respect to its execution, delivery and performance of the Credit Agreement and that all representations and warranties as to White Holding set forth in Section 6 of this Agreement are true and correct; (b) Netherlands counsel for White Holding delivers to the Administrative Agent and the Banks an opinion covering the matters set forth in Exhibit F-2 hereto; (c) New York counsel for White Holding delivers an opinion covering the matters set forth in Exhibit G hereto; and (d) all corporate and other proceedings taken or to be taken in connection with the execution, delivery and performance by White Holding of the Credit Agreement and all documents incidental thereto are satisfactory in form and substance to Administrative Agent, acting on behalf of the Banks, and its counsel. At such time, Administrative Agent will notify Borrower, Dish Placement and White Holding that White Holding may thereafter request and receive Letters of Credit issued for its account pursuant to the Credit Agreement.

     2.14  Obligations Absolute.
           --------------------

          The obligation of each Obligor to reimburse each Issuing Bank for drawings honored under the Letters of Credit issued by such Issuing Bank for such Obligor's account and to repay any Loans made by Banks pursuant to Section 2.13(b) and the obligations of Banks under subsection 2.13(c)(i) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement and such Issuing Bank's standard form of application for issuance of letters of credit under all circumstances including, without limitation, any of the following circumstances:

          (i) any lack of validity or enforceability of this Agreement, any Letter of Credit or any other agreement, application, amendment, guaranty, document or instrument relating thereto;

          (ii) the existence of any claim, set-off, defense or other right which any Obligor or any Bank may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), any Issuing Bank or other Bank or any other Person or, in the case of a Bank, against any Obligor, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between any Obligor or one of its Subsidiaries and the beneficiary for which any Letter of Credit was procured);

          (iii) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (iv) payment of a drawing or acceptance of an Accepted Time Draft by the applicable Issuing Bank under any Letter of Credit against presentation of a draft or other document which does not substantially comply with the terms of such Letter of Credit, unless (A) the applicable Issuing Bank and Administrative Agent receive from the Obligor for whose account such Letter of Credit was issued notice in writing of such noncompliance within three Business Days after such Obligor shall have received such draft or such other document, and (B) such Obligor takes all reasonable steps to mitigate any loss;

          (v) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of any Obligor or any of its Subsidiaries;

          (vi) any breach of this Agreement or any other Loan Document by any party thereto;

          (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; or

          (viii) the fact that an Event of Default or a Unmatured Event of Default shall have occurred and be continuing;

     provided, in each case, that payment or acceptance of an Accepted Time
     --------
     Draft or other draft under a Letter of Credit by the applicable Issuing Bank under the applicable Letter of Credit shall not have constituted gross negligence or willful misconduct of such Issuing Bank under the circumstances in question.

     2.15    Indemnification; Nature of Issuing Banks' Duties.
             ------------------------------------------------

          (a)  Indemnification.  In addition to amounts payable as provided in
               ---------------
Section 2.16, each Obligor hereby agrees to protect, indemnify, pay and save harmless each Issuing Bank from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which such Issuing Bank may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit by such Issuing Bank for the account of such Obligor, other than as a result of (1) the gross negligence or willful misconduct of such Issuing Bank or (2) subject to the following clause (ii), the wrongful dishonor by such Issuing Bank of a proper demand for payment made under any Letter of Credit issued by it, (ii) the failure of such Issuing Bank to honor a drawing under any such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions herein called "Governmental Acts") or (iii) the enforcement of this Agreement.

          (b)  Nature of Issuing Banks' Duties.  As between each Obligor and any
               -------------------------------
Issuing Bank, such Obligor assumes all risks of the acts and omissions of, the solvency of, or misuse of the Letters of Credit issued by such Issuing Bank by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, such Issuing Bank shall not be responsible for:
(i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;
(ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit, it being understood that such Obligor shall not be required to reimburse or otherwise indemnify the Issuing Bank in respect of any payments or acceptance of an Accepted Time Drafts by such Issuing Bank under the applicable Letter of Credit constituting gross negligence or willful misconduct of such Issuing Bank under the circumstances in question; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms or in translation;
(vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; (viii) any consequences arising from causes beyond the control of such Issuing Bank, including without limitation any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of such Issuing Bank's rights or powers hereunder; (ix) the effectiveness or suitability of any Letter of Credit for such Obligor's purpose, or be regarded as the drafter of such Letter of Credit regardless of any assistance that the Issuing Bank may, in its discretion, provide to such Obligor in preparing the text of the Letter of Credit or amendments thereto; or (x) any consequential or special damages, or for any damages resulting from any change in the value of any goods or other property covered by any Letter of Credit.

          An Issuing Bank may, without being placed under any resulting liability, (i) rely upon any oral, telephonic, telegraphic, facsimile, electronic, written or other communication believed in Good Faith to have been authorized (in writing) by an Obligor, whether or not given or signed by an authorized person; (ii) disregard (A) any requirement stated in a Letter of Credit that any draft, certificate or other document be presented to it at a particular hour or place and (B) any discrepancies that do not reduce the value of the beneficiary's performance to any Obligor in any transaction underlying a Letter of Credit; (iii) accept as a draft any written demand for payment under a Letter of Credit, regardless of the legal sufficiency of such demand as a draft; (iv) honor a previously dishonored presentation under a Letter of Credit, whether pursuant to court order, to settle or compromise any claim that it wrongfully dishonored, or otherwise, and shall be entitled to reimbursement to the same extent as if it had initially honored plus reimbursement of any interest paid by it; or (v) may pay any paying or negotiating bank (designated or permitted by the terms of a Letter of Credit) claiming that it rightfully honored under the laws or practices of the place where it is located.

          In furtherance and extension and not in limitation of the specific provisions set forth in the first two paragraphs of this Section 2.15(b), any action taken or omitted by any Issuing Bank under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in Good Faith, shall not put such Issuing Bank under any resulting liability to the Obligors.

          Notwithstanding anything to the contrary contained in this Section 2.15, each Obligor shall retain any and all rights it may have against any Issuing Bank for any liability arising out of the gross negligence or willful misconduct of such Issuing Bank.

     2.16    Increased Costs and Taxes Relating to Letters of Credit.
             -------------------------------------------------------

          Subject to the provisions of Section 3.2 (which shall be controlling with respect to the matters covered thereby), in the event that any Issuing Bank or Bank shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by any Issuing Bank or Bank with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law):

          (i) subjects such Issuing Bank or Bank (or its applicable lending or letter of credit office) to any additional Tax (other than any Tax on the overall net income of such Issuing Bank or Bank) with respect to the issuing or maintaining of any Letters of Credit, accepting an Accepted Time Draft or the purchasing or maintaining of any participations therein or any other obligations under this Section 2 with respect to Letters of Credit or Accepted Time Drafts, whether directly or by such being imposed on or suffered by any particular Issuing Bank;

          (ii) imposes, modifies or holds applicable any reserve (including without limitation any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement in respect of any Letters of Credit issued by any Issuing Bank or Accepted Time Drafts or participations therein purchased by any Bank; or

          (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Issuing Bank or Bank (or its applicable lending or letter of credit office) regarding this Section 2 with respect to Letters of Credit or any Letter of Credit or Accepted Time Drafts or any participation therein;

     and the result of any of the foregoing is to increase the cost to such Issuing Bank or Bank of agreeing to issue, issuing or maintaining any Letter of Credit or Accepted Time Drafts or agreeing to purchase, purchasing or maintaining any participation therein or to reduce any amount received or receivable by such Issuing Bank or Bank (or its applicable lending or letter of credit office) with respect thereto; then, in any case, the Obligor for whose account such Letter of Credit was issued shall promptly pay to such Issuing Bank or Bank, upon receipt of the statement referred to in the next sentence, such additional amount or amounts as may be necessary to compensate such Issuing Bank or Bank for any such increased cost or reduction in amounts received or receivable hereunder. Such Issuing Bank or Bank shall deliver to Borrower a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Issuing Bank or Bank under this Section 2.16, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

     2.17    Survival of Certain Provisions Relating to Letters of Credit.
             ------------------------------------------------------------

          Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of the Obligors set forth in Sections 2.15 and 2.16 shall survive the termination of this Agreement.

                                   SECTION 3
                                   ---------
                        PAYMENT OF COSTS AND REDUCTION
                        ------------------------------
                               OF THE COMMITMENT
                               -----------------

          3.1  Indemnification Upon Failure to Pay Eurodollar Loan.  If an
               ---------------------------------------------------
Obligor makes any payment of principal with respect to any Eurodollar Loan on a day other than the last day of the then current Interest Period applicable to such Loan (including without limitation any payment upon reduction of the Commitments) or fails to borrow, prepay, continue or convert its Eurodollar Loan on a date designated to Administrative Agent in a notice pursuant to this Agreement (if such failure does not result from the application of Sections 4.1 or 4.2), such Obligor shall reimburse each Bank within fifteen (15) days after receipt of written demand for any loss incurred by it as a result of the timing of such payment or non-borrowing not reflected in the Eurodollar Rate, including without limitation any loss incurred in liquidating or employing deposits from third parties (but not loss of profit) for the period after such payment or non-borrowing. A certificate of such Bank setting forth the amounts reasonably necessary so to reimburse it in respect of any loss shall be conclusive and binding absent manifest error.

          3.2  Increased Costs.  (a) If after the date hereof, any applicable
               ---------------
law, rule or regulation or any change therein or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, whether or not having the force of law, shall impose, modify or deem applicable:

          (i) any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit, compulsory loan or similar requirements against assets, commitments or deposits or other liabilities with, of or for the account of, or credit extended by, or any acquisition of funds by or for the account of any Bank or its Lending Office or the offshore interbank market or any other condition affecting its obligations to make, maintain or fund the Loans to the Obligors hereunder;

          (ii) any capital or similar requirements against (or against any class of or change in or the amount of) assets or liabilities of, or commitments, Letters of Credit, or Accepted Time Drafts, participations therein or extensions of credit by, such Bank; each Bank which is so affected shall give prompt notice to Borrower describing such reserves or requirements at least four (4) Business Days prior to the date such Bank will begin to implement such additional charges with respect to the Obligors. If the result of any of the foregoing is to increase the cost or reduce the profit to such Bank (or its Lending Office or any corporation controlling a Bank) under this Agreement by an amount deemed by such Bank to be material, then, within fifteen (15) days after written demand by such Bank, the Obligors will pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost incurred or reduction in profit suffered by such Bank. Such Bank agrees to use reasonable efforts (consistent with legal and regulatory restrictions) to designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not be otherwise disadvantageous to such Bank in the sole discretion of such Bank. A certificate of such Bank setting forth the basis for determining such additional amount or amounts necessary to compensate the Bank shall be conclusive in the absence of manifest error.

          (b) Without limiting the effect of the foregoing (but without duplication), upon any Bank's prior written request, the Obligors shall pay to such Bank on the last day of each Interest Period, so long as such Bank may be required to maintain reserves against "eurocurrency liabilities" under Regulation D (as at any time amended) of the Board of Governors of the Federal Reserve System, as additional interest on the unpaid principal amount of each Eurodollar Loan by such Bank outstanding during such Interest Period, an additional amount (determined by such Bank and notified to Borrower in writing) up to but not exceeding such amount as would, together with payments of interest on such Eurodollar Loan for such Interest Period, result in the receipt by such Bank of total interest on such Eurodollar Loan, for such Interest Period at a rate determined by such Bank to be equal to the sum of:

          (i) the Eurodollar Rate divided by (a) 1 minus (b) the rate (expressed as a decimal) of such reserves required by Regulation D, plus (ii) the Applicable Margin.

          In determining the additional amount payable for an Interest Period pursuant to this Section, such Bank shall take into account any transitional adjustment or phase-in provisions of such reserve requirements applicable during such Interest Period, which would reduce the reserve requirement otherwise applicable to eurocurrency liabilities during such Interest Period; provided,
                                                                    --------
however, each Bank in its sole discretion may determine the allocation of
-------
reserve requirements to its Eurodollar Loans. Each such determination made by such Bank, and each such notification by such Bank to Borrower under this Section, shall be conclusive as to the matters set forth therein in the absence of manifest error.

          3.3  Taxes.  All payments or reimbursements under this Agreement and
               -----
any instrument or agreement required hereunder shall be made without set-off or counterclaim and free and clear of and without deduction for any and all present and future Taxes. Each Obligor agrees to cause all such Taxes to be paid on behalf of any Bank or Administrative Agent directly to the appropriate governmental authority. If an Obligor is legally prohibited from complying with this subsection, payments due to such Bank or Administrative Agent under this Agreement and any instrument or agreement required hereunder shall be increased so that, after provisions for Taxes and all Taxes on such increase, the amounts received by such Bank or Administrative Agent will be equal to the amounts required under this Agreement and any instrument or agreement required hereunder as if no Taxes were due on such payments. Each Obligor shall indemnify each Bank and Administrative Agent for the full amount of Taxes payable by such Bank or Administrative Agent and any liabilities (including penalties, interest and expenses) arising from such Taxes within thirty (30) days from any written demand by such Bank. Each Obligor shall provide evidence that all applicable Taxes have been paid to the appropriate taxing authorities by delivering to Administrative Agent official tax receipts or notarized copies or other evidence thereof satisfactory to Administrative Agent, within ninety (90) days after the due date for such Tax payment. Such Bank agrees to use reasonable efforts (consistent with legal and regulatory restrictions) to designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such payment or reimbursement and will not be otherwise disadvantageous to such Bank in the sole discretion of such Bank.

          3.4  Prepayment.  Upon the irrevocable written notice of the Obligor
               ----------
to which a Loan has been made, received by Administrative Agent by 11:00 a.m. New York time on the date of the prepayment of a Reference Rate Loan and at least three (3) Eurodollar Banking Days prior to the prepayment of a Eurodollar Loan, such Obligor may prepay any Eurodollar Loan or Reference Rate Loan; but such prepayment shall be in an amount of at least One Million Dollars ($1,000,000) or multiple integrals of One Hundred Thousand Dollars ($100,000) in excess thereof unless the entire outstanding principal amount of the Loans is being prepaid. The notice of prepayment shall specify the date of the prepayment, the amount of the prepayment and the Loan to be prepaid. Each such prepayment shall be made on the date specified and, in the case of a prepayment of any Eurodollar Loan shall be accompanied by the payment of accrued interest on the amount prepaid. Subject to compliance with the foregoing procedures, Reference Rate Loans may be prepaid at any time without cost or penalty of any kind. If an Obligor elects to prepay a Eurodollar Loan, such Obligor shall, on demand by each Bank, pay such Bank the amount (if any) by which (a) the additional interest which would have been payable on the amount prepaid on such Bank's portion of such Loan had it not been paid until the last day of the Interest Period of such Loan exceeds (b) the interest which would have been recoverable by such Bank by placing such prepaid amount on deposit in the offshore Dollar interbank markets for a period starting on the date on which it was prepaid and ending on the last day of the Interest Period for such Loan.

          3.5  Pro Rata Reduction of Commitments by Borrower.   Borrower may,
               ---------------------------------------------
upon thirty (30) days' prior written notice (which notice shall be irrevocable) to Banks through Administrative Agent, reduce the Total Commitment on a pro rata basis among the Banks in an aggregate amount up to the amount by which the Total Commitment exceeds the Total Utilization of Commitments at the time of such proposed reduction. Such a reduction shall be in an integral multiple of Five Million Dollars ($5,000,000). After the effective date of such reduction, the Banks' obligations under this Agreement shall be based on the reduced Commitments.

          3.6  Reduction of One Bank's Commitment by Borrower.  If the amount of
               ----------------------------------------------
any payment to be made to or for the account of any Bank is increased under
Section 3.3 or any Bank makes a claim under Section 3.2 then, so long as no Event of Default then exists or would result therefrom:

          (a) Borrower may, within sixty days after the notice thereof and by not less than five Business Days' written notice to Administrative Agent, cancel such Bank's Commitment, whereupon such Bank shall cease to be obligated to participate in further Loans hereunder and its Commitment shall be reduced to the amount of its outstanding Loans until such Loans are repaid by the Obligors either on the Principal Repayment Date for such Loans or pursuant to Section 3.6(b), at which time such Bank's Commitment shall be reduced to zero; and

          (b) if Borrower cancels such Bank's Commitment pursuant to clause (a) above and if Borrower so elects by written notice to Administrative Agent given at the same time as the notice referred to in clause (a) above, the Obligors shall prepay such Bank's portion of each outstanding Loan together with any accrued interest thereon plus all costs and expenses (including broken funding costs in connection with the re-lending, re-borrowing, funding or other employing of funds) incurred by such Bank as a result of such cancellation or prepayment on a date other than the Principal Repayment Date for such Loan.

          3.7  Notice of Reductions.  Each notice of reduction or prepayment
               --------------------
given pursuant to Section 3.4, 3.5 or 3.6 shall be irrevocable, shall specify the date upon which such reduction or prepayment is to be made and, in the case of a notice of prepayment, shall obligate the Obligors to make such prepayment on such date. Borrower may not give a notice of reduction of a part of the Commitment pursuant to Section 3.6 at any time prior to the date so specified in any previous such notice.

          3.8  Designation of Replacement Bank.  If the Commitment of any Bank
               -------------------------------
is cancelled by Borrower pursuant to Section 3.6 or if any Bank terminates its Commitment with respect to Eurodollar Loans pursuant to Section 4.2, Borrower, with the consent of Administrative Agent, may designate an Eligible Assignee (or, if it deems appropriate, more than one Eligible Assignee) acceptable to Administrative Agent to act as a Bank hereunder and upon execution of an Assignment and Acceptance by such Eligible Assignee, such Eligible Assignee shall be deemed a Bank hereunder to the same extent as if it were a signatory hereto and, thereafter, such Eligible Assignee shall for all purposes be considered a "Bank" hereunder; provided that the Commitment assigned to the new
                               --------
Bank thereby shall not exceed the Commitment of the replaced Bank.

     3.9  Effect of Reduction of Commitment.  If, at any time:
          ---------------------------------

          (i) the Commitment of any Bank is reduced to zero in accordance with the terms of this Agreement;

          (ii) all indebtedness and other amounts owed to such Bank by the Obligors hereunder or in connection herewith have been satisfied in full; and

          (iii) such Bank is under no further actual or contingent obligation hereunder,

then such Bank shall cease to be a party hereto and a Bank for the purposes hereof; provided, however, that the obligations of the Obligors under Sections
        --------  -------
2.15, 2.16, 3.1, 3.2, 3.3, 11.13, 11.14 and 11.15 shall survive the cancellation of the Commitment and the termination of this Agreement.

          3.10  Accrued Fees.  On the date of the cancellation of any portion of
                ------------
the Total Commitment in accordance with Section 3.5 or of any Bank's Commitment under Section 3.6, all accrued Facility Fees for such portion of the Total Commitment or of such Bank's Commitment shall be paid in full by Borrower.

          3.11  Survival.  The agreements and obligations of Borrower in this
                --------
Section 3 shall survive the termination of this Agreement.

                                   SECTION 4
                                   ---------
                    CHANGE IN CIRCUMSTANCES AFFECTING LOANS
                    ---------------------------------------

          4.1   Inability to Determine Eurodollar Rate.  If any Reference Bank
                --------------------------------------
determines (which determination shall be made in Good Faith and shall be conclusive and binding upon the Obligors that (i) by reason of circumstances then affecting the Eurodollar interbank market, adequate and reasonable means do not or will not exist for ascertaining the interest rate applicable to any Eurodollar Loans, or (ii) Dollar deposits in the relevant amounts and for the relevant Interest Period are not available to the Banks in the Eurodollar interbank market, then it shall notify the Administrative Agent who shall forthwith give written notice of such determination to Borrower and each Bank at least one (1) Business Day prior to the first day of any Interest Period so affected; whereupon, until Administrative Agent shall notify Borrower that the circumstances giving rise to such suspension no longer exist, (x) the obligations of the Banks to make Eurodollar Loans shall be suspended and (y) the Obligors shall repay in full, without premium or penalty, the then outstanding principal amount of the Eurodollar Loans, together with accrued interest thereon, on the last day of the then current Interest Period pursuant to the next sentence. Unless an Obligor notifies Administrative Agent to the contrary within one (1) Business Day after receiving a notice from Administrative Agent pursuant to this Section, an Obligor shall, concurrently with repaying the Eurodollar Loans pursuant to this Section, be deemed automatically without any further notice to Administrative Agent or the Banks to have requested and received Reference Rate Loans in an equal principal amount from the Banks, the proceeds of which are deemed to have been used to repay the other Loans.

          4.2   Illegality.  If, after the Effective Date, the introduction of
                ----------
or any change in any applicable law, rule or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof or compliance by any Bank with any request or directive (whether or not having the force of law) of any such authority shall make it unlawful or impossible for such Bank (or its Lending Office) to make, maintain or fund its Eurodollar Loans, such Bank shall forthwith give written notice thereof to Administrative Agent and to Borrower. Before giving any notice pursuant to this Section, such Bank agrees to use reasonable efforts (consistent with legal and regulatory restrictions) to designate a different Lending Office if such designation will avoid the need for giving such notice and will not be otherwise disadvantageous to such Bank in the sole judgment of such Bank. Upon receipt of such notice (i) if such Bank has received a request with respect to Eurodollar Loans and has not yet made such Loan, a Reference Rate Loan shall be deemed to have been designated without any further notice; (ii) all Loans which would otherwise be made by such Bank as Eurodollar Loans shall be made instead as Reference Rate Loans; and (iii) the Obligor to which such Eurodollar Loans were made shall prepay in full, without premium or penalty, the then outstanding principal amount of such Bank's Eurodollar Loans, together with accrued interest, on either (x) the last day of the then-current Interest Period if such Bank may lawfully continue to fund and maintain such Eurodollar Loans, to such day or (y) immediately if such Bank may not lawfully continue to fund and maintain such Eurodollar Loans to such day together with an amount, if any, calculated as set forth in the last sentence of
Section 3.4. Concurrently with prepaying each such Eurodollar Loan such Obligor shall borrow a Reference Rate Loan from such Bank in an amount equal to the principal amount of such Bank's Eurodollar Loans, the proceeds of which are deemed to have been used to repay such Bank's Eurodollar Loans. If circumstances subsequently change so that such Bank is not further affected, and no Eligible Assignee has been appointed pursuant to Section 3.8, such Bank shall so notify Borrower and Administrative Agent and such Bank's obligation to make and continue Eurodollar Loans shall be reinstated upon written request of Borrower.

                                   SECTION 5
                                   ---------
                             CONDITIONS PRECEDENT
                             --------------------

          5.1   Initial Conditions Precedent.  The obligation of Banks to make
                ----------------------------
the initial Loan hereunder is subject to the condition that on or before the Effective Date, (a) there shall have been delivered to Administrative Agent with counterparts for each Bank and in form and substance satisfactory to Administrative Agent, each dated the Effective Date unless otherwise indicated:

          (i) The Guaranties, duly executed and delivered by each of the Guarantors;

          (ii) Certified copies of the resolutions of the Board of Directors of each Obligor approving this Agreement, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement;

          (iii) A certificate of the Secretary or an Assistant Secretary of each Obligor certifying the names and true signatures of the officers of such Obligor authorized to sign this Agreement and the other documents to be delivered hereunder;

          (iv) Certified copies of each Obligor's Certificate of Incorporation or Deed of Incorporation, together with a good standing certificate from its jurisdiction of incorporation, each to be dated a recent date prior to the Effective Date;

          (v) Copies of each Obligor's Memorandum of Association and Articles of Incorporation or Articles of Association and Extract from Commercial Register, certified as of the Effective Date by its Secretary or an Assistant Secretary;

          (vi) Favorable opinions of (A) Graham Thompson & Company, Bahamas counsel for the Borrower and Dish Placement, substantially in the form of Exhibit F-1 hereto, (B) Trenite Van Doorne, counsel for White Holding, substantially in the Form of Exhibit F-2 hereto, (C) Wilmer, Cutler & Pickering, New York counsel for the Obligors, substantially in the form of Exhibit G hereto, (D) the Assistant General Counsel of Hughes, substantially in the form of Exhibit H-1 hereto, and (E) counsel for each Guarantor (other than Hughes), substantially in the form of Exhibit H-2 hereto;

          (vii) A favorable opinion of O'Melveny & Myers LLP, special counsel for the Administrative Agent, substantially in the form of Exhibit I hereto;

          (viii) Certified copies of the resolutions of the Board of Directors of each Guarantor, approving the Guaranty to which it is a party, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to such Guaranty;

          (ix) A certificate of the Secretary or an Assistant Secretary of each Guarantor (or, in the case of a foreign Guarantor, a similar officer for companies in such foreign country) certifying the names and true signatures of the officers of such Guarantor authorized to sign the Guaranty to which it is a party and the other documents to be delivered hereunder;

          (x) Certified copies of the Certificate of Incorporation of each Guarantor above, together with good standing certificates from the jurisdiction of its incorporation and its principal place of business, each to be dated a recent date prior to the Effective Date (or, with respect to foreign Guarantors, such appropriate similar documents for companies in such foreign country);

          (xi) Copies of the Bylaws of each Guarantor (or, with respect to Darlene Investments LLC, its Memorandum of Association and Articles of Association), certified as of the Effective Date by its Secretary or an Assistant Secretary (or, in the case of Darlene Investments LLC, a similar officer for companies in the Cayman Islands); and

          (xii) Such other instruments, information or documents as Administrative Agent or Majority Banks may reasonably request.

          (b) Borrower shall have paid (i) to Administrative Agent, for distribution (as appropriate) to Administrative Agent and the Arranger the fees and expenses payable on the Effective Date pursuant to the Letter Agreement and
(ii) to O'Melveny & Myers LLP its fees and expenses payable pursuant to Section
11.13 hereof through the Effective Date.

          (c) Administrative Agent shall have received an officers' certificate from Borrower, dated the Effective Date, in form and substance satisfactory to Administrative Agent, to the effect that the representations and warranties in Section 6 hereof are true, correct and complete in all material respects on and as of the Effective Date to the same extent as though made on and as of that date.

          (d) Administrative Agent shall have received a certificate, signed by the Treasurer or an Assistant Treasurer of Hughes dated the Effective Date certifying that (i) since December 31, 1998 there has been no change in Hughes' financial condition or results of operations which constitutes a Material Change; and (ii) to the knowledge of Hughes, that there is no pending or threatened litigation, proceeding or investigation that is reasonably likely to have a material adverse effect on the properties, business, operations or conditions (financial or otherwise) of the Borrower or of Hughes or that purports to affect this Agreement or the transactions contemplated hereby.

          (e) Administrative Agent shall have received evidence in form and substance satisfactory to it that all commitments under the Credit Agreement dated as of September 24, 1997, as amended, among Borrower, Dish Placement, the banks party thereto, and Bank of America National Trust and Savings Association, as agent for such banks, have been terminated in full, that all letters of credit issued pursuant to such credit agreement have been terminated and that all obligations payable to such banks and the agents under such credit agreement have been paid in full.

          (f) All commitments under the Existing Citibank Agreement shall have been terminated in full, all letters of credit issued pursuant to the Existing Citibank Agreement shall have been terminated and all obligations payable to the banks and agents under the Existing Citibank Agreement shall have been paid in full.

          (g) All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Administrative Agent, acting on behalf of Banks, and its counsel shall be satisfactory in form and substance to Administrative Agent and such counsel, and Administrative Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent may reasonably request.

          5.2  Conditions Precedent to Loans.  The obligation of Banks to
               -----------------------------
disburse each Loan (including the first Loan) is subject to the following conditions and by communicating a Loan Request the Obligors, jointly and severally, are deemed to certify that: (a) the representations and warranties contained in this Agreement and any other documents delivered pursuant hereto are true and correct in all material respects on the date of such Loan Request;
(b) the financial statements delivered to Administrative Agent by Borrower pursuant to Section 7.5 on the date most nearly preceding the Loan Request present fairly the financial position and results of operation and changes in financial position of Borrower and its consolidated Subsidiaries as at the end of, and for the fiscal period to which such statements relate, (subject, in the case of unaudited financial statements to year end adjustments) and there has been no Material Change since the date of such financial statements; (c) there has been no change in Hughes' financial condition or results of operations which constitutes a Material Change; (d) to the knowledge of Hughes, there is no pending or threatened litigation, proceeding or investigation that Hughes believes is reasonably likely to have a material adverse effect on the properties, business, operations (financial or otherwise) of the Borrower or of Hughes or that purports to affect this Agreement, the Hughes Guaranty or the transactions contemplated hereby or thereby; and (e) no Event of Default or Unmatured Event of Default has occurred and is continuing except such Events of Default or Unmatured Events of Default as have been expressly waived by or on behalf of the Banks.

          5.3  Conditions to Letter of Credit.  The obligation of an Issuing
               ------------------------------
Bank to issue any Letter of Credit hereunder is subject to the following conditions precedent:

          (a) On or before the date of issuance of such Letter of Credit, Administrative Agent and the applicable Issuing Bank shall have received, in accordance with the provisions of subsection 2.11(b)(i), an originally executed L/C Request and an originally executed application for issuance of letter of credit in the standard form then utilized by the applicable Issuing Bank, in each case signed by the chief executive officer, the chief financial officer or the treasurer of the Obligor requesting such Letter of Credit or by any executive officer of such Obligor designated by any of the above-described officers on behalf of such Obligor in a writing delivered to Administrative Agent, together with all other information specified in subsection 2.11(b)(i) and such other documents or information as the applicable Issuing Bank may reasonably require in connection with the issuance of such Letter of Credit.

          (b) On the date of issuance of such Letter of Credit, all conditions precedent described in Section 5.2 shall be satisfied to the same extent as if the issuance of such Letter of Credit were the making of a Loan and the date of issuance of such Letter of Credit were a Borrowing Date.

          Each Issuing Bank shall be entitled to assume that the conditions precedent set forth in Sections 5.3(a) and (b) have been satisfied unless such Issuing Bank has received written notice from Administrative Agent to the contrary.

                                   SECTION 6
                                   ---------
                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

          6. Borrower (and, with respect to a representation or warranty relating to a Designated Subsidiary, such Designated Subsidiary jointly and severally) represents and warrants as follows:

          6.1  Authority of Borrower.  Borrower (a) is an international business
               ---------------------
company duly organized and existing under the laws of the Bahamas, with its principal place of business in the Bahamas, (b) has the corporate power to own its property and carry on its business as now being conducted, (c) is duly qualified and authorized to do business, and is in good standing in every state, country or other jurisdiction where the failure to be so qualified, authorized and in good standing would have a material adverse effect on Borrower, (d) has full power and authority to borrow the sums provided for in this Agreement, to execute, deliver and perform this Agreement and any instrument or agreement required hereunder, and to perform and observe the terms and provisions hereof and thereof, (e) has taken all corporate action on the part of Borrower, its directors or stockholders, necessary for the authorization, execution, delivery and performance of this Agreement, and any instrument or agreement required hereunder on the date hereof, (f) requires no consent or approval of any trustee or holder of any indebtedness or obligation of Borrower to enter into, deliver or perform its obligations under this Agreement and the Notes, and (g) requires no consent, permission, authorization, order or license of any governmental authority in connection with the execution and delivery and performance of this Agreement and any instrument or agreement required hereunder, or any transaction contemplated hereby, except as may have been obtained and certified copies of which have been delivered to Banks through Administrative Agent.

          6.2  Binding Obligations.  This Agreement is the legal, valid and
               -------------------
binding obligation of Borrower and each Designated Subsidiary, enforceable against each of them in accordance with its terms, and any instrument or agreement required hereunder, when executed and delivered, will be similarly valid, binding and enforceable.

          6.3  Incorporation of Subsidiaries.  Each Subsidiary of Borrower is a
               -----------------------------
corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is duly licensed or qualified as a foreign corporation in all jurisdictions where the failure to be so qualified, authorized and in good standing would have a material adverse effect on Borrower and its Subsidiaries taken as a whole.

          6.4  No Contravention.  There is no charter, by-law, or capital stock
               ----------------
provision of Borrower or any Designated Subsidiary and no provision of any indenture or material agreement, written or oral, to which Borrower or any Designated Subsidiary is a party or under which Borrower or such Designated Subsidiary is obligated, nor is there any statute, rule or regulation, or any judgment, decree or order of any court or agency binding on Borrower or any Designated Subsidiary which would be contravened by the execution, delivery and performance of this Agreement, or any instrument or agreement required hereunder, or by the performance of any provision, condition, covenant or other term hereof or thereof.

          6.5  Notices.  Except as previously disclosed in writing to
               -------
Administrative Agent, no event has occurred which would require Borrower or any Designated Subsidiary to notify Administrative Agent and the Banks pursuant to
Section 7.3 hereof.

          6.6  Financial Statements.  All financial statements furnished by
               --------------------
Borrower to Banks present fairly the financial position and results of operation and changes in financial position of Borrower and its consolidated Subsidiaries as at the end of, and for the fiscal period to which such statements relate, (subject to normal year-end adjustments), and such financial statements have been prepared in accordance with GAAP. Since the date of the audited financial statements most recently furnished by Borrower to Banks, there has been no change in Borrower's consolidated financial condition or results of operations sufficient to impair Borrower's ability to repay the Loans in accordance with the terms hereof. Neither Borrower nor any Subsidiary had any contingent obligations, liabilities for taxes or other outstanding financial obligations at that date which are material in the aggregate, except as disclosed in such statements.

          6.7  ERISA.  Borrower, any of its Subsidiaries or any other ERISA
               -----
Affiliate has never had, does not have, and will not have, any Plans.

          6.8  Use of Proceeds; Margin Regulations; Investment Act.  Neither
               ---------------------------------------------------
Borrower nor any Designated Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purposes of purchasing or carrying any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System. No portion of the proceeds of any borrowing under this Agreement has been or will be used by

Borrower or any Designated Subsidiary or any of their respective Subsidiaries in any manner that might cause the borrowing or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System in effect on the date or dates of such borrowing and such use of proceeds. Neither Borrower nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940.

          6.9   Taxes.  Each of Borrower and the Designated Subsidiaries has
                -----
filed all federal, state and foreign tax returns which to the knowledge of the financial officers of Borrower and the Designated Subsidiaries are required to have been filed, and has paid prior to delinquency all taxes that have become due pursuant to said returns or pursuant to any assessment, except as are being contested in Good Faith by appropriate proceedings and as to which adequate reserves have been provided on the books of Borrower and the Designated Subsidiaries in accordance with GAAP.

          6.10  Insurance.  Borrower and its Subsidiaries will obtain and
                ---------
maintain insurance with responsible insurance companies, in such amounts and against such risks as is customarily carried by owners of similar businesses and property, to the extent such insurance is reasonably available at commercially reasonable rates, and it will furnish Administrative Agent, upon written request, with full information as to the insurance carrier; provided, however,
                                                            --------  -------
that Borrower and its Subsidiaries may self insure to the extent they reasonably deem prudent.

          6.11  Liens.  The properties and assets of Borrower and its
                -----
Subsidiaries, real, personal and mixed, are not subject to any Liens, except for Liens permitted by this Agreement.

          6.12  Absence of Litigation; Litigation Description.  No actions,
                ---------------------------------------------
suits, investigations, litigation or proceedings are pending or, to the knowledge of Borrower, threatened against or affecting Borrower or any of its Subsidiaries or the properties of Borrower or any such Subsidiary before any court, arbitrator or governmental agency, department, commission, board, bureau or instrumentality, domestic or foreign, (a) that could reasonably be expected to result in a Material Change, or (b) which purports to affect the legality, validity or enforceability of this Agreement, any of the Guaranties or any other document delivered hereunder.

          6.13  Authorizations and Approvals.  No authorization or approval
                ----------------------------
(including exchange control approval) or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower and each Designated Subsidiary of this Agreement except for such authorizations, approvals or filings which have been duly obtained or made and are in full force and effect on the Effective Date.

          6.14  Taxes.  There is no tax, levy, impost, deduction, charge or
                -----
withholding imposed by the Bahamas or The Netherlands or any political subdivision thereof either (i) on or by virtue of the execution or delivery of this Agreement or any other document to be furnished hereunder or (ii) on any payment to be made by the Borrower or a Designated Subsidiary pursuant to this Agreement.

          6.15  Enforcement.  This Agreement is in proper legal form under the
                -----------
laws of the Bahamas for the enforcement thereof against the Borrower and Dish Placement under the laws of the Bahamas; and to ensure the legality, validity, enforceability or admissibility in evidence of this Agreement in the Bahamas, it is not necessary that this Agreement or any other document be filed or recorded with any court or other authority in the Bahamas or that any stamp or similar tax be paid on or in respect of this Agreement or any other document to be delivered hereunder. This Agreement is in proper legal form under the laws of The Netherlands for the enforcement thereof against White Holding under the laws of The Netherlands; and to ensure the legality, validity, enforceability or admissibility in evidence of this Agreement in The Netherlands, it is not necessary that this Agreement or any other document be filed or recorded with any court or other authority in The Netherlands or that any stamp or similar tax be paid on or in respect of this Agreement or any other document to be delivered hereunder.

          6.16  Authority of Designated Subsidiaries.  Each Designated
                ------------------------------------
Subsidiary (a) is a company duly organized and existing under (x) in the case of Dish Placement Services, Ltd., the laws of the Bahamas, with its principal place of business in the Bahamas, and (y) in the case of White Holding, the laws of the Netherlands, with its principal place of business in The Netherlands, (b) has the corporate power to own its property and carry on its business as now being conducted, (c) is duly qualified and authorized to do business, and is in good standing in every state, country or other jurisdiction where the failure to be so qualified, authorized and in good standing would have a material adverse effect on Borrower and its Subsidiaries, taken as a whole, (d) has full power and authority to borrow the sums provided for in this Agreement, to execute, deliver and perform this Agreement and any instrument or agreement required hereunder, and to perform and observe the terms and provisions hereof and thereof, (e) has taken all corporate action on the part of such Designated Subsidiary, its directors or stockholders, necessary for the authorization, execution, delivery and performance of this Agreement, and any instrument or agreement required hereunder on the date hereof, (f) requires no consent or approval of any trustee or holder of any indebtedness or obligation of such Designated Subsidiary to enter into, deliver or perform its obligations under this Agreement and the Notes, and (g) requires no consent, permission, authorization, order or license of any governmental authority in connection with the execution and delivery and performance of this Agreement and any instrument or agreement required hereunder, or any transaction contemplated hereby, except as may have been obtained and certified copies of which have been delivered to Banks through Administrative Agent.

          6.17  Year 2000 Compliance.  Each of the Obligors has a comprehensive
                --------------------
program to address the "year 2000 problem" (that is, the inability of computers, as well as embedded microchips in non-computing devices, to properly perform date-sensitive functions with respect to certain dates prior to and after December 31, 1999). That program has been implemented substantially in accordance with the timetable for implementation and each of the Obligors reasonably anticipates that it will substantially avoid the year 2000 problem as to all computers, as well as embedded microchips in non-computing devices, that are material to the business of the Borrower and its Subsidiaries. Each of the Obligors has adequate contingency plans to ensure uninterrupted and unimpaired business operation in the event of a failure of its own or a third party's systems or equipment due to the year 2000 problem, including those of vendors, customers and suppliers, as well as a general failure of or interruption in its communications and delivery infrastructure.

                                   SECTION 7
                                   ---------
                       AFFIRMATIVE COVENANTS OF BORROWER
                       ---------------------------------

          7. Borrower covenants and agrees that so long as the credit hereby granted shall remain available in whole or in part or until the full and final payment of all indebtedness incurred hereunder (including with respect to Accepted Time Drafts) and the cancellation or expiration of all Letters of Credit, unless Majority Banks waive compliance in writing:

          7.1  Use of Proceeds of Loans.  It will, and will cause each
               ------------------------
Designated Subsidiary to, use the proceeds of the Loans made by Banks to Borrower and such Designated Subsidiary hereunder to finance (i) the purchase of direct-to-home IRD decoder boxes, disk antennae and related goods for satellite television in Mexico, the Caribbean, or a country located in Central America or South America, the payment of duties, value added taxes and other costs associated with the such purchase and the payment of fees, commissions and expenses incurred therewith (in compliance with all applicable legal and regulatory requirements), and (ii) the payment of interest and fees due under this Agreement. Each Obligor, as a non-bank entity located outside the United States, by execution of this Agreement, is deemed to have received notice to the effect that it is the policy of the Board of Governors of the Federal Reserve System that extensions of credit by international banking facilities may be used only to finance the non-U.S. operations of a customer (or its foreign affiliates) located outside the United States. Each Obligor hereby acknowledges that the proceeds of Loans made to such Obligor from the Banks that are such international banking facilities will be used solely to finance its operations outside the United States or that of its foreign affiliates.

          7.2  Management of Business.  It will manage its business and conduct
               ----------------------
its affairs such that the representations and warranties contained in Sections
6.1 through 6.3 and 6.7 through 6.10 remain true and correct in all material respects at all times during the Availability Period.

          7.3  Notice of Certain Events.  It will, and it will cause each of its
               ------------------------
Subsidiaries to, give prompt written notice to Administrative Agent (who shall promptly notify the Banks) of: (a) all Events of Default or Unmatured Events of Default under any of the terms or provisions of this Agreement, (b) any event of default under any other agreement, contract, indenture, document or instrument entered, or which may be entered, into by it that could, if settled unfavorably, result in a Material Change, (c) all litigation, arbitration or administrative proceedings involving Borrower or any of its Subsidiaries which could in the reasonable opinion of Borrower be expected to result in a Material Change; (d) any other matter which has resulted in, or might in the reasonable opinion of Borrower result in, a Material Change; and (e) any material change in Borrower's ownership or ownership structure.

          7.4  Records.  It will, and it will cause each of its Subsidiaries to,
               -------
keep and maintain full and accurate accounts and records of its operations according to GAAP and will permit Administrative Agent, and its designated officers, employees, agents and representatives, to have access thereto and to make examination thereof at all reasonable times, to make audits, and to inspect and otherwise check its properties, real, personal and mixed; provided, however,
                                                              --------  -------
that such examination and access shall be in compliance with security and confidentiality requirements of all governmental authorities and, subject to Section 11.15, Borrower's corporate policies.

     7.5     Information Furnished.  It will furnish to Banks and Administrative
             ---------------------
Agent:

          (a) Within sixty (60) days after the close of each quarter, except for the last quarter of each fiscal year, its consolidated balance sheet as of the close of such quarter and its consolidated profit and loss statement and cash flow statement for that quarter and for that portion of the fiscal year ending with such quarter, all prepared in accordance with GAAP, and all certified by its chief financial officer as presenting fairly the financial position and results of operations and changes in financial position of Borrower and its consolidated Subsidiaries as at the end of, and for the fiscal period to which such statements relate, subject to normal year-end adjustments.

          (b) Within one hundred twenty (120) days after the close of each fiscal year, a complete copy of its annual financial statements, which statements shall include at least its consolidated balance sheet as of the close of such fiscal year and its consolidated profit and loss statement and cash flow statement for such fiscal year, prepared by Deloitte & Touche LLP (or such other independent certified public accountants of recognized international standing selected by Borrower) in accordance with GAAP applied on a basis consistent with that of the previous year, and which statements shall include the opinion of such accountants, such opinion not to be qualified or limited because of any restricted or limited nature of examination made by such accountants or because of a going concerns qualification.

          (c) Within sixty (60) days after the close of each quarter, except for the last quarter of each fiscal year, (and within one hundred twenty (120) days after the close of each fiscal year) its certificate executed by Borrower's chief financial officer that (i) the representations and warranties set forth in
Section 6 are true and correct in all material respects; (ii) there has been no Material Change since the date of the financial statements delivered to Administrative Agent pursuant to Section 7.5 on the date most nearly preceding the certificate; and (iii) no Event of Default or Unmatured Event of Default has occurred and is continuing except such Events of Default or Unmatured Events of Default as have been expressly waived by or on behalf of the Banks.

          (d) Such other information concerning its affairs as Administrative Agent or the Majority Banks may reasonably request.

          7.6  Execution of Other Documents.  It will, and will cause each
               ----------------------------
Designated Subsidiary to, promptly, upon demand by Administrative Agent, execute all such additional agreements, documents and instruments in connection with this Agreement as Administrative Agent or Majority Banks may reasonably deem necessary.

          7.7  Administrative Agent's and Arranger's Fees.  It will compensate
               ------------------------------------------
Administrative Agent and Arranger as set forth in the Letter Agreement.

          7.8  Compliance with Law.  It will, and will cause each of its
               -------------------
Subsidiaries to, comply with the requirements of all applicable laws, rules, regulations, and orders of any governmental or regulatory authority, a breach of which would result in a Material Change, except where contested in Good Faith by appropriate proceedings diligently pursued.

          7.9  Maintenance of Properties, Etc.  It will, and will cause each of
               -------------------------------
its Subsidiaries, to maintain and preserve all of its properties with respect to which failure to so maintain and preserve would have a Material Change.

                                   SECTION 8
                                   ---------
                        NEGATIVE COVENANTS OF BORROWER
                        ------------------------------

          8. Borrower covenants and agrees that so long as the credit hereby granted shall remain available in whole or in part or until the full and final payment of all indebtedness incurred hereunder (including with respect to Accepted Time Drafts) and the cancellation or expiration of all Letters of Credit, unless Majority Banks waive compliance in writing:

     8.1     Liens.
             -----

          (a) Borrower will not, nor will it permit any Subsidiary to, (i) sell (with or without recourse) any of its accounts receivable or any asset consisting of a loan, advance or capital contribution to any Person, or (ii) issue, incur, guaranty, assume or permit to exist any Indebtedness or Hedging Obligations secured by a Lien upon any property or assets of Borrower or any Subsidiary or upon any shares of stock or Indebtedness or Hedging Obligations of any Subsidiary (whether such property, assets, shares of stock or Indebtedness or Hedging Obligations are now owned or hereafter acquired) without in any such case effectively providing concurrently with the issuance, incurrence, guarantee or assumption of any such Indebtedness or Hedging Obligations that the Commitments and Loans and any other obligations of Borrower to the Banks (together with, if Borrower shall so determine, any other Indebtedness or Hedging Obligations of Borrower or such Subsidiary ranking equally with the Commitments and Loans and such other obligations and then existing or thereafter created) shall be secured equally and ratably with or prior to such Indebtedness or Hedging Obligations by a Lien upon such property, assets, shares of stock or indebtedness;

          (b) The above restrictions shall not apply to Indebtedness or Hedging Obligations of Borrower or any of its Subsidiaries secured by (1) Liens on property, assets, shares of stock or indebtedness of any corporation existing at the time such corporation becomes a Subsidiary; (2) Liens on fixed assets existing at the time of acquisition of such fixed assets by Borrower or a Subsidiary, or Liens to secure the payment of all or any part of the purchase price of fixed assets upon the acquisition of such fixed assets by Borrower or a Subsidiary or to secure any indebtedness incurred or guaranteed prior to, at the time of, or within 180 days after, the later of the date of acquisition of such property and the date such property is placed in service, for the purpose of financing all or any part of the purchase price thereof, or Liens to secure any indebtedness incurred or guaranteed for the purpose of financing the cost to Borrower or a Subsidiary of improvements to such acquired fixed assets; (3) Liens securing indebtedness of a Subsidiary owing to Borrower or to another wholly-owned Designated Subsidiary; (4) Liens on property of a corporation existing at the time such corporation is merged or consolidated with Borrower or a Subsidiary (in accordance with Section 8.2) or at the time of a sale, lease or other disposition of the properties of a corporation as an entirety or substantially as an entirety to

Borrower or a Subsidiary; or (5) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Liens referred to in the foregoing sub-clauses (1) to (4), inclusively; provided, however, that the principal amount of indebtedness secured thereby
--------  -------
shall not exceed the principal amount of indebtedness so secured at the time of the incurrence or guarantee thereof and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the Lien so extended, renewed or replaced (plus improvements on such property); and

          (c) Notwithstanding the provisions of Section 8.1(a) above, (i) the Obligors may sell at par for cash (without recourse) to one or more of the Guarantors, GLA or any shareholder of any LOC who is guaranteeing the obligations of such LOC to such Obligor, all or any portion of one or more of the promissory notes issued by any LOC or any Subsidiary of Borrower to the order of an Obligor to evidence loans and advances made by an Obligor to such LOC or to such Subsidiary of Borrower (individually a "LOC/Subsidiary Note" and collectively the "LOC/Subsidiary Notes"), together with the rights of such Obligor pursuant to any security agreements securing the applicable LOC/Subsidiary Note so purchased (the "Associated Collateral Rights"), or if less than the entire amount of a LOC/Subsidiary Note is purchased, the pro rata portion of the Associated Collateral Rights securing the portion of the LOC/Subsidiary Note so purchased; provided that Borrower shall apply or cause
                                  --------
the application of the proceeds of any such sales of LOC/Subsidiary Notes to the payment of principal or interest on the Loans or fees payable hereunder; and
(ii) the Obligors may grant to the Guarantors, or any of them, a second priority security interest in the LOC/Subsidiary Notes and the Associated Collateral Rights, provided that (A) Administrative Agent, on behalf of the Banks, shall have been granted a first priority security interest in the LOC/Subsidiary Notes and Associated Collateral Rights, (B) the LOC/Subsidiary Notes and documentation evidencing the Associated Collateral Rights shall be held by a third party collateral agent reasonably acceptable to Administrative Agent and the Majority Banks, (C) the Guarantors holding such second priority security interest shall not be entitled to exercise any rights or remedies with respect thereto (including foreclosure remedies) until all Loans, interest thereon and all other amounts payable under this Agreement shall have been indefeasibly paid in full;
(D) all documentation evidencing such first priority security interest of Administrative Agent, such second priority security interest of the Guarantors, the appointment and duties of such collateral agent and all other related matters shall be in form and substance satisfactory to Administrative Agent and the Majority Banks.

          8.2  Mergers, Liquidations and Sales of Assets.  Borrower will not,
               -----------------------------------------
nor will it permit any of its Subsidiaries to (a) liquidate or dissolve or enter into any consolidation, merger (except mergers between a Subsidiary and Borrower in which Borrower is the surviving corporation), partnership, joint venture, syndicate, pool or other combination which results in a material change in the nature of Borrower's business taken as a whole, unless in the case of a consolidation or merger, Borrower is the surviving corporation, and after giving effect to any such consolidation or merger no Event of Default or Unmatured Event of Default has occurred and is continuing, or (b) (except assets conveyed, sold or leased from one Subsidiary to another Designated Subsidiary or from any Subsidiary to Borrower) convey, sell or lease all or the greater part of its assets or business; provided that Borrower or any of its Subsidiaries may make
                    --------
loans and advances to LOC's in the ordinary course of business, or (c) (except in a transaction which does not result in a Material Change), sell, lease, transfer or assign any operating rights, licenses or franchises.

          8.3  Compliance with Margin Regulations.  Borrower will not, and will
               ----------------------------------
not permit any Designated Subsidiary to, engage principally, or as one of its important activities, in the business of extending credit for the purposes of purchasing or carrying any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System; and it will not, and will not permit any Designated Subsidiary to, use the proceeds of any Loan for the purpose, directly or indirectly, whether immediate, incidental or ultimate, (a) to purchase or carry, within the meaning of such Regulation U, any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock, or (b) in a manner which would violate, or result in a violation of, Regulation T, U or X of the Board of Governors of the Federal Reserve System.

          8.4  Compliance with Law, etc.  Borrower shall not (i) violate, or
               -------------------------
allow any of its Subsidiaries to violate, any laws, ordinances, government rules or regulations to which it is or may become subject or (ii) fail, or allow any of its Subsidiaries to fail, to obtain or maintain any patents, trademarks, service marks, trade names, copyrights, design patents, licenses, permits, franchises or other governmental authorizations necessary to the ownership of its property or the conduct of its business, in either case where such failure could reasonably be expected to have a Material Change.

          8.5  Change in Business.  Borrower will not and will not permit any
               ------------------
Subsidiary to make, any material change in the nature or conduct of their respective businesses as carried on at the date hereof.

          8.6  Ownership of Designated Subsidiaries.  Borrower will not fail to
               ------------------------------------
own 100% of the capital stock (other than directors' qualifying shares) of each of the Designated Subsidiaries.

          8.7  ERISA.  Borrower will not and will not permit any Subsidiary or
               -----
ERISA Affiliate to provide for or establish any Plan.

                                   SECTION 9
                                   ---------
                               EVENTS OF DEFAULT
                               -----------------

     9.1     Events of Default. If one or more of the following described Events
             -----------------
of Default shall occur:

          (a) Any Obligor shall default in the due and punctual payment of (i) the principal of any Loan within two (2) Business Days of its due date, (ii) the interest on any Loan or any fee required to be paid by any Obligor hereunder within ten (10) Days of its due date, (iii) the amount required to be paid by any Obligor to an Issuing Bank pursuant to the reimbursement obligations with respect to any drawing under a Letter of Credit within two (2) Business Days of the date a demand therefor is made as provided in Section 2.13(b)(ii), or (iv) any other amount due from it hereunder within thirty (30) Business Days of its due date; or

          (b) (i) Borrower or any of its Subsidiaries shall fail to perform or observe any of the terms, provisions, covenants, conditions, agreements or obligations contained in this Agreement (other than those contained in Sections 7.2, 7.3 (except Section 7.3(a) as to notices of immaterial Unmatured Events of Default), 7.4, 7.8, 7.9, and 8.1 through 8.7) and such failure shall continue for more than twenty (20) days after written notice from Administrative Agent to Borrower, Hughes and the Guarantor Notice Agent of the existence and character of such failure to perform or observe; or (ii) Borrower or any of its Subsidiaries shall fail to perform or observe any of the terms, provisions, covenants, conditions, agreements or obligations contained in Sections 7.2, 7.4, 7.8 and 7.9, and such failure is not remedied within thirty
(30) days (such period being the "Grace Period") after written notice from Administrative Agent to Borrower, Hughes and Guarantor Notice Administrative Agent of the existence and character of such failure; provided, however, that
                                                      --------  -------
if, upon the expiration of the Grace Period, Borrower or such Subsidiary, as the case may be, is using its best efforts to remedy such failure and in the reasonable opinion of Borrower (as certified by Borrower to Administrative Agent), such failure is capable of being remedied, Borrower or such Subsidiary, as the case may be, shall have such additional time, not to exceed 30 days after the expiration of the Grace Period, as shall be reasonably necessary to remedy such failure; or

          (c) Borrower or any of its Subsidiaries shall fail to perform or observe any of the terms, provisions, covenants, conditions, agreements or obligations on its part to be performed or observed in Section 7.3 (other than Section 7.3(a) as to notices of immaterial Unmatured Events of Default) and Sections 8.1 through 8.7; or

          (d) (i) Borrower or any of its Subsidiaries shall become insolvent, or be unable, or admit in writing its inability, to pay its debts as they become due; or (ii) Borrower or any Subsidiary shall make an assignment for the benefit of creditors or to an agent authorized to liquidate any substantial amount of its properties or assets; or (iii) Borrower or any Subsidiary shall file or have filed against it a petition in bankruptcy or seeking reorganization or to effect a plan or other arrangement with creditors or winding up or dissolution, or seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debt under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property, and such filing against it shall not be dismissed within sixty (60) days after the date of such filing; or (iv) Borrower or any Subsidiary shall apply for or consent to the appointment of or consent that an order be made appointing any receiver or trustee for any of its or their properties, assets or business, or if a receiver or a trustee shall be appointed for all or a substantial part of its or their properties, assets or business; or (v) an order for relief shall be entered against Borrower or any Subsidiary under the United States federal bankruptcy laws or the bankruptcy laws of the Bahamas or The Netherlands as now or hereafter in effect; or (vi) Borrower or any Subsidiary shall take any action indicating its consent to, approval of or acquiescence in, any of the foregoing; or

          (e) Any representation or warranty made by an Obligor herein or in any certificate or financial or other statement heretofore or hereafter furnished by Borrower or any Designated Subsidiary or any of their respective officers to Administrative Agent or the Banks, or by any Guarantor in any Guaranty, proves to be in any material respect false or misleading as of the date when made, deemed made or reaffirmed; or

          (f) Any final judgment, decrees, writs of execution, attachments or garnishments or any Liens, or any other legal processes shall be issued or levied against any of the assets or property of Borrower or any of its Subsidiaries (and shall not have been vacated, discharged or stayed) in amounts which in the aggregate would result in a Material Change (without limiting the generality of the foregoing, a judgment in excess of $10,000,000 in the aggregate shall, for purposes only of this Section 9.1 (f), be deemed to result in a Material Change); provided,
                                                                 --------
however, that such aggregate amount shall include only amounts in excess of (i)
-------
insurance coverage therefor and (ii) reserves on the books of Borrower or any of its Subsidiaries therefor; provided, further, that such aggregate amount shall
                           --------  -------
not include any amounts with respect to matters subject to appeal conducted in Good Faith and diligently pursued or other further legal process by Borrower or any of its Subsidiaries or any amounts with respect to any such legal process which Borrower or any of its Subsidiaries has detached from such property by posting of a bond or equivalent process; or

          (g) Any governmental authority or any Person acting or purporting to act under governmental authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the property of the Borrower or of any of its Subsidiaries, or shall have taken any action to displace the management of the Borrower or of any of its Subsidiaries or to curtail its authority in the conduct of the business of the Borrower or of any of its Subsidiaries; or

          (h) Borrower or any of its Subsidiaries (i) fails to make any payment (or otherwise satisfy) in respect of any indebtedness for money borrowed when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the document relating thereto on the date of such failure; or (ii) an event of default shall occur which permits the acceleration of indebtedness for money borrowed under any other agreement, contract, indenture, document or instrument executed, or which may be executed, by Borrower or any of its Subsidiaries, which failure or event of default has not been waived or cured; provided, however, that no Event of Default shall exist
                      --------  -------
hereunder if the amount of the indebtedness which is not paid or may be accelerated with respect to the defaulted obligations shall not exceed in the aggregate $10,000,000; or

          (i) Hughes or any Successor Guarantor fails to beneficially own and control and to have economic ownership of, directly or indirectly, at least 25% of the issued and outstanding capital stock of Borrower; or

          (j) Hughes or any Successor Guarantor shall fail to perform or observe any term, covenant or agreement contained in the Hughes Guaranty and such failure shall continue for more than twenty (20) days after written notice from Administrative Agent to Borrower of the existence of such failure; or

          (k) Any provision of the Hughes Guaranty shall for any reason cease to be in full force and effect or valid and binding on Hughes or any Successor Guarantor or Hughes or any Successor Guarantor shall so state; or

          (l) An "Event of Default" shall have occurred and be continuing under the Hughes Credit Agreement; provided that if such "Event of Default" occurs under Section 9.1(k) or 9.1(l) of the Hughes Credit Agreement and no other "Event of Default" has occurred and is continuing thereunder, then such "Event of Default" under Section 9.1(k) or 9.1(l) of the Hughes Credit Agreement shall not constitute an Event of Default hereunder so long as Hughes and any Successor Guarantor maintains an investment grade credit rating for its long-term senior unsecured debt from each of S&P and Moody's; or

          (m) The validity of this Agreement shall be contested by any Obligor or any legislative, executive or judicial body of the Bahamas, The Netherlands or any other jurisdiction, or any Obligor shall deny liability hereunder or thereunder (whether by a general suspension of payments or a moratorium on the payment of any class of indebtedness or otherwise), or any treaty, law, regulation, communique, decree, ordinance or policy of the Bahamas, The Netherlands or any other jurisdiction shall purport to render any provision of this Agreement invalid or unenforceable or shall purport to prevent or materially delay the performance or observance by any Obligor of its obligations hereunder;

          Then (a) automatically upon the occurrence of an Event of Default under Section 9.1(d), the Commitments shall immediately terminate, and all Loans, an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (whether or not any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letter of Credit) and other liabilities and obligations outstanding under this Agreement shall, without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived, be forthwith due and payable, if not herein otherwise then due and payable, together with all costs and expenses (including broken funding costs and other costs in connection with the re-lending, re-borrowing, funding or other employing of funds) incurred by the Banks as a result thereof, anything herein or in any agreement, contract, indenture, document or instrument contained to the contrary notwithstanding; and
(b) at any time after the occurrence of an Event of Default other than under
Section 9.1(d), and in each and every such case, unless such Event of Default shall have been remedied by the Obligors to the satisfaction of Majority Banks or waived in writing by Majority Banks (except in the case of an Event of Default under Section 9.1(a) or an Event of Default arising from the failure of Hughes or any Successor Guarantor to make payments under the Hughes Guaranty, the waiver of which shall require the consent of all the Banks), Administrative Agent may, with the consent of the Majority Banks, or shall, upon the direction of Majority Banks, immediately terminate the Commitments, whereupon the same shall be cancelled and reduced to zero and any Loan Request given in respect of a Borrowing Date occurring on or after the date of such notice of cancellation shall cease to have effect, the obligation of Administrative Agent to issue any Letter of Credit and the right of any Bank to issue any Letter of Credit hereunder shall thereupon terminate, and all Loans, all accrued interest thereon, an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (whether or not any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letter of Credit), the outstanding amount of all Accepted Time Drafts and all other liabilities and obligations outstanding under this Agreement shall, thereupon, without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived, be forthwith due and payable, if not otherwise then due and payable, together with all costs and expenses (including broken funding costs and other costs in connection with the re-lending, re-borrowing, funding or other employing of funds) incurred by the Banks as a result thereof, anything herein or in any other agreement, contract, indenture, document or instrument contained to the contrary notwithstanding; provided that the foregoing shall not affect in any way the
                 --------
obligations of Banks under subsection 2.13(c)(i). Thereafter any Bank or the Banks may immediately, and without expiration of any period of grace, enforce payment of all liabilities and obligations of the Obligors under this Agreement and under any other agreements, contracts, indentures, documents and instruments between Borrower, and/or any Designated Subsidiary and the Banks.

          9.2  Recovery of Amounts Due.  If any amount payable hereunder is not
               -----------------------
paid as and when due, each Obligor hereby authorizes Administrative Agent, each Bank and their respective affiliates to proceed, to the fullest extent permitted by applicable law, without prior notice, by right of set-off, banker's lien or counterclaim, against any moneys or other assets of such Obligor in any currency that may at any time be in the possession of Administrative Agent or any of its affiliates or such Bank or any of its affiliates, at any branch or office thereof, to the full extent of all amounts payable to Administrative Agent and the Banks hereunder. Any Bank that so proceeds or that has an affiliate that so proceeds shall forthwith give notice to Administrative Agent of any action taken by such Bank or affiliate pursuant to this Section 9.2.

          9.3  Rights Cumulative.  The rights of Administrative Agent and the
               -----------------
Banks provided for herein are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity.

    9.4  Letters of Credit and Accepted Time Drafts.
         ------------------------------------------

          (a)  With respect to amounts described in the last paragraph of
Section 9.1 with respect to Letters of Credit and Accepted Time Drafts, the Obligor for whose account each Letter of Credit was issued will immediately pay to Administrative Agent for its benefit and the ratable (based on the Adjusted Exposure) benefit of the Banks in same day funds at the Administrative Agent's office designated by Administrative Agent, for deposit in a special cash collateral account, which shall be an interest bearing account (the "Letter of Credit Collateral Account") to be maintained for the benefit of Administrative Agent and the ratable (based on the Adjusted Exposure) benefit of Banks at such place as shall be designated by Administrative Agent, an amount in cash equal to the maximum amount that may at any time be drawn under all Letters of Credit issued for such Obligor's account outstanding on such date (whether or not any beneficiary shall have presented, or shall be entitled at such time to present the drafts and other documents required to draw under such Letter of Credit) plus the aggregate outstanding amount of all Accepted Time Drafts (the "Letter of Credit Obligations").

          (b) Each Obligor hereby pledges and assigns to Administrative Agent for its benefit and the ratable (based on the Adjusted Exposure) benefit of Banks, and grants to Administrative Agent for its benefit and the ratable (based on the Adjusted Exposure) benefit of Banks, a lien on and a security interest in the following collateral (the "Letter of Credit Collateral"):

          (i) the Letter of Credit Collateral Account, all cash deposited therein, and all certificates and instruments, if any, from time to time representing or evidencing the Letter of Credit Collateral Account;

          (ii) all notes, certificates of deposit and other instruments from time to time hereafter delivered to or otherwise possessed by Administrative Agent for or on behalf of the Obligors in substitution for or in respect of any or all of the then existing Letter of Credit Collateral;

          (iii) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Letter of Credit Collateral; and

          (iv) to the extent not covered by clauses (i) through (iii) above, all proceeds of any or all of the foregoing Letter of Credit Collateral.

          (c) Each Obligor agrees that it will not (i) sell or otherwise dispose of any interest in the Letter of Credit Collateral or (ii) create or permit to exist any lien, security interest or other charge or encumbrance upon or with respect to any of the Letter of Credit Collateral, except for the security interest created by this Section 9.4.

          (d) Administrative Agent may, in its sole discretion, without notice to any Obligor or any Guarantor except as required by law and at any time from time to time, charge, set off and otherwise apply all or any part of, first, the
                                                                      -----
Letter of Credit Obligations relating to Letters of Credit and second, the
                                                               ------
obligations of the Obligors now or hereafter existing under any of the Loan Documents, against the Letter of Credit Collateral Account or any part thereof, in such order as Administrative Agent shall elect. Administrative Agent agrees promptly to notify Borrower after any such setoff and application made by the Administrative Agent, provided that the failure to give such notice shall not
                      --------
affect the validity of such setoff and application. Upon the full and final payment of all indebtedness incurred hereunder (including with respect to Accepted Time Drafts) and the cancellation or expiration of all Letters of Credit, the security interest granted to Administrative Agent in the Letter of Credit Collateral shall terminate and all rights to the Letter of Credit Collateral shall revert to the Obligors. The rights of Administrative Agent under this Section 9.4(d) are in addition to other rights and remedies (including, without limitation, other rights of setoff) which Administrative Agent may have.

                                  SECTION 10
                                  ----------
                                   THE BANKS
                                   ---------

          10.1  Administration of Loan.  The general administration of the Loans
                ----------------------
shall be by Administrative Agent and shall be governed by the provisions set forth in Exhibit B attached hereto and incorporated herein by reference.

          10.2  Representations By Banks.  Each Bank hereby represents that it
                ------------------------
will make each Loan hereunder in the ordinary course of its business and not with a view to engage in any distribution of any evidence of indebtedness to the public; provided, however, disposition of any evidence of indebtedness held by
        --------  -------
such Bank shall at all times be within its exclusive control subject only to the provisions of Section 11.11 hereof and Section 10 of Exhibit B.

                                  SECTION 11
                                  ----------
                           MISCELLANEOUS PROVISIONS
                           ------------------------

          11.1  Amendments and Waivers.  No amendment or waiver of any provision
                ----------------------
of this Agreement, and no consent with respect to any departure by any Obligor therefrom, shall be effective unless the same shall be in writing and signed by the Majority Banks (or by the Administrative Agent at the written request of the Majority Banks) and the Borrower and acknowledged by the Administrative Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that
                                                       --------  -------
no such waiver, amendment, or consent shall, unless in writing and signed by all the Banks and the Borrower and acknowledged by the Administrative Agent, do any of the following: (a) increase or extend the Commitment of any Bank (or reinstate any Commitment terminated pursuant to Section 9.1); (b) postpone or delay any date fixed by this Agreement for any payment of principal, interest, fees or other amounts due to the Banks (or any of them) hereunder; (c) reduce the principal of, or the rate of interest specified herein on any Loan, or any fees or other amounts payable hereunder; (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Banks or any of them to take any action hereunder; (e) provide for the release or termination of, or any material amendment or waiver of or modification to, the Hughes Guaranty; (f) reduce the amount payable under the Hughes Guaranty; (g) change in any manner the obligations of Banks relating to the purchase of participations in Letters of Credit or Accepted Time Drafts; or
(h) amend this Section or any provision herein providing for consent or other action by all Banks; provided, further, that no amendment, waiver or consent
                     --------  -------
shall, unless in writing and signed by the Administrative Agent in addition to the Majority Banks or all the Banks, as the case may be, affect the rights or duties of the Administrative Agent under this Agreement or rights or privileges thereunder.

          11.2  Notices.  All notices, payments, requests, reports, information,
                -------
demands and other communications which any party hereto may desire, or may be required, to give or make to any other party hereto, shall (unless otherwise permitted as a telephonic notice or request hereunder) be given by mailing the same, postage prepaid, or by telex, or rapifax transmission, or by hand delivery or courier, to each party at its address set forth in Exhibit C attached hereto and incorporated herein by reference, or to such other address as may, from time to time, be specified in writing by Borrower or any Bank. Such communications shall be deemed to have been duly given and received in the case of a telex, when the telex is sent and the appropriate answer-back is received, in the case of mail when sent by pre-paid certified or registered mail correctly addressed to the addressee, in the case of rapifax transmission, when transmission has been sent, in the case of hand delivery or courier, when received. Administrative Agent may rely and act upon any Loan Request made by telex or other telexed, telephonic or facsimile instructions to Administrative Agent by any Person purporting to be an authorized Person of Borrower (and, in respect to Loans made to a Designated Subsidiary, such Designated Subsidiary), and Borrower and the Designated Subsidiary shall be unconditionally and absolutely estopped from denying the authenticity and validity of any transaction or act made by Administrative Agent or any Bank in reliance thereon. Each party hereto shall promptly confirm by telex or rapifax any telephone communication made by it to another pursuant to this Agreement but the absence of such confirmation shall not affect the validity of such communication, which shall be effective upon receipt. If there is any conflict between any telephonic communication and a written confirmation, the written communication shall govern, the recipient of such communication shall be held harmless by all parties hereto with respect to any action taken in reliance on the telephonic communication prior to the time such recipient receives and has had reasonable time to review the subsequent written confirmation and initiate such corrective action as the recipient deems reasonable under the circumstances.

          11.3   Waiver.  Neither the failure of, nor any delay on the part of,
                 ------
any party hereto in exercising any right, power or privilege hereunder, or under any agreement, contract, indenture, document or instrument mentioned herein, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder, or under any agreement, contract, indenture, document or instrument mentioned herein, preclude other or further exercise thereof or the exercise of any other right, power or privilege; nor shall any waiver of any right, power, privilege or default hereunder, or under any agreement, contract, indenture, document or instrument mentioned herein, constitute a waiver of any other right, power, privilege or default or constitute a waiver of any other default of the same or of any other term or provision. All rights and remedies herein provided are cumulative and not exclusive of any rights or remedies otherwise provided by law.

          11.4   New York Law.  The interpretation, enforcement and effect of
                 ------------
this Agreement, the Loans and any agreements, contracts, indentures, documents or instruments delivered in accordance herewith, shall be governed and controlled in all respects by and construed according to the substantive laws of the State of New York (including without limitation Section 5-1401 of the General Obligations Law of the State of New York), without regard to conflict of laws principles.

          11.5   Headings.  The headings set forth herein are solely for the
                 --------
purpose of identification and shall not be construed as a part of the sections or subsections which they head.

          11.6   Accounting Terms.  All accounting terms not otherwise defined
                 ----------------
herein have the meaning assigned to them in accordance with GAAP, provided, however, any act or condition in accordance herewith and permitted hereunder when taken, created or occurring, shall not become a violation of any section of this Agreement as a result of a subsequent change in GAAP.

          11.7   Counterparts.  This Agreement may be executed in any number of
                 ------------
counterparts and by the different parties hereto on separate counterparts, and all of said counterparts taken together shall constitute one and the same instrument.

          11.8   Written Disclosure.  Wherever written disclosure by an Obligor
                 ------------------
to Banks is required or permitted by this Agreement, written disclosure to Administrative Agent by such Obligor shall constitute such disclosure.

          11.9   Singular; Plural.  Whenever used herein, the singular number
                 ----------------
shall include the plural, the plural the singular, and the use of any gender shall be applicable to all genders.

          11.10  Illegality.  The illegality or unenforceability of any
                 ----------
provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

          11.11  Assignments and Participations.
                 ------------------------------

          (a) The Obligors may not assign their respective rights or obligations hereunder without the prior written consent of all the Banks.

          (b) Each Bank may assign to one or more Eligible Assignees or Approved Bank Affiliates all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Loans owing to it and its participations in Letters of Credit); provided,
                                                                    --------
however, that (i) each such assignment shall be of a constant, and not a
-------
varying, percentage of all rights and obligations under this Agreement, (ii) after giving effect to any such assignment, (1) the assigning Bank shall no longer have any Commitment or (2) the amount of the Commitment of both the assigning Bank and the Eligible Assignee or Approved Bank Affiliate party to such assignment (in each case determined as of the date of the Assignment and Acceptance with respect to such assignment) shall not be less than the lesser of
(A) $10,000,000 and (B) the quotient derived from dividing the product of (x) $10,000,000 times (y) the aggregate amount of all Commitments (determined as of
            -----
the date of the Assignment and Acceptance with respect to such assignment) by $400,000,000, (iii) Borrower and Administrative Agent shall have consented to such assignment, which consent shall not be unreasonably withheld, provided that no consent shall be required for an assignment to a Bank or an Approved Bank Affiliate and no consent of the Borrower shall be required if, at the time of such assignment, an Event of Default has occurred and is continuing, and (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, and a processing and recordation fee of $3,000. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Bank hereunder and (y) the Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto; provided that anything contained in any of the Loan Documents to
                --------
the contrary notwithstanding, if such Bank is the Issuing Bank with respect to any outstanding Letters of Credit or Accepted Time Drafts such Bank shall continue to have all rights and obligations of an Issuing Bank with respect to such Letters of Credit and Accepted Time Drafts until the cancellation or expiration of such Letters of Credit, payment or Accepted Time Drafts and the reimbursement of any amounts drawn thereunder).

          (c) By executing and delivering an Assignment and Acceptance, the Bank assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any of the

Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any of the Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (ii) such assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower, any Designated Subsidiary, or any Guarantor or the performance or observance by Borrower, any Designated Subsidiary, or any Guarantor of any of its obligations under any of the Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (iii) such assignee confirms that it has received a copy of the Loan Documents, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon Administrative Agent, such assigning Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; (v) such assignee confirms that it is an Eligible Assignee or an Approved Bank Affiliate as applicable; (vi) such assignee appoints and authorizes Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Bank.

          (d) Administrative Agent shall maintain a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Banks and the Commitment of and principal amount of the Loans owing to, each Bank from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Borrower, the Designated Subsidiaries, the Administrative Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of the Loan Documents. The Register shall be available for inspection by Borrower, the Designated Subsidiaries or any Bank at any reasonable time and from time to time upon reasonable prior notice.

          (e) Within five days of its receipt of an Assignment and Acceptance executed by an assigning Bank and an assignee representing that it is an Eligible Assignee or an Approved Bank Affiliate, as applicable (together with a processing and recordation fee of $3,000 with respect thereto) and upon consent of Borrower and Administrative Agent, if required pursuant to Section 11.11(b)(iii), Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit J hereto, (1) accept such Assignment and Acceptance and (2) record the information contained therein in the Register.

          (f) Each Bank may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Loans owing to it, and its participations in Letters of Credit and Accepted Time Drafts); provided, however, that (i) such Bank's obligations under this
              --------  -------
Agreement (including, without limitation, its Commitment to Borrower hereunder) shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Bank shall remain the holder of any such Loan, Letters of Credit, Accepted Time Drafts or participations therein for all purposes of this Agreement, (iv) Borrower, the Designated Subsidiaries, Administrative Agent and the other

Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under the Loan Documents, and (v) no Bank shall grant any participation under which the participant shall have rights to require such Bank to take or omit to take any action hereunder or under the other Loan Documents or approve any amendment to or waiver of this Agreement or the other Loan Documents, except to the extent such amendment or waiver would:
(1) extend the Termination Date; or (2) reduce the interest rate, the amount of principal or fees applicable to Loans or the Commitment or the amounts payable to such Bank pursuant to Section 2.16 in which such participant is participating.

          (g) Any Bank may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 11.11, disclose to the assignee or participant or proposed assignee or participant, any information relating to Borrower, the Designated Subsidiaries, or any Guarantor furnished to such Bank by or on behalf of Borrower, the Designated Subsidiaries, or a Guarantor; provided that, prior to any such disclosure, the assignee or
                --------
participant or proposed assignee or participant shall agree to preserve in accordance with Section 11.15 the confidentiality of any confidential information relating to Borrower, the Designated Subsidiaries, or a Guarantor received by it from such Bank.

          (h) Notwithstanding any other provision set forth in this Agreement, any Bank may assign any of its rights hereunder to any of its Affiliates and may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Loans owing to it and any promissory note or notes executed and delivered by Borrower or any Designated Subsidiary hereunder and held by such Bank) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

          (i) No Bank designated herein as "Syndication Agent," "Documentation Agent," "Senior Managing Agent" shall have any right, power, obligation, liability, or duty under this Agreement other than those applicable to all Banks as such. Without limiting the foregoing, none of the Banks so identified as Syndication Agent, Documentation Agent, Senior Managing Agent shall have or be deemed to have any fiduciary relationship with any Banks.

          (j) Notwithstanding anything to the contrary contained herein, any Bank (a "Granting Bank") may grant to a special purpose funding vehicle organized under the laws of any state of the United States (an "SPC") the option to fund all or any part of any Loan to the Borrower or Dish Placement that such Granting Bank would otherwise be obligated to fund pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, (ii) if an SPC elects not to exercise such option or otherwise fails to fund all or any part of such Loan, the Granting Bank shall be obligated to fund such Loan pursuant to the terms hereof, and (iii) the Granting Bank shall provide prompt notice to the Borrower and the Administrative Agent of its grant of an option to an SPC to fund all or part of a Loan. The funding of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Bank to the same extent, and as if, such Loan were funded by the Granting Bank. No SPC shall have the right to assign or otherwise transfer its right to fund a Loan to any other Person, other than the Granting Bank. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or payment under this Agreement for which a Bank would otherwise be liable, provided that the Granting Bank shall be fully liable for such indemnity or payment.

Notwithstanding anything to the contrary contained in this Agreement, any SPC may disclose on a confidential basis non-public information relating to its funding of Loans to a rating agency, commercial paper dealer or provider of any surety or guarantee to such SPC, provided that the SPC complies with the terms of Section 11.15 hereof as if such SPC were a party to this Agreement. This subsection 11.11(j) may not be amended without the prior written consent or each Granting Bank, all or part of whose Loan is being funded by an SPC at the time of such amendment.

          11.12  Obligations Several.  The obligations of each Bank under this
                 -------------------
Agreement are several. Neither Administrative Agent nor any Bank shall be liable for the failure of any other Bank to perform its obligations under this Agreement.

          11.13  Fees and Expenses.  Borrower agrees to pay on demand (a) to
                 -----------------
Administrative Agent all reasonable costs, expenses and attorneys' fees incurred by Administrative Agent in connection with the preparation and administration of this Agreement and any documents including any amendments, waivers, or other modifications and (b) all reasonable costs, expenses and attorneys' fees incurred by Administrative Agent and Banks in connection with the enforcement of this Agreement and any instrument or agreement required hereunder and in connection with any refinancing or restructuring of the Loans in the nature of a "work-out"; provided, however that, in addition to costs of Administrative Agent's in-house counsel, Borrower shall be obligated to pay for the costs of no more than one counsel for Administrative Agent and all Banks (without prejudice to any Bank's right to engage additional counsel at its own cost and expense) unless any Bank shall in Good Faith reasonably determine that there is a conflict of interest that causes it to be reasonably necessary for such Bank to be represented by separate counsel.

          11.14  Indemnity.  Borrower agrees to indemnify Administrative Agent,
                 ---------
each Bank and each of their respective Affiliates and each of their respective directors, officers, agents, advisors, representatives and employees (each, an "Indemnified Party") from and hold each of them harmless against any and all losses, liabilities, claims, damages or reasonable expenses, joint or several, incurred by or asserted or awarded against any of them arising out of or in connection with or relating to any investigation, litigation or proceeding or the preparation of any defense with respect thereto, arising out of or in connection with or relating to any Loan Documents or transactions contemplated thereby or any use made or proposed to be made with the proceeds of the Loans, whether or not such investigation, litigation or proceeding is brought by Borrower, any of its Affiliates, partners, shareholders or creditors, an Indemnified Party or any other person, or an Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated thereby are consummated, except to the extent such claim, damage, loss, liability or expense results from such Indemnified Party's gross negligence or willful misconduct or from a material breach of such Indemnified Party's obligations under this Agreement; provided, however, that Borrower shall have no obligation to
           --------  -------
indemnify or pay for the costs and expenses of more than one counsel for Administrative Agent and all Banks, unless Administrative Agent or any Bank shall in Good Faith reasonably determine that there is a conflict of interest that causes it to be reasonably necessary for Administrative Agent or such Bank to be represented by other counsel. Counsel chosen to represent the Banks or any Bank pursuant to the previous sentence shall be reasonably satisfactory to Borrower. The obligations of Borrower under this Section shall survive the termination of this Agreement.

          11.15  Confidentiality.  Banks, Arranger and Administrative Agent
                 ---------------
agree to maintain the confidentiality of all non-public information disclosed by Borrower, any Designated Subsidiary or any Guarantor; provided, however, that
                                                      --------  -------
any such Person may (a) disclose any confidential information pursuant to a request or order under applicable laws and regulations or pursuant to a subpoena or other legal process, and, in such case such Person shall, unless prohibited by law, give prompt notice to Borrower, such Designated Subsidiary or such Guarantor, as the case may be; (b) disclose any confidential information to bank examiners, bank affiliates, auditors, counsel and other advisors, employees, representatives or agents of such Person; (c) use any confidential information in connection with the management, supervision and enforcement of this Agreement, including the enforcement of such Person's rights under any agreement executed in connection therewith; (d) disclose any confidential information in connection with any litigation or dispute involving any such Person or the Borrower or a Designated Subsidiary and related to this Agreement or to any use of proceeds of the Loans; (e) disclose any confidential information to Banks or any of their Affiliates; and (f) disclose confidential information to prospective assignees and participants and assignees and participants pursuant to Section 11.11; provided, further, that in each of the foregoing cases, such Person shall use its best efforts to ensure that any such disclosure will be made under procedures reasonably calculated to maintain the confidentiality of such information. This Section shall survive termination of the Agreement.

          11.16  Right of Set-off.  Upon the occurrence and during the
                 ----------------
continuance of any Event of Default, subject to the provisions of Section 3 of Exhibit B hereto, each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank or any of its Affiliate to or for the credit or the account of the Borrower or a Designated Subsidiary against any and all of the obligations of the Borrower or such Designated Subsidiary now or hereafter existing under this Agreement, whether or not such Bank shall have made any demand under this Agreement and although such obligations may be unmatured. Each Bank agrees promptly to notify the Borrower after any such set-off and application made by such Bank, provided that the
                                                          --------
failure to give such notice shall not affect the validity of such set-off and application. The rights of the Banks under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Banks may have.

          11.17  Judgment.  (a) If for the purposes of obtaining judgment in any
                 --------
court it is necessary to convert a sum due hereunder in Dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the respective Bank or the Administrative Agent could purchase Dollars with such other currency at New York, New York, on the Business Day preceding that on which final judgment is given.

          (b) The obligation of each Obligor in respect of any sum due from it to the Administrative Agent or any Bank hereunder shall, notwithstanding any judgment in a currency other than Dollars, be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Bank of any sum adjudged to be so due in such other currency the Administrative Agent or such Bank may in accordance with normal banking procedures purchase Dollars with such other currency; if the Dollars so purchased are less than the sum originally due to the Administrative Agent or such Bank in Dollars, such Obligor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Bank against such loss, and if the Dollars so purchased exceed the sum originally due to the Administrative Agent or such Bank in Dollars, the Administrative Agent or such Bank agrees to remit to the Borrower or the applicable Designated Subsidiary such excess.

          11.18  No Immunity.  To the extent that the Borrower or any Designated
                 -----------
Subsidiary has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Borrower and such Designated Subsidiary hereby irrevocably waive such immunity in respect of its obligations under this Agreement and, without limiting the generality of the foregoing, agrees that the waivers set forth in this Section 11.18 shall have the fullest scope permitted under the Foreign Sovereign Immunities Act of 1976 of the United States and are intended to be irrevocable for purposes of such Act.

          11.19  Proceedings, Etc.  ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST
                 -----------------
BORROWER OR ANY DESIGNATED SUBSIDIARY ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT EACH OF BORROWER AND EACH DESIGNATED SUBSIDIARY ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. Borrower and each Designated Subsidiary hereby designates and appoints CT Corporation System, presently located at 1633 Broadway, New York, N.Y. 10019 as its authorized agent to accept and acknowledge on its behalf service of any and all process which may be served in any suit, action or proceeding in any New York State or United States Federal Court sitting in New York. Borrower and each Designated Subsidiary represents and warrants that such agent has agreed in writing to accept such appointment and that true copies of such acceptance will be furnished to the Administrative Agent prior to the Effective Date. Borrower and each Designated Subsidiary agrees that the failure of such agent to give notice to Borrower or such Designated Subsidiary of any such service shall not impair the validity of such service or of any judgment rendered in any action or proceeding based thereon. Service of all process in any such proceeding in any such court may be made by hand delivery, overnight courier or by registered or certified mail, return receipt requested, to such agent, such service being hereby acknowledged by Borrower and each Designated Subsidiary to be sufficient for personal jurisdiction in any action against Borrower and each Designated Subsidiary in any such court and to be otherwise effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of the Administrative Agent or any Bank to bring proceedings against Borrower and any Designated Subsidiary in the courts of any other jurisdiction.

          11.20  Jury Trial Waiver.  BORROWER, EACH DESIGNATED SUBSIDIARY,
                 -----------------
ADMINISTRATIVE AGENT AND EACH BANK EACH HEREBY AGREES TO WAIVE ITS

RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Borrower, each Designated Subsidiary, Administrative Agent and each Bank (i) acknowledges that this waiver is a material inducement for it to enter into a business relationship, that it has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings, and (ii) further warrants and represents that each has reviewed this waiver with its legal counsel and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, EXCEPT BY A WRITTEN INSTRUMENT SPECIFICALLY REFERRING TO THIS SECTION 11.20, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS OF THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

          IN WITNESS WHEREOF this Agreement has been executed by the parties hereto as of the date first hereinabove written.

BORROWER:                       SURFIN LTD.

                                By: __________________________
                                Name:
                                Title:


DESIGNATED SUBSIDIARY           DISH PLACEMENT SERVICES, LTD.
OBLIGORS:

                                By: __________________________
                                Name:
                                Title:




                                WHITE HOLDING B.V.

                                By: __________________________
                                Name:
                                Title:

ADMINISTRATIVE AGENT:           CITICORP USA, INC.

                                By: __________________________
                                Name:
                                Title:



BANKS:                          CITIBANK, N.A.

                                By: __________________________
                                Name:
                                Title:

                                BANK OF AMERICA NATIONAL TRUST
                                AND SAVINGS ASSOCIATION (Individually
                                and as Syndication Agent)


                                By: __________________________
                                Name:
                                Title:

                                DEUTSCHE BANK AG NEW YORK
                                AND/OR CAYMAN ISLANDS BRANCHES
                                (Individually and as Documentation Agent)

                                By: __________________________
                                Name:
                                Title:

                                By: __________________________
                                Name:
                                Title:

                                THE CHASE MANHATTAN BANK
                                (Individually and as a Senior Managing Agent)


                                By: __________________________
                                Name:
                                Title:

                                THE FIRST NATIONAL BANK OF CHICAGO
                                (Individually and as a Senior Managing Agent)


                                By: __________________________
                                Name:
                                Title:

                                MORGAN GUARANTY TRUST COMPANY
                                OF NEW YORK (Individually and as a Senior
                                Managing Agent)



                                By: ___________________________
                                Name:
                                Title:

                                WESTDEUTSCHE LANDESBANK
                                GIROZENTRALE-NEW YORK AND
                                CAYMAN ISLANDS BRANCHES)
                                (Individually and as a Senior Managing Agent)


                                By: __________________________
                                Name:
                                Title:

                                By: __________________________
                                Name:
                                Title:

                                THE BANK OF NEW YORK


                                By: __________________________
                                Name:
                                Title:

                                BANQUE NATIONALE DE PARIS

                                By: __________________________
                                Name:
                                Title:

                                By: __________________________
                                Name:
                                Title:

                                PARIBAS

                                By: __________________________
                                Name:
                                Title:

                                By: __________________________
                                Name:
                                Title:

                                MELLON BANK, N.A.


                                By: __________________________
                                Name:
                                Title:

                                ISTITUTO BANCARIO SAN PAOLO DI TORINO
                                ISTITUTO MOBILIARE ITALIANO S.p.A.


                                By: __________________________
                                Name:
                                Title:

                                By: __________________________
                                Name:
                                Title:

                                BANK HAPOLIM B.M.


                                By: __________________________
                                Name:
                                Title:

                                BAYERISCHE LANDESBANK
                                GIROZENTRALE, CAYMAN ISLANDS
                                BRANCH

                                By: __________________________
                                Name:
                                Title:


                                By: __________________________
                                Name:
                                Title:

                                KBC BANK, N.V.


                                By: __________________________
                                Name:
                                Title:

                                By: __________________________
                                Name:
                                Title:

                                THE MITSUBISHI TRUST AND BANKING
                                CORPORATION, NY BRANCH

                                By: __________________________
                                Name:
                                Title:

                                UNI CREDITO ITALIANO S.p.A.



                                By: __________________________
                                Name:
                                Title:

                                  SCHEDULE 1

                             BANKS AND COMMITMENTS
                             ---------------------


Name of Bank                                      Commitment      Percentage
------------                                      -----------     ----------

Citibank, N.A.                                    $35,000,000       8.750%

Bank of America National Trust and
Savings Association                                32,000,000       8.000%

Deutsche Bank AG New York and
Cayman Islands Branches                            32,000,000       8.000%

The Chase Manhattan Bank                           27,500,000       6.875%

The First National Bank of Chicago                 27,500,000       6.875%

Morgan Guaranty Trust Company of New York          27,500,000       6.875%

Westdeutsche Landesbank Girozentrale
New York and Cayman Islands Branches               27,500,000       6.875%

The Bank of New York                               23,000,000       5.750%

Banque Nationale De Paris                          23,000,000       5.750%

Paribas                                            23,000,000       5.750%

Mellon Bank, N.A.                                  23,000,000       5.750%

San Paolo IMI Bank                                 23,000,000       5.750%

Bank Hapolim B.M.                                  15,000,000       3.750%

Bayerische Landesbank Girozentrale
Cayman Islands Branch                              15,000,000       3.750%

KBC Bank, N.V.                                     15,000,000       3.750%

The Mitsubishi Trust and Banking Corporation
New York Branch                                    15,000,000       3.750%

UniCredito Italiano S.p.A.                         15,000,000       3.750%



Total:                                           $400,000,000       100.0%

                                 Schedule 1-1

                                   EXHIBIT A
                                   ---------

                                 LOAN REQUEST
                                 ------------

TO:         Citicorp USA, Inc., as Administrative Agent for Banks
FROM:       [SurFin Ltd.] [Dish Placement Services, Ltd.] [White Holding B.V.]

DATE:

     RE:    SurFin Ltd. -- Credit Agreement

Ladies and Gentlemen:

1. We refer to the Credit Agreement dated as of June 3, 1999 and made among SurFin Ltd., the Designated Subsidiaries (as defined therein), Citicorp USA, Inc., as Administrative Agent, Bank of America National Trust and Savings Association, as Syndication Agent, Deutsche Bank, AG, New York and Cayman Islands Branches, as Documentation Agent and Chase Manhattan Bank, The First National Bank of Chicago, Morgan Guaranty Trust Company of New York and Westdeutsche Landesbank Girozentrale-New York and Cayman Island Branches, as Senior Managing Agents, and the certain financial institutions named therein as Banks (the "Agreement"). Terms defined in the Agreement shall have the same meaning herein.

2. We hereby request that a [Reference Rate Loan] [Eurodollar Loan] be made as follows:

          (i) Name of Obligor to which Loan is to be made: [Specify either SurFin Ltd., Dish Placement Services, Ltd. or White Holding B.V.]

          (ii)  Principal Amount:

          (iii) Borrowing Date:

          (iv)  Interest Period (if a Eurodollar Loan):

3. For the purposes of inducing the Banks to make the Loan requested herein, we confirm that, pursuant to Section 5.2 of the Agreement, as of the date hereof:

          (i) the representations and warranties set out in Section 6 of the Agreement are true and correct in all material respects;

          (ii) the most current financial statements of Borrower and its Subsidiaries present fairly the financial position and results of operation and changes in financial position of Borrower and its consolidated Subsidiaries as at the end of, and for the fiscal period to which such statements relate as of the date of the last such audited financial statements (subject, in the case of unaudited financial statements, to year end adjustments) and there has been no Material Change since the date of the last such audited financial statements; and

          (iii) no Event of Default or Unmatured Event of Default has occurred and is continuing.

                              [SurFin Ltd.] [Dish Placement Services, Ltd.] [White Holding B.V.]


                              By:__________________________

                              Title:_______________________

                                   EXHIBIT B

              RELATIONS AMONG THE BANKS AND ADMINISTRATIVE AGENT
              --------------------------------------------------


          1.   Administration of the Credit.  Payment of interest and principal
               ----------------------------
on the Loans and the Facility Fees and all other amounts payable by the Obligors hereunder shall be made by the Obligors in immediately available funds, directly to each Bank in the case of amounts payable under Sections 3.1, 3.2 and 3.3 and, in all other cases, to Administrative Agent, and Administrative Agent shall promptly distribute to the other Banks in immediately available funds their shares of principal, interest and fees and to each Bank as provided herein such other amounts as paid by Borrower.

          2.   Pro Rata Distribution.  All Facility Fees will be divided among
               ---------------------
the Banks in accordance with their Percentage, and interest and principal payments on each Loan will be divided pro rata among Banks in accordance with their Percentage.

          3.   Right of Set-off.  Any Bank which shall receive payment of or on
               ----------------
account of all or part of its share of the Loans or amounts due in respect of Participated Letters of Credit or Accepted Time Drafts with respect to Participated Letters of Credit through the exercise of any right of set-off, counterclaim, or banker's lien, or otherwise in a greater proportion than the proportionate amount of principal, interest or amounts in respect of Participated Letters of Credit and Accepted Time Drafts with respect to Participated Letters of Credit due it under this Agreement immediately prior to such payment shall purchase a ratable proportion of the portions of the Loans or participations in the applicable Participated Letters of Credit and Accepted Time Drafts with respect to Participated Letters of Credit held by the other Banks so that all recoveries of principal, interest and amounts due in respect of Participated Letters of Credit and Accepted Time Drafts with respect to Participated Letters of Credit shall be shared by the Banks in accordance with their pro rata interests therein.

          4.   Notice of Event of Default.  Upon receipt by Administrative Agent
               --------------------------
from an Obligor of any communication calling for an action on the part of Banks, or upon notice to Administrative Agent of an Event of Default, it will in turn promptly inform the other Banks in writing of the nature of such communication or of the Event of Default, as the case may be.

          5.   Actions by Administrative Agent.  Each Bank hereby appoints and
               -------------------------------
authorizes CUSA to act as Administrative Agent under this Agreement and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Loans and other amounts owing hereunder), the Administrative Agent shall be required to exercise any discretion to take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Banks, and such instructions shall be binding upon all Banks; provided, however, that the
                                              --------  -------
Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to any of the Loan Documents or applicable law. Upon any occasion requiring or permitting an approval, consent, election or other action on the part of Banks, action shall be taken by Administrative Agent for and on behalf or for the benefit of all Banks upon the direction of the required number of Banks and the Administrative Agent, if applicable, as set forth in Section 11.1 of the Agreement.

          6.   Several Liability of Banks. The obligation of each Bank hereunder
               --------------------------
is several, and the failure of one Bank to perform hereunder shall in no way relieve the other Banks from performance; provided that no Bank shall be responsible for any other Bank's failure to perform its obligations under the Agreement.

          7.   Liability of Administrative Agent. Administrative Agent shall not
               ---------------------------------
be liable or answerable for anything whatsoever in connection with this Agreement except for its willful misconduct or gross negligence, and Administrative Agent shall have no duties or obligations other than as provided herein. Administrative Agent shall be entitled to rely on any opinion of counsel (including counsel for the Obligors) in relation to this Agreement, and upon statements and communications received from the Obligors, or from any other person, believed by it to be authentic, and shall not be liable for any action taken or omitted in Good Faith on such reliance.

          8.   Indemnification of Administrative Agent.  Each Bank agrees to
               ---------------------------------------
indemnify Administrative Agent (to the extent not reimbursed by Borrower and without limiting the obligation of Borrower to do so), ratably according to its Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Administrative Agent in any way relating to or arising out of this Agreement or any action taken or omitted by Administrative Agent under this Agreement except for Administrative Agent's gross negligence or willful misconduct. The obligations of the Banks under this Section 8 shall survive termination of the Agreement. Without limitation of the foregoing, each Bank agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrower.

          9.   Rights of Administrative Agent as Bank.  With respect to their
               --------------------------------------
respective obligations to lend and to issue Letters of Credit under this Agreement, the Loans made, the Letters of Credit issued and Accepted Time Drafts created, CUSA and Citibank, as the Designated Issuer for CUSA, shall have the same rights and powers hereunder as any other Bank and may exercise the same as though CUSA were not Administrative Agent; and the term "Banks" shall include CUSA in its individual capacity. CUSA and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust, investment banking or other business with any Obligor or any Guarantor as if it were not Administrative Agent.

          10.  Assignment by Bank of its Obligations.  Administrative Agent may
               -------------------------------------
deem and treat a Bank party to this Agreement as the owner of such Bank's portion of the Loans for all purposes hereof unless and until a written notice of the assignment or transfer of such Bank's obligations otherwise permitted under the Agreement executed by such Bank shall have been received by Administrative Agent, together with Borrower's consent to such assignment or transfer and such other documentation from such Bank and its assignee or transferee as Administrative Agent may reasonably request, as provided in
Section 11.11 of this Agreement.

          11.  Representations by Banks.  Neither Administrative Agent nor any
               ------------------------
Bank has made or makes to any other Bank any representation, and neither Administrative Agent nor any Bank assumes any responsibility, for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement or in respect of the legality, validity, enforceability, genuineness, sufficiency, execution, construction or enforcement of this Agreement or any other instrument or agreement executed by any Obligor or by any other person or entity.

          12.  Independent Investigation by Banks.  Each Bank has made and shall
               ----------------------------------
continue to make its own independent investigation of the financial condition and affairs of Borrower in connection with the making and the continuance of the Loans and the issuance of Letters of Credit and has made and covenants that it shall continue to make its own appraisal of the credit worthiness of the Obligors. Each Bank agrees Administrative Agent has no duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information with respect to any Obligor, whether coming into its possession before the making of the Loans or at any time or times thereafter or to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Borrower or to inspect the property (including the books and records) of the Borrower, in each case except as expressly provided in this Agreement.

          13.  Successor Administrative Agent.  Administrative Agent shall have
               ------------------------------
the right, at any time, to resign as Administrative Agent for the Banks hereunder. Such resignation shall not be effective until a successor agent chosen by Majority Banks, and accepted by Borrower, shall accept appointment as agent for the Banks hereunder. If no successor Administrative Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment, within 30 days after the retiring Administrative Agent has given notice of resignation, the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent reasonably acceptable to Borrower, which successor Administrative Agent shall be a commercial bank organized under the laws of the United States of America or a State thereof having a combined capital and surplus of at least $100,000,000. Upon the acceptance by the successor Administrative Agent of its appointment hereunder, the successor Administrative Agent shall succeed to and become vested with all the rights and obligations of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its obligations under this Agreement. The provisions of this Article shall inure to the benefit of the retiring Administrative Agent as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Exhibit B and

Section 11.13 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

                                   EXHIBIT C

              LENDING OFFICES OF BANKS AND ADDRESSES FOR NOTICES
              --------------------------------------------------


SurFin Ltd.

Notice Address:                 SurFin Ltd.
                                c/o SG Hambros
                                West Bay Street
                                P.O. Box N7788
                                Nassau, Bahamas

                                Attn:  James Hoar

                                With a copy to:

                                SurFin Ltd.
                                2400 E. Commercial Blvd., Suite 440
                                Ft. Lauderdale, FL 33308

                                Attn:  Patrick Fournie

                                Dish Placement Services Ltd.
                                c/o SG Hambros
                                West Bay Street
                                P.O. Box N7788
                                Nassau, Bahamas

                                Attn:  James Hoar

                                With a copy to:

                                Dish Placement Services Ltd.
                                2400 E. Commercial Blvd., Suite 440
                                Ft. Lauderdale, FL 33308

                                Attn:  Patrick Fournie

                                White Holding B.V.
                                c/o TMF Management B.V.
                                Locatellikade 1
                                Parmassustoren
                                1076 AZ Amsterdam
                                The Netherlands

                                Attn:  Maria C. van der Sluijs-Plantz

                                With a copy to:

                                White Holding B.V.
                                2400 E. Commercial Blvd., Suite 440
                                Ft. Lauderdale, FL 33308

                                Attn:  Patrick Fournie



Citibank, N.A.

Domestic Lending office:
                                c/o Citicorp USA, Inc.
                                Citibank Agency Services
                                2 Penns Way, Suite 2000
                                New Castle, Delaware 19720
                                Attn:  Janet Wallace

Eurodollar Lending office:
                                c/o Citicorp USA, Inc.
                                Citibank Agency Services
                                2 Penns Way, Suite 2000
                                New Castle, Delaware 19720
                                Attn:  Janet Wallace

Notice Address:                 c/o Citicorp USA, Inc.
                                787 West Fifth Street
                                Los Angeles, CA 90071
                                Attn:  Janet Wallace

                                Attn: Walter Larsen
                                      J. Greg Davis
                                      Jeff Knowles

Bank of America National
Trust and Savings Association

Domestic/Eurodollar Lending Office:     Bank of America
                                        1850 Gateway Blvd, Unit #5693
                                        Concord, CA 94520

Notice Office:                          Bank of America
                                        555 S. Flower Street, 11th Floor
                                        Los Angeles, CA 90071
                                        Attn:  Dianne Purst Allen
                                                Tel: (213) 228-2435
                                                Fax: (213) 623-1959

Deutsche Bank AG New York
and/or Cayman Islands Branches

Domestic Lending Office:                Deutsche Bank AG New York Branch
                                        31 West 52nd Street
                                        New York, NY 10019

Eurodollar Lending Office:              Deutsche Bank AG Cayman Islands Branch
                                        c/o Deutsche Bank AG New York Branch
                                        31 West 52nd Street
                                        New York, NY 10019

Notice Address:                         Deutsche Bank AG New York Branch and/or
                                        Cayman Island Branches
                                        31 West 52nd Street
                                        New York, NY 10019
                                        Attn:  Joel Makowsky
                                                Tel: (212) 469-7896
                                                Fax: (212) 469-8212

The Chase Manhattan Bank

Domestic/Eurodollar Lending Office:     The Chase Manhattan Bank
                                        140 East 45th Street, 29th Floor
                                        New York, NY 10017-2070

Notice Address:                         The Chase Manhattan Bank
                                        Global Media & Telecommunications Group
                                        270 Park Avenue, 37th Floor
                                        New York, NY 10017
                                        Attn:  Tracey Ewing, Vice President
                                                Tel: (212) 270-8916
                                                Fax: (212) 270-4164

The First National Bank of Chicago

Domestic/Eurodollar Lending Office:     The First National Bank of Chicago
                                        One First National Plaza
                                        10th Floor, Suite 0634
                                        Chicago, IL 60670
                                        Attn:  Sharon Bosch

Notice Address:                         The First National Bank of Chicago
                                        777 S. Figueroa Street, 4th Fl.
                                        Los Angeles, CA 90017
                                        Attn:  Mark Isley
                                                Tel: (213) 683-4964
                                                Fax: (213) 683-4949

Morgan Guaranty Trust Company of New York

Domestic Lending Office:               Morgan Guaranty Trust Company of New York
                                       60 Wall Street Branch
                                       c/o J.P. Morgan Services Inc.
                                       500 Stanton-Christiana Road
                                       Loan Operations - 3rd Floor

Eurodollar Lending Office:             Morgan Guaranty Trust Company of New York
                                       Nassau, Bahamas Office
                                       c/o J.P. Morgan Services Inc.
                                       Euro-Loan Servicing Unit
                                       500 Stanton-Christiana Road
                                       Newark, DE 19713

Notice Address:                        Morgan Guaranty Trust Company of New York
                                       60 Wall Street
                                       New York, NY 10260
                                       Attn:  Robert Osieski
                                               Tel: (212) 648-0342
                                               Fax: (212) 648-5939

Westdeutsche Landesbank Girozentrale

Domestic/Eurodollar Lending Office:    Westdeutsche Landesbank Girozentrale
                                       New York Branch
                                       1211 Avenue of the Americas
                                       23rd Floor
                                       New York, NY 10061

Notice Address:                        Westdeutsche Landesbank Girozentrale
                                       633 West 5th Street, Suite 6750
                                       Los Angeles, CA 90071
                                       Attn:  Jonathan Kim
                                               Tel: (213) 623-1517 ex. 14
                                               Fax: (213) 623-4706

The Bank of New York

Domestic/Eurodollar Lending Office:     The Bank of New York
                                        One Wall Street, 22nd Floor
                                        New York, NY 10286
                                        Attn:  Dawn Hertling

Notice Address:                         The Bank of New York
                                        10990 Wilshire Boulevard, Suite 1125
                                        Los Angeles, CA 90024
                                        Attn:  Jonathan Rollins
                                                Tel: (310) 996-8658
                                                Fax: (310) 996-8667


Banque Nationale de Paris

Domestic/Eurodollar Lending Office:     Banque Nationale de Paris
                                        725 South Figueroa Street, Suite 2090
                                        Los Angeles, CA 90017

Notice Address:                         Banque Nationale de Paris
                                        725 South Figueroa Street, Suite 2090
                                        Los Angeles, CA 90017
                                        Attn:  Janice Ho
                                                Tel: (213) 488-9120
                                                Fax: (213) 488-6602

Paribas

Domestic/Eurodollar Lending Office:     Paribas
                                        2029 Century Park East
                                        Suite 3900
                                        Los Angeles, CA 90067
                                        Attn:  Shirley Williams

Notice Address:                         Paribas
                                        2029 Century Park East
                                        Suite 3900
                                        Los Angeles, CA 90067
                                        Attn: Tom Brandt
                                               Tel: (310) 551-7380
                                               Fax: (310) 556-3762

Mellon Bank, N.A.

Domestic/Eurodollar Lending Office:     Mellon Bank, N.A.
                                        Three Mellon Bank, Rm 2300
                                        Pittsburgh, PA 15259
                                        Attn:  John Kyle

Notice Address:                         Mellon Bank, N.A.
                                        400 S. Hope Street, Fifth Floor
                                        Los Angeles, CA 90071
                                        Attn:  Lawrence Ivey
                                                Tel: (213) 553-9543
                                                Fax: (213) 629-0492

San Paolo IMI Bank

Domestic/Eurodollar Lending Office:     San Paolo IMI Bank
                                        245 Park Avenue
                                        New York, NY 10167
                                        Attn:  Carmela Romanello-Schaden

Notice Address:                         San Paolo IMI Bank
                                        245 Park Avenue
                                        New York, NY 10167
                                        Attn:  Carmela Romanello-Schaden
                                                Tel: (212) 692-3126
                                                Fax: (212) 692-3178

Bank Hapolim B.M.

Domestic/Eurodollar Lending Office:     Bank Hapoalim B.M.
                                        1177 6th Avenue, 12th Fl.
                                        New York, NY 10036
                                        Attn:  Marc Bosc

Notice Address:                         Bank Hapoalim B.M.
                                        1177 6th Avenue, 12th Fl.
                                        New York, NY 10036
                                        Attn:  Marc Bosc
                                                Tel: (212) 782-2181
                                                Fax: (212) 782-2187

Bayerische Landesbank Girozentrale

Domestic/Eurodollar Lending Office:     Bayerische Landesbank Girozentrale
                                        Cayman Island Branch
                                        560 Lexington Avenue, 17th Fl.
                                        New York, NY 10022
                                        Attn:  Jim Boyle

Notice Address:                         Bayerische Landesbank Girozentrale
                                        Cayman Island Branch
                                        560 Lexington Avenue, 22nd Fl.
                                        New York, NY 10022
                                        Attn:  Jim Boyle
                                                Tel: (212) 310-9817
                                                Fax: (212) 310-9868


KBC Bank, N.V.

Domestic/Eurodollar Lending Office:     KBC Bank, N.V.
                                        125 West 55th Street, 10th Floor
                                        New York, NY 10019
                                        Attn:  Christine Park

Notice Address:                         KBC Bank, N.V.
                                        125 West 55th Street, 10th Floor
                                        New York, NY 10019
                                        Attn:  Michael Curran
                                                Tel: (212) 541-0708
                                                Fax: (212) 956-5580

The Mitsubishi Trust and Banking Corporation

Domestic/Eurodollar Lending Office:     The Mitsubishi Trust and Banking
                                          Corporation,
                                        New York Branch
                                        520 Madison Avenue
                                        New York, NY 10022

Notice Address:                         The Mitsubishi Trust and Banking
                                          Corporation,
                                        New York Branch
                                        520 Madison Avenue
                                        New York, NY 10022
                                        Attn:  Scott Paige
                                                Tel: (212) 897-8216
                                                Fax: (212) 644-6825

UniCredito Italiano S.p.A

Domestic Lending Office:        UniCredito Italiano, New York Branch
                                375 Park Avenue
                                New York, NY 10152
                                Attn:  Gianfranco Bisagni

Eurodollar Lending Office:      UniCredito Italiano, Grand Cayman Branch
                                c/o UniCredito Italiano, NY Branch
                                375 Park Avenue
                                New York, NY 10152

Notice Address:                 UniCredito Italiano, New York Branch
                                375 Park Avenue
                                New York, NY 10152
                                Attn:  Gianfranco Bisagni
                                        Tel: (212) 546-9623
                                        Fax: (212) 546-9675

                                   EXHIBIT D

                           [FORM OF HUGHES GUARANTY]

                                   GUARANTY
                                   --------

          THIS GUARANTY, dated as of June 3, 1999, is made by HUGHES ELECTRONICS CORPORATION, a Delaware corporation (the "Guarantor"), in favor of CITICORP USA,
                                          ---------
INC., a Delaware corporation, as Administrative Agent for and representative of the financial institutions party to the Credit Agreement defined below (together with its successors and permitted assignees in such capacity, the "Administrative Agent").
 --------------------

                                   RECITALS
                                   --------

          A. The Guarantor is an owner, directly or indirectly, of approximately 59.1% of the equity of SurFin Ltd., an international business company incorporated under the laws of the Bahamas (the "Borrower"). Pursuant
                                                         --------
to that certain Credit Agreement of even date herewith (as it may be amended, supplemented or otherwise modified from time to time the "Credit Agreement")
                                                          ----------------
among the Borrower, the Designated Subsidiaries (as defined in the Credit Agreement), the Banks party thereto and the Administrative Agent, as agent for the Banks, the Banks have agreed to make available a $400,000,000 revolving credit facility to the Borrower and the Designated Subsidiaries (each an "Obligor" and collectively the "Obligors"). The Borrower has advised the Guarantor, the Administrative Agent and the Banks that the Obligors intend to use the proceeds of the such revolving credit facility to finance the development in Mexico and various countries in the Caribbean, Central America and South America of a satellite television service.

          B. The Banks are willing to enter into the Credit Agreement on the condition that the Guarantor guarantees, jointly and severally with the other owners (or their affiliates) of the Borrower, the performance and payment of the Borrower's obligations under the Credit Agreement pursuant to the terms of this Guaranty.

          NOW, THEREFORE, in consideration of the foregoing promises and other good and valuable consideration, receipt and sufficiency of which are acknowledged, the Guarantor hereby agrees as follows:

          1.   Definitions.  Capitalized terms not otherwise defined in this
               -----------
Guaranty shall have the meanings given them in the Credit Agreement.

          2.   Guaranty.
               --------

               (a) The Guarantor hereby irrevocably and unconditionally, guarantees the punctual payment when due of all payment obligations of the Obligors under the Credit Agreement, up to a maximum amount as to principal of US$400,000,000 plus all interest, fees, indemnities and other amounts payable under the Credit Agreement, including amounts that would become due but for the operation of the automatic stay under Section 362(c) of the United States Bankruptcy Code or similar provisions under the laws of the Bahamas, The Netherlands or other applicable law (collectively, the "Guaranteed Obligations"). In the event that any of the Guaranteed Obligations
 ----------------------
shall not be paid when due within any specified grace period provided for in the Credit Agreement, the Guarantor agrees to pay such Guaranteed Obligations within ten Business Days after the giving by the Administrative Agent to the Guarantor and the Process Agent named in Section 15 hereof of written notice (a "Demand") demanding payment by the Guarantor, provided that in the event any such payment
                                    --------
is required to be made by the Guarantor hereunder, the Guarantor may cause such obligation or liability to be paid on its behalf by any corporation affiliated with it, including the Obligors, provided that the Guarantor shall nevertheless be unconditionally obligated to pay such obligation or liability if such affiliate, including the Obligors, shall fail timely to pay such obligation or liability.

               (b) This Guaranty is a guarantee of payment and not of performance or collection. The obligation of the Guarantor hereunder shall be independent of the obligation of any other Guarantor (as such term is defined in the Credit Agreement), all such obligations being joint and several.

               (c) The Guarantor shall be subrogated to all rights of the Banks against the Obligors in respect of any amounts paid by the Guarantor pursuant to the provisions of this Guaranty; provided, however, that the Guarantor shall not
                                 --------  -------
be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all the Guaranteed Obligations shall have been irrevocably and indefeasibly paid in full and no Guaranteed Obligations may arise in the future.

          3.   Guaranty Absolute.  The liability of the Guarantor under this
               -----------------
Guaranty with respect to each and all of the Guaranteed Obligations shall be irrevocable and shall be absolute and unconditional irrespective of, and shall not be released, discharged or in any way affected by, any circumstance, condition or matter (whether or not the Guarantor or any Obligor shall have any knowledge or notice thereof), including, without limitation:

               (a) any amendment, waiver, extension or renewal of, or any consent to departure from, the Credit Agreement, including, without limitation, any waiver or consent involving a change in the time, manner or place of payment of all or any of the Guaranteed Obligations;

               (b) any exchange, release or nonperfection of any collateral, or any release or amendment or waiver of or consent or departure from any other guaranty or security agreement, for all or any of the Guaranteed Obligations;

               (c) any extension of the time for payment by any Obligor or any other person of any Guaranteed Obligation under the Credit Agreement or any other document related thereto;

               (d) any failure, omission or delay by the Administrative Agent or the Banks to enforce, assert or exercise any right, power or remedy conferred on or available to it;

               (e) any inability, lack of authority or legal disability of any Obligor to perform any agreement, covenant, term or condition contained in the Credit Agreement for any reason (whether or not the Guarantor shall have any knowledge or notice thereof), including, without limitation, provisions of any law or regulation of any jurisdiction (including the Bahamas and The Netherlands) purporting to prohibit or excuse payment or performance by any Obligor of its obligations under the Credit Agreement;

               (f) the voluntary or involuntary liquidation, dissolution, sale of assets, marshalling of assets and liabilities, receivership, conservatorship, custodianship, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of or similar proceeding affecting any Obligor, the Guarantor, the Administrative Agent, the Banks or any other person or any of their respective properties or creditors, or any action taken by any trustee or receiver or by any court in any such proceeding;

               (g) any merger or consolidation of any Obligor into or with any person or any sale, lease or transfer of any of the assets of any Obligor to any other person;

               (h) any change in corporate relationship between any Obligor and the Guarantor or any termination of any such relationship;

               (i) any counterclaim, set-off, deduction or defense any Obligor, the Guarantor or any other Person may have against the Administrative Agent, the Banks or any other person other than indefeasible payment in full; and

               (j) any other circumstance whatsoever, whether similar or dissimilar to the foregoing, which might otherwise constitute a legal or equitable defense available to, or a discharge of, the Guarantor in respect of this Guaranty.

          This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment by any Obligor, the Guarantor or any other person of any of the Guaranteed Obligations owed hereunder is rescinded or must otherwise be returned by the Administrative Agent or the Banks upon the insolvency, bankruptcy or reorganization of any Obligor, the Guarantor or any other person, all as though such payment had not been made. If the payment of any sum required to be made by any Obligor under the Credit Agreement shall at any time be prevented by reason of a case or proceeding under bankruptcy, insolvency or other similar law, the Guarantor agrees that, for purposes of this Guaranty and its obligations hereunder, such sum shall be deemed to be payable in accordance with the terms of the Credit Agreement, and the Guarantor shall pay such sum and any other amounts guaranteed hereunder.

          4.   Waiver by the Guarantor.  The Guarantor hereby unconditionally
               -----------------------
waives, to the greatest extent permitted by applicable law, (i) any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by the Banks upon this Guaranty, or acceptance of this Guaranty, and the Guaranteed Obligations, (ii) any requirement that the Banks exhaust any right or take any action against any Obligor, any other guarantor or any other person or any collateral, (iii) any and all rights which the Guarantor may have or which at any time hereafter may be conferred upon it, by statute (including but not limited to any statute of limitations), regulation or otherwise, to terminate or cancel this Guaranty,
(iv) all notices which may be required by statute, rule of law or otherwise to preserve any rights against the Guarantor hereunder, including, without limitation, any demand, presentment, protest, proof or notice of nonpayment of any amounts payable under or in respect of the Credit Agreement, and notice of any failure on the part of any Obligor to perform and comply with any term or condition of the Credit Agreement, (v) any rights to the enforcement, assertion or exercise of any right, remedy, power or privilege under or in respect of the Credit Agreement, (vi) any requirement of diligence and (vii) notice of acceptance of this Guaranty. The Administrative Agent shall have the right to bring suit directly against the Guarantor with respect to the Guaranteed Obligations, either prior to or concurrently with any lawsuit against, or without bringing suit against, any Obligor.

          5.   Continuing Guaranty.  This Guaranty is a continuing guaranty and
               -------------------
shall (a) be irrevocable and remain in full force and effect in accordance with the terms hereof until all of the Guaranteed Obligations, including those which might arise at a later date, have been paid in full and are not subject to rescission or return, (b) be binding upon the Guarantor and its successors and assigns, and (c) inure to the benefit of and be enforceable by the successors, transferees and assigns of the Administrative Agent and the Banks permitted by the Credit Agreement. The Guarantor agrees that in the discharge of its obligations hereunder no judgment, order, or exhaustion need be obtained, and no action, suit or proceeding need be brought and no other remedies need be exhausted against any Obligor or any other person for performance by the Guarantor of its obligations hereunder

          6.   Representations.  The Guarantor represents and warrants to the
               ---------------
Administrative Agent as follows:

               (a) The Guarantor is a corporation validly existing and in good standing under the laws of its jurisdiction of incorporation and the execution, delivery and performance of this Guaranty are within its corporate powers and are not in contravention of the terms of its charter or bylaws.

               (b) The execution, delivery and performance of this Guaranty have been duly authorized by all requisite corporate action of the Guarantor, and this Guaranty has been duly executed and delivered by the Guarantor and constitutes its legal, valid and binding obligation and is enforceable against the Guarantor in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other laws now or hereafter affecting the rights of creditors.

               (c) The execution, delivery and performance of this Guaranty will not violate or conflict with (i) any provision of any law or regulation binding on the Guarantor, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Guarantor, or any securities issued by the Guarantor, or any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Guarantor is a party or by which the Guarantor or any of its assets may be bound, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of the Guarantor, or (ii) the certificate of incorporation or bylaws of the Guarantor, and will not result in, or require, the creation or imposition of any Lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.

          7.   Financial Information; Access.
               -----------------------------

               (a) So long as the Credit Agreement remains in effect the Guarantor agrees (i) to provide to the Administrative Agent a copy of all such reports and financial information pertaining to the Guarantor as shall be filed by or on behalf of the Guarantor with the Securities and Exchange Commission, promptly after the same are so filed, and (ii) to provide to the Administrative Agent such other financial information as the Administrative Agent may reasonably request.

               (b) The Guarantor further agrees to permit the Administrative Agent reasonable access, upon prior notice and at reasonable times during normal business hours, to the Guarantor's books, records, and financial or accounting personnel, to the extent relevant to this Guaranty or the Credit Agreement; provided, however, that such access shall be in compliance with security and confidentiality requirements of applicable governmental authorities and the Guarantor's corporate policies relating to confidential information

          8.   Merger, Consolidation or Other Transfers.
               ----------------------------------------

               (a) The Guarantor shall not consolidate with or merge into any other person or convey, transfer or lease all or substantially all of its assets as an entirety to any person unless:

               (i) such successor entity or such person to whom the conveyance, transfer or lease is made (such successor entity, together with any successor entity described in Section 8(b) below, being referred to herein as a "Successor
                                                                       ---------
Guarantor") shall expressly assume in writing by instrument or instruments
---------
enforceable against it reasonably satisfactory in form and substance to the Administrative Agent, the due and punctual payment of all obligations of the Guarantor under this Guaranty with the same effect as if such Successor Guarantor had originally been named a Guarantor herein or had been a party hereto;

               (ii) immediately after giving effect to such transaction, no Event of Default shall exist and this Guaranty shall be in full force and effect; and

               (iii) the Successor Guarantor shall have delivered to the Administrative Agent an opinion of counsel in scope and substance reasonably satisfactory to it stating that such consolidation, merger, conveyance, transfer or lease and the assumption agreement required by clause (i) above comply with this Section 8.

               (b) Except as provided in subsection 8(a) above, the Guarantor shall not assign or delegate its obligations under this Guaranty; provided that
                                                                  --------
the Guarantor may assign and delegate its obligations under this Guaranty to a successor entity as a part of the transfer of all or substantially all of the assets of its Direct TV International Division to such successor entity (including, without limitation, a Subsidiary of the Guarantor) as an entirety as long as all of the following conditions have been satisfied:

               (i) such assignment and delegation shall have been approved by the Administrative Agent and all of the Banks, which consent shall not be unreasonably withheld;

               (ii) the conditions in clauses (i) through (iii) of subsection 8(a) have been satisfied with respect to such assignment and delegation; and

               (iii) the Successor Guarantor to whom such transfer, delegation and assignment is made shall have a credit rating on its senior unsecured debt, as determined by each of Moody's Investors Service, Inc. (or any successor thereto) and Standard & Poor's Ratings Group (or any successor thereto), at least as favorable as the unsecured debt of the Guarantor at such date after giving effect to such transfer, assignment and delegation, and the rating of such Successor Guarantor's senior unsecured debt shall not be under review with negative implications by such rating agency at such date after giving effect to such transfer, assignment and delegation.

               (c) Upon any such consolidation or merger, conveyance, transfer or lease in accordance with the provisions of (a) or (b) above, the successor formed by such consolidation or into which the Guarantor is merged, or the person to which such conveyance, transfer or lease is made, shall succeed to, and be substituted for, the Guarantor as a Guarantor, with the same effect as if such Successor Guarantor had been originally named as a Guarantor.

          9.   Taxes. All payments or reimbursements under this Guaranty and any
               -----
instrument or agreement required hereunder shall be made without set-off or counterclaim and free and clear of and without deduction for any and all present and future Taxes (as defined below). The Guarantor agrees to cause all such Taxes to be paid on behalf of any Bank or Administrative Agent directly to the appropriate governmental authority. If the Guarantor is legally prohibited from complying with this Section, payments due to such Bank or Administrative Agent under this Guaranty and any instrument or agreement required hereunder shall be increased so that, after provisions for Taxes and all Taxes on such increase, the amounts received by such Bank or Administrative Agent will be equal to the amounts required under this Guaranty and any instrument or agreement required hereunder as if no Taxes were due on such payments. The Guarantor shall indemnify each Bank and Administrative Agent for the full amount of Taxes payable by such Bank or Administrative Agent and any liabilities (including penalties, interest and expenses) arising from such Taxes within thirty (30) days from any written demand by such Bank. The Guarantor shall provide evidence that all applicable Taxes have been paid to the appropriate taxing authorities by delivering to Administrative Agent official tax receipts or notarized copies or other evidence thereof satisfactory to Administrative Agent, within ninety (90) days after the due date for such Tax payment. Such Bank will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such payment or reimbursement and will not be otherwise disadvantageous to such Bank in the sole discretion of such Bank.

          For purposes of this Section 9, "Tax" and "Taxes" means (i) all taxes, levies, imposts, duties, fees or other charges of whatsoever nature however imposed by any country or any subdivision or authority of or in that country in any way connected with the Credit Agreement or this Guaranty or any instrument or agreement required hereunder, and all interest, penalties or similar liabilities with respect thereto, except such taxes as are imposed on or measured by the Administrative Agent's or any Bank's net income or capital and franchise taxes, by the country or any subdivision or authority of or in that country in which the Administrative Agent's or such Bank's principal office or actual Lending Office is located, and (ii) any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Guaranty.

          10.  Amendments, Etc.  No amendment or waiver of any provision of this
               ----------------
Guaranty shall in any event be effective with respect to the Administrative Agent unless the same shall be in writing and signed by the Administrative Agent.

          11.  No Waiver; Remedies.  No failure on the part of the
               -------------------
Administrative Agent to exercise, and no delay in its exercise of, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder by the Administrative Agent preclude any other or further exercise thereof or the exercise of any other right by it. Subject to Section 11.1 of the Credit Agreement, the Administrative Agent may specifically waive any breach of this Guaranty by the Guarantor; provided that
                                                                 --------
no such waiver shall be effective or binding unless in writing, and that no such waiver shall constitute a continuing waiver of similar or other breaches.

          12.  Separability of This Guaranty.  In case any term or provision of
               -----------------------------
this Guaranty or any application hereof to any circumstance shall, in any circumstances or jurisdiction and to any extent, be invalid, illegal or unenforceable, such term or provision shall be ineffective as to such jurisdiction to the extent of such invalidity, illegality or unenforceability without invalidating or rendering unenforceable any remaining terms and provisions hereof or the application of such term or provision to circumstances or jurisdictions other than those as to which it is held invalid, illegal or unenforceable. To the extent permitted by applicable law, the Guarantor hereby waives any provision of law that renders any term or provision hereof invalid, illegal or unenforceable in any respect.

          13.  Headings.  The headings contained in this Guaranty are for
               --------
convenience of reference only and shall not modify, define or limit any of the terms or provisions hereof.

          14.  Governing Law.  THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF
               -------------
THE GUARANTOR, THE ADMINISTRATIVE AGENT AND THE BANKS HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

          15.  Proceedings, Etc.  ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST THE
               -----------------
GUARANTOR ARISING OUT OF OR RELATING TO THIS GUARANTY MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS GUARANTY THE GUARANTOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS GUARANTY. The Guarantor hereby designates and appoints CT Corporation System, presently located at 1633 Broadway, New York, N.Y. 10019 as its authorized agent (the "Process Agent") to accept and acknowledge on its behalf service of any and all process which may be served in any suit, action or proceeding in any New York State or United States Federal Court sitting in New York, and to receive and acknowledge on behalf of the Guarantor any Demands made by the Administrative Agent pursuant to Section 2 hereof. The Guarantor represents and warrants that the Process Agent has agreed in writing to accept such appointment and that true copies of such acceptance will be furnished to the Administrative Agent prior to the Effective Date under the Credit Agreement. The Guarantor agrees that the failure of the Process Agent to give notice to the Guarantor of any such service or Demand shall not impair the validity of such service or Demand or of any judgment rendered in any action or proceeding based thereon. Service of all process in any such proceeding in any such court and of any Demand under Section 2 hereof may be made by hand delivery, courier service or by registered or certified mail, return receipt requested, to the Process Agent, such service being hereby acknowledged by the Guarantor to be sufficient for personal jurisdiction in any action against the Guarantor in any such court and to be otherwise effective and binding service or demand in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of the Administrative Agent or any Bank to bring proceedings against the Guarantor in the courts of any other jurisdiction.

          16.  Jury Trial Waiver.  THE GUARANTOR AND, BY ITS ACCEPTANCE OF THE
               -----------------
BENEFITS HEREOF, THE ADMINISTRATIVE AGENT EACH HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims. The Guarantor and, by its acceptance of the benefits hereof, the Administrative Agent each (i) acknowledges that this waiver is a material inducement for the Guarantor and Administrative Agent to enter into a business relationship, that the Guarantor and Administrative Agent have already relied on this waiver in entering into this Guaranty or accepting the benefits thereof, as the case may be, and that each will continue to rely on this waiver in their related future dealings, and (ii) further warrants and represents that each has reviewed this waiver with its legal counsel and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, EXCEPT BY A WRITTEN INSTRUMENT SPECIFICALLY REFERRING TO THIS SECTION 16, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS OF THIS GUARANTY. In the event of litigation, this Guaranty may be filed as a written consent to a trial by the court.

          17.  Counterparts.  This Guaranty may be executed in any number of
               ------------
counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original for all purposes; but all such counterparts together shall constitute but one and the same instrument. This Guaranty shall become effective as to the Guarantor upon the execution of a counterpart hereof by the Guarantor and receipt by Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.

          18.  Cost and Attorneys Fees.  The Guarantor agrees to pay, or cause
               -----------------------
to be paid, in addition to the Guaranteed Obligations, on demand, and to save the Administrative Agent and the Banks harmless against liability for, any and all costs and expenses (including reasonable fees and disbursements of counsel) incurred or expended by Administrative Agent or any Bank in connection with the enforcement of or preservation of any rights under this Guaranty.

          19.  Effect of Obligor's Bankruptcy.  The Guarantor acknowledges and
               ------------------------------
agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of any Obligor (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if said proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of the Guarantor, the Administrative Agent and the Banks that the Guaranteed Obligations which are guarantied by the Guarantor pursuant to this Guaranty should be determined without regard to any rule of law or order which may relieve any Obligor of any portion of such Guaranteed Obligations.

          20.  Notices.  All notices, requests, consents and other
               -------
communications under this Guaranty shall be in writing and shall be deemed to have been given to the Guarantor when received, if hand delivered or sent by courier service, on the third Business Day after mailing, if mailed by registered or certified mail, postage prepaid, on the business day of receipt if telecopied, in each case addressed to the Guarantor at its address set forth below its signature or to such other address as the Guarantor may designate by written notice to the Administrative Agent; provided that Demands made by the Administrative Agent under Section 2 and service of process under Section 15 may also be given to the Process Agent.

          21.  Entire Agreement.  This Guaranty represents the final agreement
               ----------------
of the Guarantor with respect to its obligations to the Banks in connection with the Credit Agreement and may not be contradicted by evidence of prior written agreements or prior, contemporaneous or subsequent oral agreements of the Guarantor or any other person. There are no unwritten oral agreements of the Guarantor in favor of the Banks.

     IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duty executed as of the date first above written.

                                             HUGHES ELECTRONICS CORPORATION



                                             By: _________________________
                                             Name: _______________________
                                             Title: ______________________

                                             Address:

                                             Bldg. Cl, M/S A170
                                             200 North Sepulveda Blvd.
                                             El Segundo, CA 90245
                                             Attention:  Edward B. Clarkson

                                   EXHIBIT E

                         [FORM OF GUARANTY OF DARLENE]

                                   GUARANTY
                                   --------

          THIS GUARANTY, dated as of June 3, 1999, is made by DARLENE INVESTMENTS LLC, an exempted company organized and existing under the laws of the Cayman Islands, the "Guarantor"), in favor of CITICORP USA, INC., a Delaware
                         ---------
corporation, as Administrative Agent for and representative of the financial institutions party to the credit Agreement defined below (together with its successors and permitted assignees in such capacity, the "Administrative
                                                          --------------
Agent").
-----
                                   RECITALS
                                   --------

          A. The Guarantor is an owner, directly or indirectly, of approximately 20.4% of the equity of SurFin Ltd., an international business company incorporated under the laws of the Bahamas (the "Borrower"). Pursuant
                                                         --------
to that certain Credit Agreement of even date herewith (as it may be amended, supplemented or otherwise modified from time to time the "Credit Agreement")
                                                          ----------------
among the Borrower the Designated Subsidiaries (as defined in the Credit Agreement), the Banks party thereto and the Administrative Agent, as agent for the Banks, the Banks have agreed to make available a $400,000,000 revolving credit facility to the Borrower and the Designated Subsidiaries (each an "Obligor" and collectively the "Obligors"). The Borrower has advised the Guarantor, the Administrative Agent and the Banks that the Obligors intend to use the proceeds of the such revolving credit facility to finance the development in Mexico and various countries in the Caribbean, Central America and South America of a satellite television service.

          B. The Banks are willing to enter into the Credit Agreement on the condition that the Guarantor guarantees, jointly and severally with the other owners (or their affiliates) of the Borrower, the performance and payment of the Borrower's obligations under the Credit Agreement pursuant to the terms of this Guaranty.

          NOW, THEREFORE, in consideration of the foregoing promises and other good and valuable consideration, receipt and sufficiency of which are acknowledged, the Guarantor hereby agrees as follows:

          1.   Definitions.  Capitalized terms not otherwise defined in this
               -----------
Guaranty shall have the meanings given them in the Credit Agreement.

          2.   Guaranty.
               --------

               (a) The Guarantor hereby irrevocably and unconditionally, guarantees the punctual payment when due of all payment obligations of the Borrower under the Credit

Agreement, up to a maximum amount as to principal of US$400,000,000 plus all interest, fees, indemnities and other amounts payable under the Credit Agreement, including amounts that would become due but for the operation of the automatic stay under Section 362(c) of the United States Bankruptcy Code or similar provisions under the laws of the Bahamas, The Netherlands or other applicable law (collectively, the "Guaranteed Obligations"). In the event that
                                   ----------------------
any of the Guaranteed Obligations shall not be paid when due within any specified grace period provided for in the Credit Agreement, the Guarantor agrees to pay such Guaranteed Obligations within ten Business Days after the giving by the Administrative Agent to the Guarantor Notice Agent named in
Section 20 hereof and the Process Agent named in Section 15 hereof of notice (a "Demand") demanding payment by the Guarantor, provided that in the event any
                                              --------
such payment is required to be made by the Guarantor hereunder, the Guarantor may cause such obligation or liability to be paid on its behalf by any corporation affiliated with it, including the Obligors, provided that the Guarantor shall nevertheless be unconditionally obligated to pay such obligation or liability if such affiliate, including the Obligors, shall fail timely to pay such obligation or liability.

               (b) This Guaranty is a guarantee of payment and not of performance or collection. The obligation of the Guarantor hereunder shall be independent of the obligation of any other Guarantor (as such term is defined in the Credit Agreement), all such obligations being joint and several.

               (c) The Guarantor shall be subrogated to all rights of the Banks against the Obligors in respect of any amounts paid by the Guarantor pursuant to the provisions of this Guaranty; provided, however, that the Guarantor shall not
                                 --------  -------
be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all the Guaranteed Obligations shall have been irrevocably and indefeasibly paid in full and no Guaranteed Obligations may arise in the future.

          3.   Guaranty Absolute.  The liability of the Guarantor under this
               -----------------
Guaranty with respect to each and all of the Guaranteed Obligations shall be irrevocable and shall be absolute and unconditional irrespective of, and shall not be released, discharged or in any way affected by, any circumstance, condition or matter (whether or not the Guarantor or any Obligor shall have any knowledge or notice thereof), including, without limitation:

               (a) any amendment, waiver, extension or renewal of, or any consent to departure from, the Credit Agreement, including, without limitation, any waiver or consent involving a change in the time, manner or place of payment of all or any of the Guaranteed Obligations;

               (b) any exchange, release or nonperfection of any collateral, or any release or amendment or waiver of or consent or departure from any other guaranty or security agreement, for all or any of the Guaranteed Obligations;

               (c) any extension of the time for payment by any Obligor or any other person of any Guaranteed Obligation under the Credit Agreement or any other document related thereto;

               (d) any failure, omission or delay by the Administrative Agent or the Banks to enforce, assert or exercise any right, power or remedy conferred on or available to it;

               (e) any inability, lack of authority or legal disability of any Obligor to perform any agreement, covenant, term or condition contained in the Credit Agreement for any reason (whether or not the Guarantor shall have any knowledge or notice thereof), including, without limitation, provisions of any law or regulation of any jurisdiction (including the Bahamas and The Netherlands) purporting to prohibit or excuse payment or performance by any Obligor of its obligations under the Credit Agreement;

               (f) the voluntary or involuntary liquidation, dissolution, sale of assets, marshalling of assets and liabilities, receivership, conservatorship, custodianship, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of or similar proceeding affecting any Obligor, the Guarantor, the Administrative Agent, the Banks or any other person or any of their respective properties or creditors, or any action taken by any trustee or receiver or by any court in any such proceeding;

               (g) any merger or consolidation of any Obligor into or with any person or any sale, lease or transfer of any of the assets of any Obligor to any other person;

               (h) any change in corporate relationship between any Obligor and the Guarantor or any termination of any such relationship;

               (i) any counterclaim, set-off, deduction or defense any Obligor, the Guarantor or any other Person may have against the Administrative Agent, the Banks or any other person other than indefeasible payment in full; and

               (j) any other circumstance whatsoever, whether similar or dissimilar to the foregoing, which might otherwise constitute a legal or equitable defense available to, or a discharge of, the Guarantor in respect of this Guaranty.

          This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment by any Obligor, the Guarantor or any other person of any of the Guaranteed Obligations owed hereunder is rescinded or must otherwise be returned by the Administrative Agent or the Banks upon the insolvency, bankruptcy or reorganization of any Obligor, the Guarantor or any other person, all as though such payment had not been made. If the payment of any sum required to be made by any Obligor under the Credit Agreement shall at any time be prevented by reason of a case or proceeding under bankruptcy, insolvency or other similar law, the Guarantor agrees that, for purposes of this Guaranty and its obligations hereunder, such sum shall be deemed to be payable in accordance with the terms of the Credit Agreement, and the Guarantor shall pay such sum and any other amounts guaranteed hereunder.

          4.   Waiver by the Guarantor.  The Guarantor hereby unconditionally
               -----------------------
waives, to the greatest extent permitted by applicable law, (i) any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by the Banks upon this Guaranty, or acceptance of this Guaranty, and the Guaranteed Obligations, (ii) any requirement that the Banks exhaust any right or take any action against any Obligor, any other guarantor or any other person or any collateral, (iii) any and all rights which the Guarantor may have or which at any time hereafter may be conferred upon it, by statute (including but not limited to any statute of limitations), regulation or otherwise, to terminate or cancel this Guaranty,
(iv) all notices which may be required by statute, rule of law or otherwise to preserve any rights against the Guarantor hereunder, including, without limitation, any demand, presentment, protest, proof or notice of nonpayment of any amounts payable under or in respect of the Credit Agreement, and notice of any failure on the part of any Obligor to perform and comply with any term or condition of the Credit Agreement, (v) any rights to the enforcement, assertion or exercise of any right, remedy, power or privilege under or in respect of the Credit Agreement, (vi) any requirement of diligence and (vii) notice of acceptance of this Guaranty. The Administrative Agent shall have the right to bring suit directly against the Guarantor with respect to the Guaranteed Obligations, either prior to or concurrently with any lawsuit against, or without bringing suit against, any Obligor.

          5.   Continuing Guaranty.  This Guaranty is a continuing guaranty and
               -------------------
shall (a) be irrevocable and remain in full force and effect in accordance with the terms hereof until all of the Guaranteed Obligations, including those which might arise at a later date, have been paid in full and are not subject to rescission or return, (b) be binding upon the Guarantor and its successors and assigns, and (c) inure to the benefit of and be enforceable by the successors, transferees and assigns of the Administrative Agent and the Banks permitted by the Credit Agreement. The Guarantor agrees that in the discharge of its obligations hereunder no judgment, order, or exhaustion need be obtained, and no action, suit or proceeding need be brought and no other remedies need be exhausted against any Obligor or any other person for performance by the Guarantor of its obligations hereunder

          6.   Representations.  The Guarantor represents and warrants to the
               ---------------
Administrative Agent as follows:

               (a) The Guarantor is an exempted company validly existing and in good standing under the laws of the Cayman Islands and the execution, delivery and performance of this Guaranty are within its corporate powers and are not in contravention of the terms of its Certificate of Incorporation, Memorandum of Association or Articles of Association.

               (b) The execution, delivery and performance of this Guaranty have been duly authorized by all requisite corporate action of the Guarantor, and this Guaranty has been duly executed and delivered by the Guarantor and constitutes its legal, valid and binding obligation and is enforceable against the Guarantor in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other laws now or hereafter affecting the rights of creditors.

               (c) The execution, delivery and performance of this Guaranty will not violate or conflict with (i) any provision of any law or regulation binding on the Guarantor, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Guarantor or any securities issued by the Guarantor, or any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Guarantor is a party or by which the Guarantor or any of its assets may be bound, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of the Guarantor or (ii) the Certificate of Incorporation, Memorandum of Association or Articles of Association of the Guarantor, and will not result in, or require, the creation or imposition of any Lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.

          7.   Financial Information; Access.
               -----------------------------

               (a) So long as the Credit Agreement remains in effect the Guarantor agrees (i) to provide to the Administrative Agent a copy of all such reports and financial information pertaining to the Guarantor as shall be filed by or on behalf of the Guarantor with the Securities and Exchange Commission, promptly after the same are so filed, and (ii) to provide to the Administrative Agent such other financial information as the Administrative Agent may reasonably request.

               (b) The Guarantor further agrees to permit the Administrative Agent reasonable access, upon prior notice and at reasonable times during normal business hours, to the Guarantor's books, records, and financial or accounting personnel, to the extent relevant to this Guaranty or the Credit Agreement; provided, however, that such access shall be in compliance with security and confidentiality requirements of applicable governmental authorities and the Guarantor's corporate policies relating to confidential information.

          8.   Merger, Consolidation or Other Transfers.
               ----------------------------------------

               (a) The Guarantor shall not consolidate with or merge into any other person or convey, transfer or lease all or substantially all of its assets as an entirety to any person unless:

               (i) such successor entity or such person to whom the conveyance, transfer or lease is made (a "Successor Guarantor") shall expressly assume in
                              -------------------
writing by instrument or instruments enforceable against it reasonably satisfactory in form and substance to the Administrative Agent, the due and punctual payment of all obligations of the Guarantor under this Guaranty with the same effect as if such Successor Guarantor had originally been named a Guarantor herein or had been a party hereto;

               (ii) immediately after giving effect to such transaction, no Event of Default shall exist and this Guaranty shall be in full force and effect; and

               (iii) the Successor Guarantor shall have delivered to the Administrative Agent an opinion of counsel in scope and substance reasonably satisfactory to it stating that such consolidation, merger, conveyance, transfer or lease and the assumption agreement required by clause (i) above comply with this Section 8.

               (b) Upon any such consolidation or merger, conveyance, transfer or lease in accordance with the provisions of (a) above, the successor formed by such consolidation or into which the Guarantor is merged, or the person to which such conveyance, transfer or lease is made, shall succeed to, and be substituted for, the Guarantor as a Guarantor, with the same effect as if such successor had been originally named as a Guarantor.

          9.   Taxes. All payments or reimbursements under this Guaranty and any
               -----
instrument or agreement required hereunder shall be made without set-off or counterclaim and free and clear of and without deduction for any and all present and future Taxes (as defined below). The Guarantor agrees to cause all such Taxes to be paid on behalf of any Bank or Administrative Agent directly to the appropriate governmental authority. If the Guarantor is legally prohibited from complying with this section, payments due to such Bank or Administrative Agent under this Guaranty and any instrument or agreement required hereunder shall be increased so that, after provisions for Taxes and all Taxes on such increase, the amounts received by such Bank or Administrative Agent will be equal to the amounts required under this Guaranty and any instrument or agreement required hereunder as if no Taxes were due on such payments. The Guarantor shall indemnify each Bank and Administrative Agent for the full amount of Taxes payable by such Bank or Administrative Agent and any liabilities (including penalties, interest and expenses) arising from such Taxes within thirty (30) days from any written demand by such Bank. The Guarantor shall provide evidence that all applicable Taxes have been paid to the appropriate taxing authorities by delivering to Administrative Agent official tax receipts or notarized copies or other evidence thereof reasonably satisfactory to Administrative Agent, within ninety (90) days after the due date for such Tax payment. Such Bank will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such payment or reimbursement and will not be otherwise disadvantageous to such Bank in the sole discretion of such Bank.

          For purposes of this Section 9, "Tax" and "Taxes" means (i) all taxes, levies, imposts, duties, fees or other charges of whatsoever nature however imposed by any country or any subdivision or authority of or in that country in any way connected with the Credit Agreement or this Guaranty or any instrument or agreement required hereunder, and all interest, penalties or similar liabilities with respect thereto, except such taxes as are imposed on or measured by the Administrative Agent's or any Bank's net income or capital and franchise taxes, by the country or any subdivision or authority of or in that country in which the Administrative Agent's or such Bank's principal office or actual Lending Office is located, and (ii) any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Guaranty.

          10.  Amendments, Etc.  No amendment or waiver of any provision of this
               ----------------
Guaranty shall in any event be effective with respect to the Administrative Agent unless the same shall be in writing and signed by the Administrative Agent.

          11.  No Waiver; Remedies.  No failure on the part of the
               -------------------
Administrative Agent to exercise, and no delay in its exercise of, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder by the Administrative Agent preclude any other or further exercise thereof or the exercise of any other right by it. Subject to Section 11.1 of the Credit Agreement, the Administrative Agent may specifically waive any breach of this Guaranty by the Guarantor; provided that
                                                                 --------
no such waiver shall be effective or binding unless in writing, and that no such waiver shall constitute a continuing waiver of similar or other breaches.

          12.  Separability of This Guaranty.  In case any term or provision of
               -----------------------------
this Guaranty or any application hereof to any circumstance shall, in any circumstances or jurisdiction and to any extent, be invalid, illegal or unenforceable, such term or provision shall be ineffective as to such jurisdiction to the extent of such invalidity, illegality or unenforceability without invalidating or rendering unenforceable any remaining terms and provisions hereof or the application of such term or provision to circumstances or jurisdictions other than those as to which it is held invalid, illegal or unenforceable. To the extent permitted by applicable law, the Guarantor hereby waives any provision of law that renders any term or provision hereof invalid, illegal or unenforceable in any respect.

          13.  Headings.  The headings contained in this Guaranty are for
               --------
convenience of reference only and shall not modify, define or limit any of the terms or provisions hereof.

          14.  Governing Law.  THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF
               -------------
THE GUARANTOR, THE ADMINISTRATIVE AGENT AND THE BANKS HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

          15.  Proceedings, Etc.  ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST THE
               -----------------
GUARANTOR ARISING OUT OF OR RELATING TO THIS GUARANTY MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS GUARANTY THE GUARANTOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS

GUARANTY. The Guarantor hereby designates and appoints CT Corporation System, presently located at 1633 Broadway, New York, NY 10019, as its authorized agent (the "Process Agent") to accept and acknowledge on its behalf service of any and all process which may be served in any suit, action or proceeding in any New York State or United States Federal Court sitting in New York, and to receive and acknowledge on behalf of the Guarantor any Demands made by the Administrative Agent pursuant to Section 2 hereof. The Guarantor represents and warrants that the Process Agent has agreed in writing to accept such appointment and that true copies of such acceptance will be furnished to the Administrative Agent prior to the Effective Date under the Credit Agreement. The Guarantor agrees that the failure of the Process Agent to give notice to the Guarantor of any such service or Demand shall not impair the validity of such service or Demand or of any judgment rendered in any action or proceeding based thereon. Service of all process in any such proceeding in any such court and of any Demand under Section 2 hereof may be made by hand delivery, courier service or by registered or certified mail, return receipt requested, to the Process Agent, such service being hereby acknowledged by the Guarantor to be sufficient for personal jurisdiction in any action against the Guarantor in any such court and to be otherwise effective and binding service or demand in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of the Administrative Agent or any Bank to bring proceedings against the Guarantor in the courts of any other jurisdiction.

          16.  Jury Trial Waiver.  THE GUARANTOR AND, BY ITS ACCEPTANCE OF THE
               -----------------
BENEFITS HEREOF, THE ADMINISTRATIVE AGENT EACH HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims. The Guarantor and, by its acceptance of the benefits hereof, the Administrative Agent each (i) acknowledges that this waiver is a material inducement for the Guarantor and Administrative Agent to enter into a business relationship, that the Guarantor and Administrative Agent have already relied on this waiver in entering into this Guaranty or accepting the benefits thereof, as the case may be, and that each will continue to rely on this waiver in their related future dealings, and (ii) further warrants and represents that each has reviewed this waiver with its legal counsel and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, EXCEPT BY A WRITTEN INSTRUMENT SPECIFICALLY REFERRING TO THIS SECTION 16, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS OF THIS GUARANTY. In the event of litigation, this Guaranty may be filed as a written consent to a trial by the court.

          17.  Counterparts.  This Guaranty may be executed in any number of
               ------------
counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original for all purposes; but all such counterparts together shall constitute but one and the same instrument. This Guaranty shall become effective as to the Guarantor upon the execution of a counterpart hereof by the

Guarantor and receipt by Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.

          18.  Cost and Attorneys Fees.  The Guarantor agrees to pay, or cause
               -----------------------
to be paid, in addition to the Guaranteed Obligations, on demand, and to save the Administrative Agent and the Banks harmless against liability for, any and all costs and expenses (including reasonable fees and disbursements of counsel incurred or expended by Administrative Agent or any Bank in connection with the enforcement of or preservation of any rights under this Guaranty.

          19.  Effect of Borrower's Bankruptcy.  The Guarantor acknowledges and
               -------------------------------
agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of the Borrower (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if said proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of the Guarantor, the Administrative Agent and the Banks that the Guaranteed Obligations which are guarantied by the Guarantor pursuant to this Guaranty should be determined without regard to any rule of law or order which may relieve the Borrower of any portion of such Guaranteed Obligations.

          20.  Notices.  All notices, requests, consents and other
               -------
communications under this Guaranty shall be in writing and shall be deemed to have been given to the Guarantor when received, if hand delivered or sent by courier service, on the third Business Day after mailing, if mailed by registered or certified mail, postage prepaid, on the business day of receipt if telecopied, in each case addressed to the Guarantor in care of Galaxy Latin America, as Guarantor Notice Agent, at Sasson House, Shirley Street & Victoria Ave., Nassau, Bahamas, Attention: Sean McWeeney (with a copy to Despacho de Especialistas en Abogacia, S.A., P.O. Box 1884-1000, De la Casa Italia, 100 metros al este y 50 al norte, Numero 685, San Jose, Costa Rica, Attention: Lic. Olga Marta Mena (with copies to: (i) Galaxy Latin America, LLC, 2400 E. Commercial Blvd., 10th Floor, Fort Lauderdale, FL 33308, Attention: E.R. Gentile and (ii) c/o Finser Corporation, 550 Biltmore Way, 9th Floor, Coral Gables, FL 33134, Attention: Ed Hernandez)), or to such other address in the Bahamas or the United States as the Guarantor may designate by written notice to the Administrative Agent; provided that Demands made by the Administrative Agent under Section 2 and service of process under Section 15 may also be given to the Process Agent. The Guarantor hereby designates and appoints Galaxy Latin America as its agent (the "Guarantor Notice Agent") to receive and acknowledge on behalf of the Guarantor any notice, requests, consents and other communications given under this Guaranty.

          21.  Judgment.  (a) If for the purposes of obtaining judgment in any
               --------
court it is necessary to convert a sum due hereunder in Dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the respective Bank or the Administrative Agent could purchase Dollars with such other currency at New York, New York, on the Business Day preceding that on which final judgment is given.

          (b) The obligation of the Guarantor in respect of any sum due from it to Administrative Agent or any Bank hereunder shall, notwithstanding any judgment in a currency other than Dollars, be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or any Bank of any sum adjudged to be so due in such other currency the Administrative Agent or such Bank may in accordance with normal banking procedures purchase Dollars with such other currency; if the Dollars so purchased are less than the sum originally due to the Administrative Agent or such Bank in Dollars, the Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Bank against such loss, and if the Dollars so purchased exceed the sum originally due to the Administrative Agent or such Bank in Dollars, the Administrative Agent or such Bank agrees to remit to the Guarantor such excess.

          22.  No Immunity.  To the extent that the Guarantor has or hereafter
               -----------
may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Guarantor hereby irrevocably waives such immunity in respect of its obligations under this Guaranty and, without limiting the generality of the foregoing, agrees that the waivers set forth in this Section 22 shall have the fullest scope permitted under the Foreign Sovereign Immunities Act of 1976 of the United States and are intended to be irrevocable for purposes of such Act.

          23.  Entire Agreement.  This Guaranty represents the final agreement
               ----------------
of the Guarantor with respect to its obligations to the Banks in connection with the Credit Agreement and may not be contradicted by evidence of prior written agreements or prior, contemporaneous or subsequent oral agreements of the Guarantor or any other person. There are no unwritten oral agreements of the Guarantor in favor of the Banks.

     IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duty executed as of the date first above written.

                                                  DARLENE INVESTMENTS LLC

                                                  By: _______________________
                                                  Name: _____________________
                                                  Title: ____________________

                                  EXHIBIT F-1

                     [FORM OF OPINION OF BAHAMIAN COUNSEL]

                     [THE LETTERHEAD OF BAHAMIAN COUNSEL]

                             ______________, 1999


Citicorp USA, Inc., as Administrative Agent
One Court Square
Long Island City, NY 11120

     and

The Banks Listed on
 Schedule A Hereto

          Re: Credit Agreement dated as of June 3, 1999 among SurFin Ltd., the Designated Subsidiaries (as defined therein), the Banks named therein, Bank of America National Trust and Savings Association, as Syndication Agent, Deutsche Bank AG, New York and Cayman Islands Branches, as Documentation Agent, and The Chase Manhattan Bank, The First National Bank of Chicago, Morgan Guaranty Trust Company of New York and Westdeutsche Landesbank Girozentrale, New York and Cayman Islands Branches, as Senior Managing Agents, and Citicorp USA, Inc., as Administrative Agent

Ladies and Gentlemen:

          We have acted as Bahamian counsel to SurFin Ltd., an international business company organized and existing under the laws of the Bahamas (the "Borrower"), and Dish Placement Services, Ltd., an international business company organized and existing under the laws of the Bahamas (the "Designated Subsidiary") in connection with that certain Credit Agreement dated as of June 3, 1999 (the "Credit Agreement") among the Borrower, the Designated Subsidiaries (as defined therein) the banks named therein ("Banks"), Bank of America National Trust and Savings Association, as Syndication Agent, Deutsche Bank AG, New York and Cayman Islands Branches, as Documentation Agent, and The Chase Manhattan Bank, The First National Bank of Chicago, Morgan Guaranty Trust Company of New York and Westdeutsche Landesbank Girozentrale, New York and Cayman Islands Branches, as Senior Managing Agents, and Citicorp USA, Inc., as Administrative Agent. This opinion is rendered to you in compliance with Section 5(a)(vi)(A) of the Credit Agreement. Capitalized terms used herein without definition have the same meanings as in the Credit Agreement.

                                     F1-1

          In our capacity as such counsel, we have examined originals, or copies identified to our satisfaction as being true copies, of such records, documents or other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. These records, documents and instruments included the following:

          (a) The Certificate of Incorporation of the Borrower and of the Designated Subsidiary, each as amended to date;

          (b) The Memorandum and Articles of Association of the Borrower and of the Designated Subsidiary, each as amended to date;

          (c) All records of proceedings and actions of the Board of Directors of the Borrower and of the Designated Subsidiary relating to the Credit Agreement and the transactions contemplated thereby; and

          (d)  The Credit Agreement.

          We have been furnished with, and with Banks' consent have relied upon, certificates of officers of the Borrower and of the Designated Subsidiary with respect to certain factual matters, copies of which are attached hereto. In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary, copies of which have been delivered to Banks. In all such examinations, we have assumed the genuineness of all signatures on original and certified documents, and the conformity to original or certified documents of all documents submitted to us as conformed or photostatic copies.

          We have investigated such questions of law for the purpose of rendering this opinion as we have deemed necessary. We are opining herein as to the effect on the subject transactions of only the laws of the Bahamas.

          On the basis of the foregoing, and in reliance thereon, and subject to the limitations, qualifications and exceptions set forth below, we are of the opinion that:

          1. Each of the Borrower and the Designated Subsidiary is an International Business Company duly organized, validly existing and in good standing under the laws of the Bahamas and has all requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted.

          2. Each of the Borrower and the Designated Subsidiary has all requisite corporate power and authority to execute and deliver the Credit Agreement and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement.

          3. The execution and delivery of the Credit Agreement and the performance thereof have been duly authorized by all necessary institutional and legal action, including all corporate action on the part of the Borrower and of the Designated Subsidiary. The Credit Agreement has been duly executed and delivered by the Borrower and by the Designated Subsidiary.

                                     F1-2

          4. Neither the execution and delivery of the Credit Agreement by the Borrower or by the Designated Subsidiary nor the consummation of the transactions contemplated by the Credit Agreement nor the compliance with the terms and conditions thereof by the Borrower and the Designated Subsidiary conflicts with, results in a breach or violation of, or constitutes a default under, any of the terms, conditions or provisions of the Certificate of Incorporation or Memorandum or Articles of Association of the Borrower or of the Designated Subsidiary or of any of their respective Subsidiaries, any term of any order, writ, judgment or decree known to us of the Bahamas or any governmental authority thereof or therein to which the Borrower or the Designated Subsidiary or any of their respective Subsidiaries is a party or by which any of its properties or assets are bound, or any present statute, law, rule, regulation, directive, guideline or policy statement of the Bahamas or any governmental authority thereof or therein binding on the Borrower or the Designated Subsidiary or any of their respective Subsidiaries.

          5. No consents, licenses or approvals of, authorizations by, or registrations, recordations, declarations or filings with, the Bahamas or any governmental authority thereof or therein are required by the Borrower or the Designated Subsidiary in connection with the execution and delivery by the Borrower and the Designated Subsidiary of the Credit Agreement and the performance by the Borrower and the Designated Subsidiary of the Credit Agreement or the extensions of credit thereunder or the payment by the Borrower or the Designated Subsidiary of its obligations thereunder (including, without limitation, any governmental authorization, license, approval or consent required by exchange regulations to enable the Borrower or the Designated Subsidiary punctually to pay its obligations under the Credit Agreement in U.S. dollars) or the consummation of any of the other transactions contemplated by the Credit Agreement.

          6. The Credit Agreement is in proper legal form under the laws of the Bahamas for the enforcement thereof in accordance with its terms against the Borrower and the Designated Subsidiary under such laws.

          7. To the best of our knowledge, there are no actions, suits or proceedings pending or threatened against the Borrower or the Designated Subsidiary or any of their respective Subsidiaries.

          8. The Borrower and the Designated Subsidiary are, under the laws of the Bahamas, subject to civil and commercial law with respect to their obligations under the Credit Agreement.

          9. The choice by the parties to the Credit Agreement of the law of the State of New York is a valid choice of law under Bahamian law, and accordingly, New York substantive law will be applied by the courts of the Bahamas if the Credit Agreement or any claim thereunder come under their jurisdiction.

          10. The submission to jurisdiction by the Borrower and the Designated Subsidiary, the appointment of the agent for service of process by the Borrower and the Designated Subsidiary and the designation of the agent for service of process contained in

                                     F1-3

Section 11.19 of the Credit Agreement are valid and effective under the laws of the Bahamas and are irrevocably binding on the Borrower and the Designated Subsidiary.

          11. The obligations of the Borrower and the Designated Subsidiary under the Credit Agreement may be enforced (by judgment and levy) in accordance with its terms in a proceeding at law in any competent court in the Bahamas at the suit of the Administrative Agent or the Banks. Any judgment against the Borrower or the Designated Subsidiary of a state or United States federal court in the State of New York or United States of America is enforceable subject to action brought in the courts of the Bahamas in accordance with the laws of the Bahamas.

          12. Under current law, the Borrower and the Designated Subsidiary are permitted to make all payments under the Credit Agreement free and clear of, and without deduction or withholding for or on account of, any taxes, levies, imposts, duties, fees, assessments or other charges of the Bahamian or any governmental authority thereof or therein or by any federation or association of or with which the Bahamas may be a member or associated, and all such payments in the hands of the Banks will not be subject to any such taxes, levies, imposts, duties, fees, assessments or other charges. The Credit Agreement is not subject to any stamp or documentary tax or other similar charge, including but not limited to any registration or stamp tax of the Bahamian or any governmental authority thereof or therein. None of the Banks is or will be deemed to be resident, domiciled, carrying on business or subject to taxation in the Bahamas by reason of the execution, performance or enforceability or admissibility in evidence of the Credit Agreement. In the Bahamas, it is not necessary that the Credit Agreement or any other document be filed or recorded, or that any tax or duty be paid.

          13. All obligations of the Borrower and the Designated Subsidiary to pay the principal of and interest under the Credit Agreement and all other amounts which may become due under the Credit Agreement constitute direct and unconditional obligations of the Borrower and the Designated Subsidiary, and rank at least pari passu in priority of payment with all other unsecured Indebtedness of the Borrower and the Designated Subsidiary.

          Our opinions in paragraphs 4 and 5 above as to compliance with certain statutes, rules and regulations and as to the lack of any required consents or approvals of, authorizations by, or registrations, declarations or filings with certain governmental authorities are based upon a review of those statutes, rules and regulations which, in our experience, are normally applicable to transactions of the type contemplated by the Credit Agreement.

          Our opinion that an obligation or document is enforceable means that the obligation or document is of a type and form which courts in the Commonwealth of The Bahamas will enforce. It does not mean that the obligation or document can necessarily be enforced in accordance with its terms in all circumstances. In particular:

          (i) equitable remedies, such as injunctions and orders of specific performance, are discretionary; and

                                     F1-4

          (ii) the enforceability of an obligation, document or security interest may be affected by statutes of limitation, by estoppel and similar principles, by laws concerning insolvency, bankruptcy, liquidation, enforcement of security interests or reorganization, or by other laws generally affecting creditors' rights.

          This opinion is rendered only to Administrative Agent and Banks and is solely for their benefit in connection with the above transactions. This opinion may not be relied upon by Administrative Agent or Banks for any other purpose, or quoted to or relied upon by any other person, firm or corporation for any purpose without our prior written consent. You may, however, deliver a copy of this opinion to permitted assignees of all or a portion of a Bank's rights and obligations under the Credit Agreement in connection with such assignment and such assignees may rely hereon. This opinion may also be disclosed to regulatory or other governmental authorities having jurisdiction over you requesting (or requiring) such disclosure.

                                        Very truly yours,

                                     F1-5

                                  SCHEDULE A


Citibank, N.A.
Bank of America National Trust and Savings Association
Deutsche Bank AG New York and Cayman Islands Branches
The Chase Manhattan Bank
The First National Bank of Chicago
Morgan Guaranty Trust Company of New York
Westdeutsche Landesbank Girozentrale- New York and Cayman Islands Branches The Bank of New York
Banque Nationale De Paris
Paribas
Mellon Bank, N.A.
San Paolo IMI Bank
Bank Hapolim B.M.
Bayerische Landesbank Girozentrale, Cayman Islands Branch
KBC Bank, N. V.
The Mitsubishi Trust and Banking Corporation, New York Branch
UniCredito Italino S.p.A.

                                 Schedule A-1

                                  EXHIBIT F-2

                   [FORM OF OPINION OF NETHERLANDS COUNSEL]

                   [THE LETTERHEAD OF NETHERLANDS COUNSEL]

                             _______________, 1999


Citicorp USA, Inc., as Administrative Agent
One Court Square
Long Island City, NY 11120

     and

The Banks Listed on
 Schedule A Hereto

          Re: Credit Agreement dated as of June 3, 1999, among SurFin Ltd., the Designated Subsidiaries (as defined therein) the Banks named therein, Bank of America National Trust and Savings Association, as Syndication Agent, Deutsche Bank AG, New York and Cayman Islands Branches, as Documentation Agent, and The Chase Manhattan Bank, The First National Bank of Chicago, Morgan Guaranty Trust Company of New York, and Westdeutsche Landesbank Girozentrale, New York and Cayman Islands Branches, as Senior Managing Agents, and Citicorp USA, Inc., as Administrative Agent

Ladies and Gentlemen:

          We have acted as Netherlands counsel to White Holding B.V., a company organized and existing under the laws of the Netherlands (the "Designated Subsidiary") in connection with the Credit Agreement dated as of June 3, 1999 (the "Credit Agreement") among SurFin Ltd., the Designated Subsidiaries (as defined therein), the banks named therein ("Banks"), and Bank of America National Trust and Savings Association, as Syndication Agent, Deutsche Bank AG, New York and Cayman Islands Branches, and The Chase Manhattan Bank, The First National Bank of Chicago, Morgan Guaranty Trust Company of New York and Westdeutsche Landesbank Girozentrale, New York and Cayman Islands Branches, as Senior Managing Agents, and Citicorp USA, Inc., as Administrative Agent. This opinion is rendered to you in compliance with Section 5(a)(vi)(B) of the Credit Agreement. Capitalized terms used herein without definition have the same meanings as in the Credit Agreement.

          In our capacity as such counsel, we have examined originals, or copies identified to our satisfaction as being true copies, of such records, documents or other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. These records, documents and instruments included the following:

                                     F2-1

          (a) The Certificate of Incorporation of the Designated Subsidiary, as amended to date;

          (b) The Memorandum and Articles of Association of the Designated Subsidiary, as amended to date;

          (c) All records of proceedings and actions of the Board of Directors of the Designated Subsidiary relating to the Credit Agreement and the transactions contemplated thereby; and

          (d)  The Credit Agreement.

          We have been furnished with, and with Banks' consent have relied upon, certificates of officers of the Designated Subsidiary with respect to certain factual matters, copies of which are attached hereto. In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary, copies of which have been delivered to Banks. In all such examinations, we have assumed the genuineness of all signatures on original and certified documents, and the conformity to original or certified documents of all documents submitted to us as conformed or photostatic copies.

          We have investigated such questions of law for the purpose of rendering this opinion as we have deemed necessary. We are opining herein as to the effect on the subject transactions of only the laws of the Netherlands.

          On the basis of the foregoing, and in reliance thereon, and subject to the limitations, qualifications and exceptions set forth below, we are of the opinion that:

          1. The Designated Subsidiary is a company duly organized, validly existing and in good standing under the laws of the Netherlands and has all requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted.

          2. The Designated Subsidiary has all requisite corporate power and authority to execute and deliver the Credit Agreement and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement.

          3. The execution and delivery of the Credit Agreement and the performance of the Credit Agreement have been duly authorized by all necessary institutional and legal action, including all corporate action on the part of the Designated Subsidiary. The Credit Agreement has been duly executed and delivered by the Designated Subsidiary.

          4. Neither the execution and delivery of the Credit Agreement by the Designated Subsidiary nor the consummation of the transactions contemplated by the Credit Agreement nor the compliance with the terms and conditions thereof by the Designated Subsidiary conflicts with, results in a breach or violation of, or constitutes a default under, any of the terms, conditions or provisions of the Certificate of Incorporation or Memorandum or Articles of Association of the Designated Subsidiary or of any of its Subsidiaries, any term of any order, writ, judgment or decree known to us of the Netherlands or any governmental authority thereof or therein to which the Designated Subsidiary or any of its Subsidiaries is a

                                     F2-2
party or by which any of its properties or assets are bound, or any present statute, law, rule, regulation, directive, guideline or policy statement of the Netherlands or any governmental authority thereof or therein binding on the Designated Subsidiary or any of its Subsidiaries.

          5. No consents, licenses or approvals of, authorizations by, or registrations, recordations, declarations or filings with, the Netherlands or any governmental authority thereof or therein are required by the Designated Subsidiary in connection with the execution and delivery by the Designated Subsidiary of the Credit Agreement and the performance by the Designated Subsidiary of the Credit Agreement or the extensions of credit thereunder or the payment by the Designated Subsidiary of its obligations thereunder (including, without limitation, any governmental authorization, license, approval or consent required by exchange regulations to enable the Designated Subsidiary punctually to pay its obligations under the Credit Agreement in U.S. dollars) or the consummation of any of the other transactions contemplated by the Credit Agreement.

          6. The Credit Agreement is in proper legal form under the laws of the Netherlands for the enforcement thereof in accordance with its terms against the Designated Subsidiary under such laws.

          7. To the best of our knowledge, there are no actions, suits or proceedings pending or threatened against the Designated Subsidiary or any of its Subsidiaries.

          8. The Designated Subsidiary is, under the laws of the Netherlands, subject to civil and commercial law with respect to its obligations under the Credit Agreement.

          9. The choice by the parties to the Credit Agreement of the law of the State of New York is a valid choice of law under Dutch law, and accordingly, New York substantive law will be applied by the courts of the Netherlands if the Credit Agreement or any claim thereunder come under their jurisdiction.

          10. The submission to jurisdiction by the Designated Subsidiary, the appointment of the agent for service of process by the Designated Subsidiary and the designation of the agent for service of process contained in Section 11.19 of the Credit Agreement are valid and effective under the laws of the Netherlands and are irrevocably binding on the Designated Subsidiary.

          11. The obligations of the Designated Subsidiary under the Credit Agreement may be enforced (by judgment and levy) in accordance with its terms in a proceeding at law in any competent court in the Netherlands at the suit of the Administrative Agent or the Banks. Any judgment against the Designated Subsidiary of a state or United States federal court in the State of New York or United States of America is enforceable subject to action brought in the courts of the Netherlands in accordance with the laws of the Netherlands.

          12. Under current law, the Designated Subsidiary is permitted to make all payments under the Credit Agreement free and clear of, and without deduction or withholding for or on account of, any taxes, levies, imposts, duties, fees, assessments or other charges of the Dutch or any governmental authority thereof or therein or by any federation or association of or with which the Netherlands may be a member or associated, and all such payments in the hands

                                     F2-3
of the Banks will not be subject to any such taxes, levies, imposts, duties, fees, assessments or other charges. The Credit Agreement is not subject to any stamp or documentary tax or other similar charge, including but not limited to any registration or stamp tax of the Bahamian or any governmental authority thereof or therein. None of the Banks is or will be deemed to be resident, domiciled, carrying on business or subject to taxation in the Netherlands by reason of the execution, performance or enforceability or admissibility in evidence of the Credit Agreement. In the Netherlands, it is not necessary that the Credit Agreement or any other document be filed or recorded, or that any tax or duty be paid.

          13. All obligations of the Designated Subsidiary to pay the principal of and interest under the Credit Agreement and all other amounts which may become due under the Credit Agreement constitute direct and unconditional obligations of the Designated Subsidiary, and rank at least pari passu in priority of payment with all other unsecured Indebtedness of the Designated Subsidiary.

          Our opinions in paragraphs 4 and 5 above as to compliance with certain statutes, rules and regulations and as to the lack of any required consents or approvals of, authorizations by, or registrations, declarations or filings with certain governmental authorities are based upon a review of those statutes, rules and regulations which, in our experience, are normally applicable to transactions of the type contemplated by the Credit Agreement.

          Our opinion that an obligation or document is enforceable means that the obligation or document is of a type and form which courts in the Netherlands will enforce. It does not mean that the obligation or document can necessarily be enforced in accordance with its terms in all circumstances. In particular:

          (i) equitable remedies, such as injunctions and orders of specific performance, are discretionary; and

          (ii) the enforceability of an obligation, document or security interest may be affected by statutes of limitation, by estoppel and similar principles, by laws concerning insolvency, bankruptcy, liquidation, enforcement of security interests or reorganization, or by other laws generally affecting creditors' rights.

          This opinion is rendered only to Administrative Agent and Banks and is solely for their benefit in connection with the above transactions. This opinion may not be relied upon by Administrative Agent or Banks for any other purpose, or quoted to or relied upon by any other person, firm or corporation for any purpose without our prior written consent. You may, however, deliver a copy of this opinion to permitted assignees of all or a portion of a Bank's rights and obligations under the Credit Agreement in connection with such assignment and such assignees may rely hereon. This opinion may also be disclosed to regulatory or other governmental authorities having jurisdiction over you requesting (or requiring) such disclosure.

                                        Very truly yours,

                                     F2-4

                                  SCHEDULE A

Citibank, N.A.
Bank of America National Trust and Savings Association
Deutsche Bank AG New York and Cayman Islands Branches
The Chase Manhattan Bank
The First National Bank of Chicago
Morgan Guaranty Trust Company of New York
Westdeutsche Landesbank Girozentrale- New York and Cayman Islands Branches The Bank of New York
Banque Nationale De Paris
Paribas
Mellon Bank, N.A.
San Paolo IMI Bank
Bank Hapolim B.M.
Bayerische Landesbank Girozentrale, Cayman Islands Branch
KBC Bank, N. V.
The Mitsubishi Trust and Banking Corporation, New York Branch
UniCredito Italino S.p.A.

                                 Schedule A-1

                                   EXHIBIT G

                     [FORM OF OPINION OF NEW YORK COUNSEL]

                       [LETTERHEAD OF NEW YORK COUNSEL]



                               __________, 1999


Citicorp USA, Inc., as Administrative Agent
[Address
 of Agent]

     and

The Banks Listed on
 Schedule A Hereto

          Re: Credit Agreement dated as of June 3, 1999 among SurFin Ltd., the Designated Subsidiaries, the Banks named therein, Bank of America National Trust and Savings Association, as Syndication Agent, Deutsche Bank AG, New York and Cayman Islands Branches, as Documentation Agent, and The Chase Manhattan Bank, The First National Bank of Chicago, Morgan Guaranty Trust Company of New York, and Westdeutsche Landesbank Girozentrale, New York and Cayman Islands Branches, as Senior Managing Agents, and Citicorp USA, Inc., as Administrative Agent

Ladies and Gentlemen:

          We have acted as New York counsel to SurFin Ltd., an international business company organized and existing under the laws of the Bahamas ("the Borrower"), Dish Placement Services, Ltd., an international business company organized and existing under the laws of the Bahamas, and White Holding B.V., a company organized and existing under the laws of the Netherlands (together the "Designated Subsidiaries") and Hughes Electronics Corporation, a Delaware corporation ("Hughes") in connection with that certain Credit Agreement dated as of June 3, 1999 (the "Credit Agreement") among the Borrower, the Designated Subsidiaries, the banks named therein ("Banks"), Bank of America National Trust and Savings Association, as Syndication Agent, Deutsche Bank AG, New York and Cayman Islands Branches, as Documentation Agent, and The Chase Manhattan Bank, The First National Bank of Chicago, Morgan Guaranty Trust Company of New York, and Westdeutsche Landesbank Girozentrale, New York and Cayman Islands Branches, as Senior Managing Agents, and Citicorp USA, Inc., as Administrative Agent ("Administrative Agent"). This opinion is rendered to you in compliance with subsection 5.1(a)(vi)(C) of the Credit Agreement. Capitalized terms used herein without definition have the same meanings as in the Credit Agreement.

          In our capacity as such counsel, we have examined originals, or copies identified to our satisfaction as being true copies, of the Credit Agreement and the Hughes Guaranty and such other records, documents or other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

          We have been furnished with, and with Banks' consent have relied upon, certificates of officers of the Borrower and Hughes with respect to certain factual matters, copies of which are attached hereto. In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary, copies of which have been delivered to Banks. In all such examinations, we have assumed the genuineness of all signatures on original and certified documents, and the conformity to original or certified documents of all documents submitted to us as conformed or photostatic copies. For purposes of this opinion, we have relied upon the opinion of [NAME OF THE BAHAMIAN COUNSEL], the Bahamas counsel to the Borrower, dated the date hereof, a copy of which has been delivered to you.

          In rendering the opinion expressed in paragraph 1 below, we have assumed that:

          (i) the Credit Agreement has been duly authorized by, has been duly executed and delivered by, and (except, to the extent expressly set forth in the opinions expressed below, as to the Borrower and the Designated Subsidiaries) constitutes the legal, valid, binding and enforceable obligations of, all of the parties thereto;

          (ii) all signatories to the Credit Agreement have been duly authorized; and

          (iii) all of the parties to the Credit Agreement are duly organized and validly existing the have the power and authority (corporate, partnership or other) to execute and deliver and perform their respective obligations under the Credit Agreement.

          In rendering the opinion expressed in paragraph 8 below, we have assumed that the Hughes Guaranty has been duly authorized, executed and delivered by Hughes.

          We have investigated such questions of law for the purpose of rendering this opinion as we have deemed necessary. We are opining herein as to the effect on the subject transactions of only United States Federal law and the laws of the State of New York.

          On the basis of the foregoing, and in reliance thereon, and subject to the limitations, qualifications and exceptions set forth below, we are of the opinion that:

          1. The Credit Agreement has been duly executed and delivered by the Borrower and the Designated Subsidiaries and constitutes the legally valid and binding obligation of the Borrower and the Designated Subsidiaries, enforceable against the Borrower and the Designated Subsidiaries in accordance with its terms.

          2. Neither the execution and delivery of the Credit Agreement by the Borrower, nor the execution and delivery of the Credit Agreement by the Designated Subsidiaries, nor the consummation of the transactions contemplated by the Credit Agreement nor the compliance with the terms and conditions thereof by the Borrower and the Designated Subsidiaries (A) conflicts with, results in a breach or violation of, or constitutes a default under, any of the terms, conditions or provisions of (x) any term of any material agreement, instrument, order, writ, judgment or decree known to us after due inquiry to which the Borrower or the Designated Subsidiaries, or any of their respective Subsidiaries is a party or by which any of its properties or assets are bound, or (y) any present United States federal or New York statute, rule or regulation binding on the Borrower or the Designated Subsidiaries or any of their respective Subsidiaries, or (B) results in the creation of any Lien upon any of the properties or assets of the Borrower or the Designated Subsidiaries, or any of their respective Subsidiaries under any agreement or order referred to in clause (x) above.

          3. No consents or approvals of, authorizations by, or registrations, declarations or filings with, any United States federal or New York governmental authority are required by the Borrower or the Designated Subsidiaries in connection with the execution and delivery by the Borrower and the Designated Subsidiaries of the Credit Agreement or the extensions of credit thereunder or the payment by the Borrower or the Designated Subsidiaries of its obligations thereunder.

          4. There are no actions, suits or proceedings pending or threatened, to the best of our knowledge after due inquiry, against the Borrower or the Designated Subsidiaries or any of their respective Subsidiaries which have a significant likelihood of materially and adversely affecting either the ability of the Borrower or the Designated Subsidiaries to perform their obligations under any Loan Document or the financial condition or operations of the Borrower or the Designated Subsidiaries and their respective Subsidiaries, taken as a whole.

          5. The making of the Loans and the application of the proceeds thereof as provided in the Credit Agreement do not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

          6. It is not necessary in connection with the execution and delivery of the Credit Agreement for Banks to register the Credit Agreement or the Loans under the Securities Act of 1933, as amended, or to qualify any indenture in respect thereof under the Trust Indenture Act of 1939, as amended.

          7. Neither the Borrower nor any of the Designated Subsidiaries is an "investment company" or company "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

          8. The Hughes Guaranty constitutes the legally valid and binding obligation of Hughes, enforceable against Hughes in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

          The foregoing opinions are subject to the following comments and qualifications:

          A. With respect to our opinion in paragraph 1 above, the validity, binding effect and enforceability of the Credit Agreement is subject to all applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and to the possible judicial application of foreign laws or governmental action affecting the enforcement of creditors' rights. In addition, we advise you that the enforceability of the Credit Agreement is subject to the effect of general principles of equity including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

          B. The enforceability of Section 11.14 of the Credit Agreement may be limited by laws limiting the enforceability of provisions exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct.

          C. The enforceability of provisions in the Credit Agreement or the Hughes Guaranty to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

          D. We express no opinion as to (i) the effect of the laws of any jurisdiction in which any Bank is located (other than the State of new York) that limits the interest, fees or other charges such Bank may impose, (ii)
Section 11.17 of the Credit Agreement, (iii) the first sentence of Section 11.19 of the Credit Agreement and the first sentence of Section 15 of the Hughes Guaranty insofar as such sentences relate to any United States District Court sitting in New York or (iv) Section 11.18 of the Credit Agreement to the extent it purports to be a waiver of immunity acquired after the execution and delivery of the Credit Agreement.

          E. Our opinions in paragraphs 3 and 4 above as to compliance with certain statutes, rules and regulations and as to the lack of any required consents or approvals of, authorizations by, or registrations, declarations or filings with certain governmental authorities are based upon a review of those statutes, rules and regulations which, in our experience, are normally applicable to transactions of the type contemplated by the Credit Agreement.

          At the request of our clients, this opinion is provided to you by us in our capacity as New York counsel to the Borrower, the Designated Subsidiaries and Hughes, and this opinion letter may not be relied upon by any Person or quoted or reproduced for any purpose other than in connection with the transactions contemplated by the Credit Agreement (including in connection with any assignments contemplated by the Credit Agreement and any such permitted assignee may rely on this opinion as if were addressed and had been delivered to such assignee on the date hereof) without, in each instance, our prior written consent, except that this opinion may be disclosed to regulatory or other governmental authorities having jurisdiction over you requesting (or requiring) such disclosure.

                                             Very truly yours,

                                  SCHEDULE A


Citibank, N.A.
Bank of America National Trust and Savings Association
Deutsche Bank AG New York and Cayman Islands Branches
The Chase Manhattan Bank
The First National Bank of Chicago
Morgan Guaranty Trust Company of New York
Westdeutsche Landesbank Girozentrale- New York and Cayman Islands Branches The Bank of New York
Banque Nationale De Paris
Paribas
Mellon Bank, N.A.
San Paolo IMI Bank
Bank Hapolim B.M.
Bayerische Landesbank Girozentrale, Cayman Islands Branch
KBC Bank, N. V.
The Mitsubishi Trust and Banking Corporation, New York Branch
UniCredito Italino S.p.A.

                                 Schedule A-1

                                  EXHIBIT H-1

           [FORM OF OPINION OF ASSISTANT GENERAL COUNSEL TO HUGHES]

                [Letterhead of Hughes Electronics Corporation]


To: The Banks listed on Schedule A hereto and Citicorp USA, Inc., as Administrative Agent

     Re:  SurFin Ltd.
          Credit Agreement dated as of June 3, 1999
          -----------------------------------------

Gentlemen:

          I am the Assistant General Counsel of Hughes Electronics Corporation, a Delaware corporation ("Hughes"), in connection with the guaranty (the "Guaranty"), dated the date hereof, executed and delivered by Hughes pursuant to and in the form or Exhibit D to that certain Credit Agreement dated as of June 3, 1999 (the "Credit Agreement") by and among SurFin Ltd., an international business company organized and existing under the laws of the Bahamas (the "Borrower"), the Designated Subsidiaries (the "Designated Subsidiaries"), the banks named therein (the "Banks"), Bank of America National Trust and Savings Association, as Syndication Agent, Deutsche Bank AG, New York and Cayman Islands Branches, as Documentation Agent, and The Chase Manhattan Bank, The First National Bank of Chicago, Morgan Guaranty Trust Company of New York, and Westdeutsche Landesbank Girozentrale, New York and Cayman Islands Branches, as Senior Managing Agents, and Citicorp USA, Inc. as administrative agent for the Banks (in such capacity "Administrative Agent"). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement. This opinion is rendered to you pursuant to Section 5.1(a)(vi)(D) of the Credit Agreement.

          As Assistant General Counsel to Hughes, I have caused to be made such legal and factual examinations and inquiries, including an examination of originals or copies, certified or otherwise identified to my satisfaction as authentic, of such corporate records, agreements, instruments and other documents as I have deemed necessary or appropriate for the purposes of this opinion. I have caused to be obtained such certificates and other assurances (copies of which have been delivered to you) from public officials and officers and other employees of Hughes as I considered necessary or appropriate for the purpose of rendering this opinion. I have assumed the genuineness of all signatures (except that of Hughes), the authenticity of all documents submitted to me as originals, and the conformity with the originals of all documents submitted to me as copies.

          Based upon the foregoing and in reliance thereon, and subject to the qualifications, limitations and assumptions set forth herein, I am of the opinion that, as of the date hereof:

          1. Hughes is a corporation duly incorporated and validity existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own and lease its properties and conduct its business as presently owned and conducted.

                                     H1-1

          2. Hughes is duly qualified to do business as a foreign corporation in good standing in the State of California.

          3. Hughes has full corporate power and authority to guarantee the Borrower's and the Designated Subsidiaries' obligations under the Credit Agreement, to execute and deliver the Guaranty and to perform its obligations thereunder.

          4. All corporate action required to be taken by Hughes for the authorization, execution and delivery of the Guaranty by Hughes and the performance by Hughes of its obligations thereunder has been duly taken.

          5. The Guaranty has been duly executed and delivered by Hughes and is a valid and binding agreement of Hughes, enforceable against Hughes in accordance with its terms, subject to the limitations, qualifications, exceptions and assumptions set forth below.

          6. To my knowledge, after causing to be conducted such legal and factual examination and inquiries and causing to be conducted such discussions with and obtaining such certificates or other confirmations from officers and other employees of Hughes as I considered appropriate in the circumstances, no consent, permission, authorization, order or license of any United States federal or New York governmental authority is necessary in connection with the execution and delivery of the Guaranty by Hughes and Hughes' performance of its obligations under the Guaranty.

          7. There is no provision of the Certificate of Incorporation or the Bylaws of Hughes which would be contravened by the execution and delivery of the Guaranty by Hughes or by the performance by Hughes of its obligations under the Guaranty.

          8. Hughes is not an "investment company" as defined in the Investment Company Act of 1940, as amended.

          9. To my knowledge, after causing to be conducted such legal and factual examination and inquiries and causing to be conducted such discussions with and obtaining such certificates or other confirmations from officers and other employees of Hughes as I considered appropriate in the circumstances, no consent or approval of any trustee or holder of any material indebtedness of Hughes is necessary in connection with the execution and delivery of the Guaranty by Hughes and Hughes' performance of its obligations under the Guaranty.

          10. There is no provision of any indenture or material agreement for borrowed money to which Hughes is a party or under which Hughes is obligated, and of which I am aware, after causing to be conducted such legal and factual examinations and inquiries and causing to be conducted such discussion with and obtaining such certificates or other confirmations from officers and other employees of Hughes as I considered appropriate in the circumstances, which would be contravened by the execution and delivery of the Guaranty by Hughes or by the performance by Hughes of its obligations under the Guaranty.

          11. To my knowledge, after causing to be conducted such legal and factual examinations and inquiries and causing to be conducted such discussions with and obtaining such certificates or other confirmations from officers and other employees of Hughes as I

                                     H1-2
considered appropriate in the circumstances, there is no judgment, decree or order of any court or governmental agency binding on Hughes which would be contravened by the execution and delivery of the Guaranty by Hughes and Hughes' performance of its obligations under the Guaranty.

          The opinion expressed in paragraph 5 is subject to the following limitations, qualifications, exceptions and assumptions:

          (a) the enforcement of the Guaranty may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws or by equitable principles relating to or limiting the rights of creditors generally;

          (b) the use of the term enforceable shall not imply any opinion as to the availability of equitable remedies;

          (c) The unenforceability under certain circumstances, under New York or federal law or court decisions, of provisions expressly or by implication waiving broadly or vaguely stated rights, unknown future rights, defenses to obligations or rights granted by law, where such waivers are against public policy or prohibited by law;

          (d) The unenforceability under certain circumstances of provisions to the effect that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy, that election of a particular remedy or remedies does not preclude recourse to one or more other remedies or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy;

          (e) The unenforceability under certain circumstances of provisions indemnifying a party against liability for its own wrongful or negligent acts or where such indemnification is contrary to public policy or prohibited by law; and

          (f) The enforceability under certain circumstances of provisions imposing penalties, forfeitures, late payment charges or an increase in interest rate upon delinquency in payment or the occurrence of a default.

          To the extent that the obligations of Hughes may be dependent upon such matters, I assume for purposes of this opinion that each of the Banks is duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization; that each of the Banks is duly qualified to engage in the transaction covered by this opinion; that the Credit Agreement has been duly authorized, executed and delivered by each of the Banks and that the Credit Agreement constitutes the valid and binding obligation of each of the Banks, enforceable in accordance with its terms; and that each of the Banks has the requisite corporate or organizational and legal power and authority to own its properties, to carry on its business as now being conducted and to perform its obligations under the Credit Agreement, including, without limitation, to make the loans under the Credit Agreement. I am not expressing any opinion as to the effect of or the compliance by any Bank with any state or federal laws or regulations applicable to the transactions because of the nature of its respective business.

                                     H1-3

          I am a member of the bar of the State of California. Subject to the limitations set forth herein, I am opining herein as to the effect on the subject transaction only of the federal laws of the United States and the General Corporation Law of the State of Delaware. In this regard, I note that the Credit Agreement and the Guaranty contain provisions to the effect that the laws of jurisdictions other than those of the State of California are intended to be governing. For purposes of the opinions expressed herein I have assumed, with your consent, without any independent investigation, that the laws of all jurisdictions that may govern the Credit Agreement and the Guaranty other than those of the State of California are identical in all relevant respects to the laws of the State of California. Except as expressly noted, I have not considered, and express no opinion on, the laws of any other jurisdiction.

          This opinion is rendered to the Banks and Administrative Agent and is solely for their benefit in connection with the above transaction. This opinion may not be relied upon by the Banks or Administrative Agent for any other purpose, or furnished to, quoted to or relied upon by any other person, firm or corporation for any purpose without my prior written consent. You may, however, deliver a copy of this opinion to permitted assignees of all or a portion of a Bank's rights and obligations under the Credit Agreement in connection with such assignment and such assignees may rely on this opinion. This opinion may also be disclosed to regulatory or other governmental authorities having jurisdiction over you requesting (or requiring) such disclosure.

                               Very truly yours,

                                     H1-4

                                  SCHEDULE A

Citibank, N.A.
Bank of America National Trust and Savings Association
Deutsche Bank AG New York and Cayman Islands Branches
The Chase Manhattan Bank
The First National Bank of Chicago
Morgan Guaranty Trust Company of New York
Westdeutsche Landesbank Girozentrale- New York and Cayman Islands Branches The Bank of New York
Banque Nationale De Paris
Paribas
Mellon Bank, N.A.
San Paolo IMI Bank
Bank Hapolim B.M.
Bayerische Landesbank Girozentrale, Cayman Islands Branch
KBC Bank, N. V.
The Mitsubishi Trust and Banking Corporation, New York Branch
UniCredito Italino S.p.A.

                                 Schedule A-1

                                  EXHIBIT H-2

                    [FORM OF OPINION OF COUNSEL TO DARLENE]

                      [THE LETTERHEAD OF FOREIGN COUNSEL]

                              ____________, 1999

Citicorp USA, Inc., as Administrative Agent
[Address
 of Agent]

     and

The Banks Listed on
 Schedule A Hereto

          Re: Credit Agreement dated as of June 3, 1999 among SurFin Ltd., Dish Placement Services, Ltd., White Holding B.V., the Banks named therein, Bank of America National Trust and Savings Association, as Syndication Agent, Deutsche Bank AG, New York and Cayman Islands Branches, as Documentation Agent, and The Chase Manhattan Bank, The First National Bank of Chicago, Morgan Guaranty Trust Company of New York, and Westdeutsche Landesbank Girozentrale, New York and Cayman Islands Branches, as Senior Managing Agents, and Citicorp USA, Inc., as Administrative Agent

Ladies and Gentlemen:

          1. We have acted as Cayman Islands counsel to Darlene Investments LLC, an exempted company organized and existing under the laws of the Cayman Islands ("Guarantor"), in connection with that certain Guaranty (the "Guaranty") dated the date hereof, in the form of Exhibit E to the Credit Agreement. This opinion is rendered to you in compliance with subsection 5.1(a)(vi)(E) of the Credit Agreement.

          2. Capitalized terms used herein without definition have the same meanings as in the Credit Agreement.

          3. For the purposes of this opinion, we have examined and relied upon the following documents:

          (i)   an execution copy of the Credit Agreement;

          (ii)  a copy of the Guaranty;

          (iii) a certified copy of the Certificate of Incorporation of the Guarantor;

                                     H2-1

          (iv) certified copies of the Memorandum and Articles of Association of the Guarantor adopted by special resolution on 13th December 1995 and amended by special resolutions on 14th August 1996 and 28th April 1999 (the "Memorandum and Articles");

          (v) the minute book and statutory registers of the Guarantor including resolutions of the Directors of the Guarantor (the "Directors") dated June 3, 1999 and resolutions of the shareholders of the Guarantor dated June 3, 1999;

          (vi) the cause list kept at the Clerk of the Courts' office in the Cayman Islands as at June ___, 1999;

          (vii) a certificate of good standing in respect of the Guarantor dated [____], 1999 and issued by the Registrar of Companies of the Cayman Islands; and

          (viii) a certificate of the Directors dated June 3, 1999 (the "Directors' Certificate").

          4. This opinion is based solely on the facts subsisting at the date hereof and of which we are aware. We are qualified to advise as to Cayman Islands law only and our opinion relates solely to the laws of the Cayman Islands in force at the date hereof and as currently applied by the courts of the Cayman Islands. We have not, for the purposes of this opinion, made any investigation of the laws, rules or regulations of any other jurisdiction, including, but not limited to, the laws of the State of New York and federal laws of the United States of America.

          5. In giving this opinion, we have relied upon the accuracy of the Directors' Certificate without further verification and upon the following assumptions which we have not independently verified:

          (i) The genuineness of all seals and signatures on all documents which, or copies of which, were examined by us and the genuineness of all such documents submitted to us as originals and the conformity with their respective originals of all such documents submitted to us as copies;

          (ii) The Memorandum and Articles reviewed by us are the Memorandum and Articles of Association of the Guarantor in force on the date hereof;

          (iii) The statutory registers and minute books of the Guarantor examined by us for the purposes of this opinion were true, complete and up to date at the time of our examination;

          (iv) To the extent that any of the matters to which this opinion relates depend on the capacity, authority or legal right of parties under relevant laws and regulations, the capacity, power, authority and legal right of all parties under all relevant laws and regulations (other than, in relation to the Guarantor only, the laws and regulations of the Cayman Islands) to enter into, execute and perform their respective obligations under the Credit Agreement and Guaranty;

                                     H2-2

          (v) To the extent that any of the matters to which this opinion relates depend on (a) the due authorization, execution and delivery by the other parties to the Credit Agreement or the Guaranty or (b) the enforceability thereof in accordance with their respective terms under the laws of New York and other relevant laws, rules or regulations, each of the Credit Agreement (in the form of the execution copy examined by us) and Guaranty has been duly authorized, executed and delivered by or on behalf of each of the parties thereto (other than in the case of the Guaranty only, the Guarantor) and constitutes the legal, valid and binding obligations of the parties thereto, enforceable in accordance with their respective terms under the laws of New York and all other relevant laws, rules and regulations (other than, in the case of the Guaranty only, the laws of the Cayman Islands);

          (vi) The choice of New York law as the governing law of each of the Credit Agreement and the Guaranty has, in each case, been made in good faith and will, in each case, be regarded as a valid and binding selection which be upheld by the courts of New York, the United States federal courts and the courts of any other relevant jurisdiction (other than, in the case of the Guaranty only, the courts of the Cayman Islands);

          (vii) There is no applicable provision of the laws or regulations of any jurisdiction (other than, in relation to the Guaranty only, the Cayman Islands) or any public policy in any jurisdiction (including the Cayman Islands) which would be or, as the case may be, has been contravened by the execution or delivery of the Credit Agreement and the Guaranty and, insofar as any obligation expressed to be incurred under the Guaranty is to be performed in or is otherwise subject to any applicable laws of any jurisdiction other than the Cayman Islands, its performance will not be illegal or ineffective by virtue of the laws of that jurisdiction;

          (viii) All authorizations, approvals, consents, licenses and exemptions of any government or any agency or department thereof or any other person required by, and all requirements of, each of the parties to the Credit Agreement and the Guaranty (other than, in the case of the Guaranty only and in the case of the laws and regulations of the Cayman Islands only, the Guarantor) for the legality, validity, enforceability, proper performance and observance and admissibility in evidence of each of the Credit Agreement and the Guaranty have been or will have been obtained or fulfilled and are or will remain in full force and effect and any conditions to which they are subject have been satisfied or waived by the parties entitled to the benefit thereof; and

          (ix) All notarizations, consularizations, filings, recordings, registrations and enrollments of each of the Credit Agreement and the Guaranty with any court or authority of or in any jurisdiction outside the Cayman Islands and all payments outside the Cayman Islands of stamp duty, registration or other tax on or in relation to the Credit Agreement and the Guaranty that are necessary in order to ensure the legality, validity, enforceability or admissibility in evidence of either of the Credit Agreement and the Guaranty have been made and/or paid in relation to the same.

          6. Based upon and subject to the foregoing, and subject to any matters not disclosed to us and to the assumptions and qualifications hereinbefore and hereinafter set out, we are of the opinion that:

                                     H2-3

          (i) The Guarantor is an exempted company with limited life duly incorporated, validly existing and in good standing under the laws of the Cayman Islands with full corporate power and authority to carry out any object not prohibited by The Companies Law (1998 Revision) or any other law;

          (ii) The Guarantor has full corporate power and authority to execute, deliver and perform its obligations under the Guaranty;

          (iii) The execution, delivery and performance of the Guaranty have been duly authorized by all necessary corporate action by the Guarantor, and the Guaranty has been duly executed by the Guarantor.

          (iv) No constitutional provision, law, ordinance or decree of the Cayman Islands or any government agency or department of the Cayman Islands and no provision of the Memorandum and Articles of Association of the Guarantor is or will be contravened by the execution and delivery of the Guaranty or the performance and observance of the terms thereof by the Guarantor;

          (v) It is not necessary or advisable to ensure the enforceability or admissibility in evidence in the Cayman Islands of the Guaranty that it be notarized, filed, recorded, registered or enrolled in any court, public authority or elsewhere in the Cayman Islands;

          (vi) The choice by the parties to the Guaranty of the laws of the State of New York as the governing law of the Guaranty would be recognized and given effect by the courts of the Cayman Islands;

          (vii) Nothing under Cayman Islands law prevents the submission to jurisdiction by the Guarantor, the appointment of the agent for service of process by Guarantor and the designation of the agent for service of process being valid and effective and binding on the Guarantor;

          (viii) The obligations of the Guarantor under the Guaranty are enforceable by the Administrative Agent against the Guarantor in accordance with its terms in a proceeding at law in the courts of the Cayman Islands; and

          (ix) There is no statutory enforcement in the Cayman Islands of judgements obtained in a state or United States federal court in the State of New York or the United States of America but such a judgment will be actionable in the courts of the Cayman Islands on the principle that a judgement of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgement has been given, provided that:

          (a)     the foreign court had jurisdiction to pronounce the judgement;

          (b) the judgement is final and conclusive and is for a definite liquidated sum of money not being in respect of taxes or a fine or other penalty; and

          (c) the judgement was not obtained by fraud or in proceedings which were contrary to natural justice or in any other manner contrary to the laws or public policy of

                                     H2-4
     the Cayman Islands and the judgement is not of a kind, the enforcement of which is contrary to the laws or public policy of the Cayman Islands.

          7. The foregoing opinions are subject to the following qualifications, limitations and reservations:

          (i) The term "enforceable" and its cognates, as used in this opinion, mean that the obligations assumed under the Guaranty are of a type which the courts of the Cayman Islands enforce. It does not mean that those obligations will necessarily be enforced in all circumstances. For example:

          (a) Enforcement of obligations and the priority of obligations may be limited by bankruptcy, insolvency, liquidation, reorganization, moratorium, reconstruction or other similar laws, rules or regulations of general application relating to or affecting the rights of creditors or by prescription or lapse of time;

          (b) Enforcement may be limited by general principles of equity, and in particular the availability of certain equitable remedies such as injunction and specific performance will be at the discretion of the courts and, for example, a court might make an award of damages where specific performance of an obligation or some other equitable remedy is sought but the courts considers damages to be an adequate remedy;

          (c) Claims may become barred under the statutes of limitation or may be or become subject to defences of set off or counterclaim;

          (d) Where obligations are to be performed in a jurisdiction outside the Cayman Islands, they may not be enforceable in the Cayman Islands to the extent that performance would be illegal under the laws or contrary to the public policy of that other jurisdiction;

          (e) The Cayman Islands court has jurisdiction to give judgement in the currency of the relevant obligation and statutory rates of interest payable upon judgements given after 1st June, 1995 will vary according to the currency of the judgement. In the event that the Guarantor becomes insolvent and is made subject to a liquidation proceeding, the Cayman Islands court is likely to require all debts to be proved in a common currency, which is likely to be the "functional currency" of the Guarantor determined in accordance with applicable accounting principles; currency indemnity provisions have not been tested, so far as we are aware, in the courts of the Cayman Islands;

          (f) A certificate, determination or calculation of any party to the Credit Agreement or the Guaranty as to any matter provided therein might be held by a Cayman Islands court not to be conclusive, final and binding if, for example, it could be shown to have an unreasonable or arbitrary basis or in the event of manifest error;

          (g) In principle a Cayman Islands' court will award costs and disbursements in litigation in accordance with contractual provisions in this regard but the applicable rule of court (GCR Order 62, rule 2) has been in force only since 1st June, 1995 and there

                                     H2-5
     remains some uncertainty as to the way in which it will be applicable in practice. Whilst it is clear that costs incurred prior to judgement can be recovered in accordance with the contract, it is likely that post-judgement costs will be recoverable, if at all, in accordance with the scales laid down in the Grand Court (Taxation of Costs) Rules 1995;

          (h) Under Article 70 of the Guarantor's Articles of Association, all cheques, promissory notes, drafts, bills of exchange, other negotiable instruments and other obligations of the Guarantor in an amount that exceeds $2.25 million must be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, by one signatory designated by the Bessemer Designees (as defined in the Articles of Association of the Guarantor);

          (ii) The severability of any provisions of the Guaranty which are illegal, invalid or unenforceable under the laws of any jurisdiction is, as a matter of Cayman Islands law, at the discretion of the courts;

          (iii) Where under the Guaranty any of the parties is vested with a discretion or may determine a matter in its opinion, Cayman Islands law may require that such discretion is exercised reasonably or that such opinion is based on reasonable grounds;

          (iv) Stamp duty will be payable if the Credit Agreement or the Guaranty is executed in, brought to or produced before a court of the Cayman Islands. At current rates, in such circumstances, stamp duty of CI$2.00 will be payable on the Credit Agreement and CI$6.00 will be payable on the Guaranty;

          (v) Whereas our investigation of the minute book and statutory registers of the Guarantor did not indicate that any steps had been taken for the voluntary winding up or reorganization of he Guarantor, and our examination of the cause list kept at the Clerk of the Court's office in the Cayman Islands on June __, 1999 revealed no winding up petitions against, or reorganization proceedings of the Guarantor, our findings must not be taken as conclusive because minutes of meetings may not have been kept fully up to date and impending winding up or reorganization proceedings may not have, as at such date, been included in the cause list;

          (vi) Certain provisions, for example, provisions for default interest, default fines or similar provisions, may be unenforceable to the extent that they are considered by a Cayman Islands court to be penal in nature rather than a genuine pre-estimate of loss; and

          (vii) The courts of the Cayman Islands will not enforce any provisions of any of the Guaranty to the extent that the same may be contrary to public policy in the Cayman Islands.

          (viii) Any term of the Guaranty herein referred to may be amended orally or by a course of conduct by the parties thereto, notwithstanding any provision to the contrary contained herein;

          (ix) We make no comment with regard to the references to foreign statutes in the Guaranty;

                                     H2-6

          (x) We express reservations regarding the validity of any expressed undertaking of a company which purports to prevent it from exercising its statutory powers under The Companies Law (1998 Revision), (such as for example to prevent it from amending or altering its Memorandum and Articles of Association or its share capital);

          (xi) To maintain the Guarantor in good standing under the laws of the Cayman Islands, annual filing fees must be paid and returns made to the Registrar of Companies. A failure to pay annual return fees in respect of the Guarantor will result in the Guarantor being struck from the Register of Companies whereupon its assets will vest in the Cayman Islands government and all unauthorized dealings therewith will become illegal;

          (xii) Cayman Islands conflict of law principles are derived from English common law and in the Cayman Islands, as in England, the concept of governing law does not imply that all matters pertaining to the contract or instrument (for example the assignability of choses in action constituted by another system of law) will necessarily be determined exclusively by the governing law. A Cayman Islands court may not apply the laws of another jurisdiction if to do so would be contrary to the laws or public policy of the Cayman Islands; and

          (xiii) A court may stay proceedings if concurrent proceedings are being brought elsewhere;

          (xiv) To the extent that the obligations of the Guarantor under the Guaranty mentioned herein involve the government of any country which is currently the subject of United Nations sanctions (namely Iraq, Libya, Rwanda, Sierra Lcone and parts of former Yugoslavia, and each an "Affected Country"), any person or body resident in, incorporated in or constituted under the laws of any Affected Country or exercising public functions in any Affected Country or any person or body controlled by any of the foregoing or by any person acting on behalf of any of the foregoing, they may be subject to restrictions pursuant to such sanctions as implemented under the laws of the Cayman Islands.

          This opinion is rendered only to Administrative Agent and Banks and is solely for their benefit in connection with the above transactions. This opinion may not be relied upon by Administrative Agent or Banks for any other purpose, or quoted to or relied upon by any other person, firm or corporation for any purpose without our prior written consent. You may, however, deliver a copy of this opinion to permitted assignees of all or a portion of a Bank's rights and obligations under the Credit Agreement in connection with such assignment and such assignees may rely hereon. This opinion may also be disclosed to regulatory or other governmental authorities having jurisdiction over you requesting (or requiring) such disclosure.


                                   Very truly yours,

                                     H2-7

                                  SCHEDULE A


Citibank, N.A.
Bank of America National Trust and Savings Association
Deutsche Bank AG New York and Cayman Islands Branches
The Chase Manhattan Bank
The First National Bank of Chicago
Morgan Guaranty Trust Company of New York
Westdeutsche Landesbank Girozentrale- New York and Cayman Islands Branches The Bank of New York
Banque Nationale De Paris
Paribas
Mellon Bank, N.A.
San Paolo IMI Bank
Bank Hapolim B.M.
Bayerische Landesbank Girozentrale, Cayman Islands Branch
KBC Bank, N. V.
The Mitsubishi Trust and Banking Corporation, New York Branch
UniCredito Italino S.p.A.

                                 Schedule A-1

                                   EXHIBIT I

                   [FORM OF OPINION OF O'MELVENY & MYERS LLP
                            AS OF THE CLOSING DATE]

                              _____________, 1999

Citicorp USA, Inc., as Administrative Agent
2 Penns Way
Suite 200
New Castle, Delaware  19720

and

The Banks Party to the Credit Agreement
  Referred to Below

          Re: Credit Agreement dated as of June 3, 1999 among SurFin Ltd., the Designated Subsidiaries, the Banks named therein, Bank of America National Trust and Savings Association, as Syndication Agent, Deutsche Bank AG, New York and Cayman Islands Branches, as Documentation Agent, and The Chase Manhattan Bank, The First National Bank of Chicago, Morgan Guaranty Trust Company of New York, and Westdeutsche Landesbank Girozentrale, New York and Cayman Islands Branches, as Senior Managing Agents, and Citicorp USA, Inc., as Administrative Agent
                   ------------------------------

Ladies and Gentlemen:

          We have participated in the preparation of the Credit Agreement dated as of June 3, 1999 (the "Credit Agreement"; capitalized terms defined therein and not otherwise defined herein are used herein as therein defined) among SurFin Ltd. (the "Borrower"), the Designated Subsidiaries (the "Designated Subsidiaries" and together with the Borrower the "Obligors"), the Banks named therein (the "Banks"), Bank of America National Trust and Savings Association, as Syndication Agent, Deutsche Bank AG, New York and Cayman Islands Branches, as Documentation Agent, and The Chase Manhattan Bank, The First National Bank of Chicago, Morgan Guaranty Trust Company of New York, and Westdeutsche Landesbank Girozentrale, New York and Cayman Islands Branches, as Senior Managing Agents, and Citicorp USA, Inc., as Administrative Agent, and have acted as special counsel for the Administrative Agent for the purpose of rendering this opinion pursuant to Section 5.1(a)(vii) of the Credit Agreement.

          We have participated in various conferences and telephone conferences with representatives of the Borrower, the Designated Subsidiaries and the Administrative Agent and conferences and telephone calls with counsel to the Borrower and Hughes, and with your representatives, during which the Credit Agreement and related matters have been discussed, and we have also participated in the meeting held on the date hereof (the "Closing") incident to the effectiveness of the Credit Agreement. We have reviewed the forms of the Credit Agreement and the exhibits thereto, and the opinions of Graham, Thompson & Company], Bahamas counsel to the Borrower, Wilmer, Cutler & Pickering, New York counsel to the Borrower, and Keith U. Landenberger, Assistant General Counsel of Hughes (the "Opinions"), and officers' certificates and other documents delivered at the Closing. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals or copies, the due authority of all persons executing the same, and we have relied as to factual matters on the documents which we have reviewed.

          On the basis of such examination, our reliance upon the assumptions contained herein and our consideration of those questions of law we considered relevant and subject to the limitations and qualifications in this opinion, we are of the opinion that:

          1. The Credit Agreement and the Hughes Guaranty each constitutes the legally valid and binding obligations of the Obligors and Hughes, respectively, enforceable against the Obligors and Hughes, respectively in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law. In giving the foregoing opinion, we have assumed, without independent investigation, that each of the Credit Agreement and the Hughes Guaranty has been duly authorized by all necessary corporate action on the part of each of the Obligors and Hughes, respectively, and has been duly executed and delivered by each of the Obligors and Hughes, respectively.

          2. The Opinions are satisfactory in form to us and, in our opinion, you are justified in relying thereon.

          Our opinions in paragraph 1 above as to the enforceability of the Credit Agreement and the Hughes Guaranty are subject to:

              (a) public policy considerations, statutes or court decisions that may limit the rights of a party to obtain indemnification against its own gross negligence, willful misconduct or unlawful conduct; and

              (b) the unenforceability under certain circumstances of waivers of rights granted by law where the waivers are against public policy or prohibited by law.

          We express no opinion as to the effect of non-compliance by you with any state or federal laws or regulations applicable to the transactions contemplated by the Credit Agreement because of the nature of your business.

          The law covered by this opinion is limited to the present federal law of the United States and the present law of the State of New York. We express no opinion as to the laws of any other jurisdiction.

          This opinion is furnished by us as special counsel for the Administrative Agent and may be relied upon by you only in connection with the Credit Agreement. It may not be used or relied upon by you for any other purpose or by any other person, nor may copies be delivered to any other person, without in each instance our prior written consent. You may, however, deliver a copy of this opinion to permitted assignees of all or a portion of a Bank's rights and obligations under the Credit Agreement in connection with such assignment, and such assignees may rely on this opinion as if it were addressed and had been delivered to them on the date of this opinion. This opinion may also be disclosed to regulatory and other governmental authorities having jurisdiction over you requesting (or requiring) such disclosure.

                                                 Respectfully submitted,

                                   EXHIBIT J

                           ASSIGNMENT AND ACCEPTANCE
                           -------------------------

                           Dated ___________, _____

          Reference is made to the Credit Agreement dated as of June 3, 1999 (as amended from time to time, the "Credit Agreement") among SurFin Ltd., a Bahamas international business company (the "Borrower"), the Designated Subsidiaries (as defined in the Credit Agreement), the Banks (as defined in the Credit Agreement), Bank of America National Trust and Savings Association, as Syndication Agent, Deutsche Bank AG, New York and Cayman Islands Branches, as Documentation Agent, and The Chase Manhattan Bank, The First National Bank of Chicago, Morgan Guaranty Trust Company of New York, and Westdeutsche Landesbank Girozentrale, New York and Cayman Islands Branches, as Senior Managing Agents, and Citicorp USA, Inc., as Administrative Agent for the Banks (the "Administrative Agent"). Terms defined in the Credit Agreement and not defined herein are used herein with the same meaning.

     ______________ (the "Assignor") and ______________ (the "Assignee") agree as follows:

          1. The Assignor hereby sells and assigns without recourse to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the Effective Date (defined below) which represents the percentage interest specified on Schedule 1 of all outstanding rights and obligations under the Credit Agreement, including, without limitation, such interest in the Assignor's Commitment and the Loans owing to the Assignor.
After giving effect to such sale and assignment, the Assignee's Commitment, the amount of the Loans owing to the Assignee, and the Termination Date of the Assignee will be as set forth in Section 2 of Schedule 1. In consideration of Assignor's assignment, Assignee hereby agrees to pay to Assignor, on the Effective Date, the amount of $___________ in immediately available funds by wire transfer to Assignor's office at ____________________________.

          Without limiting the generality of the foregoing, the parties hereto hereby expressly acknowledge and agree that any assignment of all or any portion of Assignor's rights and obligations relating to Assignor's Commitment shall include (i) in the event Assignor is an Issuing Bank with respect to any outstanding Letters of Credit (any such Letters of Credit being "Assignor Letters of Credit"), the sale to Assignee of a participation in the Assignor Letters of Credit and any drawings thereunder as contemplated by Section 2.11(c) of the Credit Agreement and (ii) the sale to Assignee of a ratable portion of any participations previously purchased by Assignor pursuant to said subsection 2.11(c) with respect to any Letters of Credit other than the Assignor Letters of Credit.

          2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit

Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any Designated Subsidiary or any Guarantor or the performance or observance by the Borrower, any Designated Subsidiary or any Guarantor of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto.

          3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an [Eligible Assignee] [Approved Bank Affiliate]; (iv) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank; and (vi) specifies as its Lending Office or Lending Offices (and address for notices) the offices set forth beneath its name on the signature pages hereof.

          4. Following the execution of this Assignment and Acceptance by the Assignor and the Assignee, the Assignment and Acceptance will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date of this Assignment and Acceptance shall be the date of acceptance thereof by the Administrative Agent, unless otherwise specified on
Schedule 1 hereto (the "Effective Date").

          5. Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

          6. Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Effective Date directly between themselves.

          7. The Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

          IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective officers thereunto duly authorized, as of the date first above written, such execution being made on
Schedule 1 hereto.

                                  Schedule 1
                                      to
                           Assignment and Acceptance
                            Dated __________, ____

Section 1.
---------

     Percentage Interest                                    _____%

Section 2.
---------

     Assignee's Commitment:                                  $_____
     Aggregate Outstanding Principal
     Amount of Loans owing to the Assignee:                  $_____

     Loans payable to the Assignee

     Principal amount:                                        _____

     Loans payable to the Assignor

     Principal amount:                                        _____

     Termination Date: __________, _____

Section 3.
---------

     Effective Date**: __________, _____


                                           [NAME OF ASSIGNOR]

                                           By:_________________
                                            Title:

                                           [NAME OF ASSIGNEE]

                                           By:_________________
                                            Title:
                                           Domestic Lending Office (and
                                            address for notices):
                                                  [Address]

                                           Eurodollar Lending Office:
                                                  [Address]



_______________________
** This date should be no earlier than the date of acceptance by the Agent.

                                 Schedule 1-1

Accepted this ____ day
of __________, ______

CITICORP USA, INC., as Administrative Agent

By:_________________________
 Title:

SURFIN LTD.

By:_________________________
 Title:

                                 Schedule 1-2

                                   EXHIBIT K

                             [FORM OF L/C REQUEST]

                                  L/C REQUEST

          Pursuant to that certain Credit Agreement dated as of June 3, 1999, as amended, supplemented or otherwise modified to the date hereof (said Credit Agreement, as so amended, supplemented or otherwise modified, being the "Credit Agreement", the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among SurFin Ltd., an international business company organized and existing under the laws of the Bahamas (the "Borrower"), the Designated Subsidiaries, the financial institutions listed therein as Banks, , Bank of America National Trust and Savings Association, as Syndication Agent, Deutsche Bank AG, New York and Cayman Islands Branches, as Documentation Agent, and The Chase Manhattan Bank, The First National Bank of Chicago, Morgan Guaranty Trust Company of New York, and Westdeutsche Landesbank Girozentrale, New York and Cayman Islands Branches, as Senior Managing Agents, and Citicorp USA, Inc., as Administrative Agent ("Administrative Agent"), this represents [name of Obligor]'s request for the issuance of a Letter of Credit as follows:

     1.  Name of Obligor for whose account
         ---------------------------------
         Letter of Credit is to be issued:  _____________________________
         --------------------------------

    2.   Issuing Bank:    _________________________________
         ------------

    3.   Date of issuance of Letter of Credit:  ________________, ________
         ------------------------------------

4.  Type of Letter of Credit:  -  a.  Commercial Letter of Credit (other than
    ------------------------
                                      a Usance Letter of Credit)
                               -  b.  Usance Letter of Credit
                               -  c.  Standby Letter of Credit

     5.  Face amount of Letter of Credit:  $________________________
         -------------------------------

     6.  Expiration date of Letter of Credit:  ________________, ________
         -----------------------------------

     7.  Attached hereto is an executed application to issue letter of credit in
         -----------------------------------------------------------------------
     the Issuing Bank's standard form setting forth the name and address of the
     --------------------------------------------------------------------------
     beneficiary, together with:
     --------------------------

         -  a.  the verbatim text of such proposed Letter of Credit
         -  b.  a description of the proposed terms and conditions of such

                Letter of Credit, including a precise description of any documents to be presented by the beneficiary which, if presented by the beneficiary prior to the expiration date of such Letter of Credit, would require the Issuing Bank to make payment (or in the case of a Usance Letter of Credit, accept a draft) under such Letter of Credit.

     8.  Purpose:  The following is a description of the purpose of the proposed
         -----------------------------------------------------------------------
     Letter of Credit:
     ----------------
                   ___________________________________________
                   ___________________________________________
                   ___________________________________________
                   ___________________________________________.

          We confirm that, pursuant to Section 5.3 of the Credit Agreement, as of the date hereof:

          (i) the representations and warranties set out in Section 6 of the Credit Agreement are true and correct in all material respects;

          (ii)  the most current financial statements delivered pursuant to
          Section 7.5 of the Credit Agreement present fairly the financial position and results of operation and changes in financial position of the Borrower and its consolidated Subsidiaries as at the end of, and for the fiscal period to which such statements relate as of the date thereof (subject, in the case of unaudited financial statements, to year end adjustments) and there has been no Material Change since the date thereof; and

          (iii) no Event of Default or Unmatured Event of Default has occurred and is continuing.

DATED: ____________________            [Name of Obligor for whose account Letter
                                       of Credit is to be issued]

                                             By: _______________________
                                             Title: ___________________

                                      K-2